Exhibit 10.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

by and among

THE MACERICH PARTNERSHIP, L.P.,

as the Borrower

THE MACERICH COMPANY,

as the Guarantor

DEUTSCHE BANK AG NEW YORK BRANCH,
and

THE INSTITUTIONS FROM TIME TO TIME PARTY HERETO,

as Lenders

DEUTSCHE BANK AG NEW YORK BRANCH,
as the Administrative Agent for the Lenders

DEUTSCHE BANK SECURITIES INC.,
JPMORGAN CHASE BANK, N.A.,

WELLS FARGO SECURITIES, LLC,

GOLDMAN SACHS BANK USA and

U.S. BANK NATIONAL ASSOCIATION,
as the Joint Lead Arrangers and Joint Bookrunning Managers

JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, NATIONAL

ASSOCIATION, GOLDMAN SACHS BANK USA and U.S. BANK NATIONAL

ASSOCIATION,
as the Co-Syndication Agents

PNC BANK, NATIONAL ASSOCIATION,
as the Documentation Agent

Dated as of July 6, 2016

i

ARTICLE 4.	Credit Support	41

4.1.	REIT Guaranty	41

ARTICLE 5.	Conditions Precedent	41

5.1.	Conditions Precedent to Amendment and Restatement	41
5.2.	Each Credit Event	43

ARTICLE 6.	Representations and Warranties	43

6.1.	Financial Condition	44
6.2.	No Material Adverse Effect	44
6.3.	Compliance with Laws and Agreements	44
6.4.	Organization, Powers; Authorization; Enforceability	44
6.5.	No Conflict	45
6.6.	No Material Litigation	45
6.7.	Taxes	45
6.8.	Investment Company Act	46
6.9.	Subsidiary Entities	46
6.10.	Federal Reserve Board Regulations	46
6.11.	ERISA Compliance	46
6.12.	Assets and Liens	47
6.13.	Securities Acts	47
6.14.	Consents, Etc.	48
6.15.	Hazardous Materials	48
6.16.	Regulated Entities	48
6.17.	Copyrights, Patents, Trademarks and Licenses, etc.	48
6.18.	REIT Status	49
6.19.	Insurance	49
6.20.	Full Disclosure	49
6.21.	Indebtedness	49
6.22.	Real Property	49
6.23.	Brokers	49
6.24.	No Default	50
6.25.	Solvency	50
6.26.	Foreign Assets Control Regulations, FCPA, etc.	50
6.27.	Sanctions	50

ARTICLE 7.	Affirmative Covenants	50

7.1.	Financial Statements	51
7.2.	Certificates; Reports; Other Information	52
7.3.	Maintenance of Existence and Properties	53
7.4.	Inspection of Property; Books and Records; Discussions	53
7.5.	Notices	53
7.6.	Expenses	54

7.7.	Payment of Indemnified Taxes and Other Taxes and Charges	55
7.8.	Insurance	55
7.9.	Hazardous Materials	55
7.10.	Compliance with Laws and Contractual Obligations	56
7.11.	REIT Status	56
7.12.	Use of Proceeds	56
7.13.	Management of Projects	56

ARTICLE 8.	Negative Covenants	56

8.1.	Liens	57
8.2.	Indebtedness	57
8.3.	Fundamental Change	57
8.4.	Dispositions	58
8.5.	Investments	58
8.6.	Transactions with Partners and Affiliates	59
8.7.	Margin Regulations; Securities Laws	59
8.8.	Organizational Documents	60
8.9.	Fiscal Year	60
8.10.	Distributions	60
8.11.	Financial Covenants of Borrower Parties	60

ARTICLE 9.	Events of Default	61

ARTICLE 10.	The Agents	64

10.1.	Appointment	64
10.2.	Delegation of Duties	64
10.3.	Exculpatory Provisions	64
10.4.	Reliance by the Agents	64
10.5.	Notice of Default	65
10.6.	Non-Reliance on Agents and Other Lenders	65
10.7.	Indemnification; Reimbursement	66
10.8.	Agents in Their Individual Capacity	67
10.9.	Successor Administrative Agent	67
10.10.	[Reserved]	67
10.11.	Limitations on Agents’ Liability	67

ARTICLE 11.	Miscellaneous Provisions	67

11.1.	No Assignment by the Borrower	67
11.2.	Modification	68
11.3.	Cumulative Rights; No Waiver	69
11.4.	Entire Agreement	70
11.5.	Survival	70
11.6.	Notices	70
11.7.	Governing Law	71

11.8.	Assignments, Participations, Etc.	71
11.9.	Counterparts; Electronic Execution	74
11.10.	Sharing of Payments	74
11.11.	Confidentiality	75
11.12.	Consent to Jurisdiction	75
11.13.	Waiver of Jury Trial	76
11.14.	Indemnity	76
11.15.	Telephonic Instruction	77
11.16.	Marshalling; Payments Set Aside	78
11.17.	Set-off	78
11.18.	Severability	78
11.19.	No Third Parties Benefited	78
11.20.	No Fiduciary Duty	79
11.21.	PATRIOT Act	79
11.22.	Time	79
11.23.	Effectiveness of Agreement	80
11.24.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	80

ARTICLE 12.	Definitions	80

12.1.	Defined Terms	80
12.2.	Other Interpretive Provisions	117

SCHEDULE OF ANNEXES, SCHEDULES AND EXHIBITS

SCHEDULES:

Schedule I(A)	Initial Revolving Commitments
Schedule I(B)	Initial Swing Line Commitments
Schedule I(C)	Initial Letter of Credit Commitments

Schedule 1.4	Existing Letters of Credit
Schedule 1.4A	Specified Letters of Credit
Schedule 6.6	Material Litigation
Schedule 6.9	Subsidiary Entities
Schedule 6.11	ERISA
Schedule 6.14	Consents
Schedule 6.15	Environmental Reports, Etc.
Schedule 6.21	Indebtedness
Schedule 6.22	Schedule of Properties
Schedule 7.13	Wholly-Owned Projects with Non-Standard Management Agreement
Schedule 8.1	Additional Permitted Liens
Schedule 8.5	Capital Stock of Joint Ventures
Schedule 8.6	Transactions with Affiliates
Schedule 11.6	Addresses for Notices, Etc.

EXHIBITS:

Exhibit A	Form of Borrowing Request
Exhibit B	Form of Letter of Credit Request
Exhibit C	Form of Rate Request
Exhibit D	Form of Swing Line Note
Exhibit E	Form of Assignment and Acceptance Agreement
Exhibit F	Form of Closing Certificate
Exhibit G	Form of Compliance Certificate
Exhibit H	Form of Master Management Agreement
Exhibit I	Form of Revolving Loan Note
Exhibit J-1	Form of U.S. Tax Compliance Certificate
Exhibit J-2	Form of U.S. Tax Compliance Certificate
Exhibit J-3	Form of U.S. Tax Compliance Certificate
Exhibit J-4	Form of U.S. Tax Compliance Certificate
Exhibit K	Form of Joinder Agreement

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as Modified, extended or replaced from time to time, this “Agreement”) is made and dated as of July 6, 2016, by and among THE MACERICH PARTNERSHIP, L.P., a limited partnership organized under the laws of the state of Delaware, as the Borrower (the “Borrower”); THE MACERICH COMPANY, a Maryland corporation (“MAC”), as the guarantor; the Lenders from time to time party hereto; DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”); DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC, GOLDMAN SACHS BANK USA and U.S. BANK NATIONAL ASSOCIATION, as joint lead arrangers and joint bookrunning managers; JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, GOLDMAN SACHS BANK USA and U.S. BANK NATIONAL ASSOCIATION, as co-syndication agents; and PNC BANK, NATIONAL ASSOCIATION, as documentation agent.

RECITALS

A.                                    Pursuant to the Existing Credit Agreement, the Existing Lenders, including certain Lenders hereunder, have made a $1,500,000,000 revolving credit facility and a $125,000,000 term loan facility available to the Borrower and certain subsidiaries and affiliates of the Borrower, which term loan facility was repaid in full on October 23, 2015.

B.                                    The Borrower has requested, and the Lenders party hereto have agreed, to amend and restate the Existing Credit Agreement and to make available to the Borrower, a revolving credit facility consisting of up to $1,500,000,000 aggregate principal amount of Commitments (as such aggregate amount of Commitments may be increased pursuant to and in accordance with the terms hereof).

C.                                    DBNY has agreed to act as administrative agent on behalf of the Lenders on the terms and subject to the conditions set forth herein and in the other Loan Documents.

D.                                    MAC has agreed to guarantee the Obligations of the Borrower hereunder.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

ARTICLE 1.                           The Credits.

1.1.                            The Revolving Commitments.  Subject to the terms and conditions set forth herein, each Revolving Lender with a Revolving Commitment severally agrees to make one or more Revolving Loans in U.S. Dollars to the Borrower during the Availability Period in an aggregate principal amount that will not result in, after giving effect thereto, (a) such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and re-borrow Revolving Loans.

1.2.                            Loans and Borrowings.

(1)                                 Obligations of Lenders.  Each Loan shall be made as part of a Borrowing consisting of Loans or portions of a Loan of the same Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments.  The failure of any Lender to make any Loan or portion of a Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make any Loan or portion of a Loan as required.

(2)         Existing Principal Obligations.  The Borrower, MAC, the Administrative Agent, the Lenders, the Swing Line Lenders and the Issuing Lenders acknowledge and agree that under the Existing Credit Agreement, the aggregate principal amount of all obligations owing by the Borrower and MAC as of the Closing Date (the “Existing Principal Obligations”) is $1,015,000,000 (exclusive of interest, fees and expenses).  The Borrower and MAC acknowledge and agree that all Obligations of the Borrower and MAC outstanding as of the Closing Date (including the Existing Principal Obligations) constitute valid and binding obligations of the Borrower and MAC and are not subject to offset, counterclaim, defense or recoupment of any kind.  All interest, fees and expenses, together with all other Obligations outstanding under the Existing Credit Agreement (including the Existing Principal Obligations) which remain unpaid and outstanding as of the Closing Date shall be in all respects continuing and remain outstanding and payable under this Agreement and the other Loan Documents, with only the terms thereof being modified from and after the Closing Date as set forth in this Agreement and the other Loan Documents.

(3)                                 Types of Loans.  Subject to Section 2.4, each Borrowing shall be constituted entirely of Base Rate Loans or LIBO Rate Loans as the Borrower may request in accordance herewith.

(4)                                 Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000.  At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $1,000,000; provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 1.4(6).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be LIBO Rate Loans outstanding having more than twelve (12) different Interest Periods.

(5)                                 Limitations on Lengths of Interest Periods.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a LIBO Rate Borrowing, any Borrowing if the Interest Period requested therefore would end after the Revolving Commitment Termination Date.

1.3.                            Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent in writing (which notice may be by facsimile) (a) in the case of a LIBO Rate Borrowing, not later than 2:00 p.m. (New York time), three Business Days before the date of the proposed Revolving Borrowing or (b) in the case of a Base Rate Borrowing, not later than 2:00 p.m. (New York time) one Business Day before the date of the proposed Revolving Borrowing.  Each such Borrowing Request shall be irrevocable, shall be signed by a Responsible Officer and shall be in the form of Exhibit A hereto.  Each such Borrowing Request shall specify the following information in compliance with Section 1.2:

(i)                                     the aggregate amount of the requested Revolving Borrowing;

(ii)                                  the date of such Revolving Borrowing, which shall be a Business Day;

(iii)                               whether such Revolving Borrowing is to be a Base Rate Borrowing or a LIBO Rate Borrowing;

(iv)                              in the case of a LIBO Rate Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” as it relates to LIBO Rate Loans; and

(v)                                 the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 1.5.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Base Rate Borrowing.  If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender’s Revolving Loan to be made as part of the requested Borrowing.

1.4.                            Letters of Credit.

(1)                                 General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 1.1, the Borrower may request the Issuing Lenders to issue Letters of Credit for its own account or the account of any Macerich Entity in such form as is acceptable to the applicable Issuing Lender in its reasonable determination at any time prior to the earlier of (i) the date that is thirty (30) days prior to the Revolving Commitment Termination Date and (ii) the date of termination of the Revolving Commitments (such earlier date, the “LC Commitment Expiry Date”).  Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments.  All Letters of Credit issued pursuant to this Agreement must be denominated in U.S. Dollars and must be standby letters of credit.  The only drawings permitted on the Letters of Credit issued pursuant to this Agreement shall be sight drawings.  It is hereby acknowledged and agreed that each of the Existing Letters of Credit shall constitute a “Letter of Credit” for all purposes under this Agreement and the other Loan Documents.  The Borrower may request a Letter of Credit from any Issuing Lender selected by the Borrower in its sole discretion.  The Borrower shall use commercially reasonable efforts, to the extent practicable, to cause the Letters of Credit (other than the Specified Letters of Credit) to be issued by the Issuing Lenders on a proportionate basis in accordance with their proportionate share of the Letter of Credit Commitments.  Notwithstanding the foregoing, (x) the Specified Letters of Credit will be issued by DBNY, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and U.S. Bank National Association on a proportionate basis, (y) so long as the Specified Letters of Credit remain outstanding, the Borrower shall use commercially reasonable efforts to request Letters of Credit from Wells Fargo Bank, National Association, in its capacity as an Issuing Lender, until such time as the aggregate face amount of Letters of Credit issued by Wells Fargo Bank, National Association is greater than or equal to $15,000,000 prior to requesting Letters of Credit from other Issuing Lenders and (z) other than the Specified Letters of Credit, the Existing Letters of Credit shall not be required to be issued by the Issuing Lenders on a proportionate basis.

(2)                                 Notice of Issuance, Amendment, Renewal or Extension.  Whenever it requires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the applicable Issuing Lender(s) written notice thereof at least three (3) Business Days (or such shorter period acceptable to the applicable Issuing Lender(s)) in advance of the proposed date of issuance (which shall be a Business Day), which notice shall be in the form of Exhibit B (each such notice being a “Letter of Credit Request”).  Whenever the Borrower requires an amendment, renewal or extension of any outstanding Letter of Credit, the Borrower shall, on its letterhead, give the Administrative Agent and the applicable Issuing Lender(s) written notice thereof at least three (3) Business Days (or such shorter period acceptable to the applicable Issuing Lender(s)) in advance of the proposed date of the amendment (which shall be a Business Day).  Letter of Credit Requests and amendment requests may be delivered by facsimile.  Promptly after the issuance or amendment (including a renewal or extension) of a Letter of Credit, the applicable Issuing Lender(s) shall notify the Borrower and the Administrative Agent, in writing, of such issuance or amendment and such notice will be accompanied by a copy of such issuance or amendment.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Lender of such issuance or amendment and if requested to do so by any Revolving Lender, the Administrative Agent shall provide such Revolving Lender with a copy of such issuance or amendment.  If requested by an Issuing Lender, the Borrower shall also submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, such Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(3)                                 Limitations on Amounts.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Revolving Lenders pursuant to Section 1.4(5) below), collectively, shall not exceed the aggregate Letter of Credit Commitments, (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments and (iii) unless otherwise consented to in writing, the aggregate LC Exposure of an Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Lenders pursuant to Section 1.4(5) below) shall not exceed such Issuing Lender’s Letter of Credit Commitment.  Notwithstanding the foregoing, no Issuing Lender shall be obligated to issue a Letter of Credit to the extent that, on the date of such Issuing Lender’s receipt of a request for issuance pursuant to Section 1.4(2) above, the Stated Amount of such Letter of Credit shall exceed the unused portion of the Revolving Commitments of such Issuing Lender in its capacity as a Lender on such date.  Each Letter of Credit shall be in an amount of $100,000 or larger.

(4)                                 Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit or, in the case of any renewal or extension thereof (which renewals or extensions, subject to clause (ii) hereof, may be automatic pursuant to the terms of such Letter of Credit), twelve months after the then-current expiration date of such Letter of Credit and (ii) the Outside L/C Maturity Date; provided that, if one or more Letters of Credit shall have an expiry date that is later than the Revolving Commitment Termination Date, (x) the Borrower shall provide Cash Collateral pursuant to and in accordance with Section 1.4(11) with respect to such Letters of Credit on or prior to the date that is five days before the Revolving Commitment Termination Date, (y) the obligations of the Borrower under this Section 1.4 in respect of such Letters of Credit shall survive the Revolving Commitment Termination Date and shall remain in effect until no such Letters of Credit remain outstanding (or remain subject to any pending drawing) and (z) each Revolving Lender shall be reinstated hereunder, to the extent any such Cash Collateral, the application thereof or reimbursement in respect thereof is required to be returned to the Borrower by the applicable Issuing Lender after the Revolving Commitment Termination Date until no such Letters of Credit remain outstanding (or remain subject to any pending drawing).

(5)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Lender, and without any further action on the part of such Issuing Lender or the Revolving Lenders, such Issuing Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Lender, an undivided interest and participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this section in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Potential Default or Event of Default or reduction or termination of the Revolving Commitments, and that each payment made in accordance with the following paragraph of this Section 1.4(5) by a Revolving Lender for the account of an Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Issuing Lender, such Revolving Lender’s Applicable Revolving Percentage of each LC Disbursement made by such Issuing Lender promptly upon the request of the

Administrative Agent or such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason.  Each such payment shall be made in the same manner as provided in Section 1.5 with respect to Revolving Loans made by such Revolving Lender (and Section 1.5 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Revolving Lenders and such Issuing Lender as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Lenders for any LC Disbursement shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(6)                                 Reimbursement.  If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m. (New York time) on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m. (New York time) or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that, anything contained in this Agreement to the contrary notwithstanding, (A) unless the Borrower shall have notified Administrative Agent and such Issuing Lender prior to 1:00 p.m. (New York City time) on the date on which the Borrower is obligated to reimburse such Issuing Lender in respect of such LC Disbursement (the “Reimbursement Date”) that the Borrower intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of a Base Rate Borrowing, the Borrower shall be deemed to have delivered an irrevocable Borrowing Request to Administrative Agent containing all of the representations set forth in Exhibit A requesting Revolving Lenders to make Base Rate Loans on the Business Day following the Reimbursement Date in an amount equal to the amount of the payment and (B) subject to satisfaction or written waiver of the conditions specified in Section 1.1 and 5.2 in accordance with the terms thereof, Revolving Lenders shall, on the Reimbursement Date, make Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; provided, further, that no Potential Default or Event of Default shall be deemed to exist by reason of a failure of the Borrower to reimburse such Issuing Lender pending the making of such Revolving Loans on the Business Day following the applicable Reimbursement Date in accordance with the terms hereof, including the prior satisfaction or written waiver of the conditions specified in Section 1.1 and 5.2 in accordance with the terms thereof; and provided, further that, if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, the Borrower shall immediately reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable

LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolving Percentage thereof.  The applicable Issuing Lender shall promptly notify the Administrative Agent upon the making of each LC Disbursement.

(7)                                 Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 1.4(6) shall be absolute, unconditional and irrevocable, and shall be performed in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Revolving Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or amendment (including any renewal or extension) of any Letter of Credit by any Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential, special, indirect and/or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s gross negligence or willful misconduct (as determined by a final and non-appealable judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that:  (i) an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; (ii) an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (iii) this sentence and the immediately preceding sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(8)                                 Disbursement Procedures.  The applicable Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Lender.  Such Issuing Lender shall, promptly after such examination, notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Revolving Lenders with respect to any such LC Disbursement.

(9)                                 Interim Interest.  If an Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date Borrower receives notice that such LC Disbursement was made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within three (3) days when due pursuant to Section 1.4(6), then Section 9.1 shall apply.  Interest accrued pursuant to this section shall be for account of the applicable Issuing Lender, except that a pro rata portion of the interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 1.4(5) to reimburse an Issuing Lender shall be for account of such Revolving Lender to the extent of such payment.

(10)                          Policy and Requirements of Law Limitations. Notwithstanding anything in this Section 1.4 to the contrary, an Issuing Lender may elect not to issue or amend (including renewal or extension of) a Letter of Credit hereunder to the extent that it reasonably determines that the issuance (or such amendment) of such Letter of Credit would breach, violate or be inconsistent with any Requirements of Law applicable to such Issuing Lender.  In such event, the Borrower may select an alternative Issuing Lender to issue such Letter of Credit.

(11)                          Cash Collateralization.

(A)                               On or prior to the Revolving Commitment Termination Date, the Borrower shall deposit into an account (the “LC Collateral Account”) established by the Administrative Agent an amount in cash equal to the LC Exposure with respect to the Borrower as of such date plus any accrued and unpaid interest thereon (the “Revolving Commitment Termination LC Exposure Deposit”).  In addition:

(i)                                     if an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent, an Issuing Lender or the Required Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph the Borrower shall immediately deposit into the LC Collateral Account an amount in cash equal to the LC Exposure with respect to the Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Consolidated Entities described in Section 9.7; and

(ii)                                  if at any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lenders’ LC Exposure with respect to such Defaulting Lender (only to the extent necessary as determined after giving effect to Section 1.12(1)(D)) in an amount in cash equal to the LC Exposure with respect to such Defaulting Lender as of such date plus any accrued and unpaid interest thereon.

Such deposits shall be held by the Administrative Agent, for the benefit of the Revolving Lenders, the Issuing Lenders and the Agents, in the LC Collateral Account as collateral in the first instance for the LC Exposure with respect to the Borrower under this Agreement and thereafter for the payment of the other Obligations of the Borrower owing to the Revolving Lenders, the Issuing Lenders and the Agents.

(B)                               The LC Collateral Account shall be maintained in the name of the Administrative Agent (on behalf of the Lenders, the Issuing Lenders and the Agents) and under its sole dominion and control at such place as shall be designated by the Administrative Agent.  Interest shall accrue on the LC Collateral Account at a rate equal to the Federal Funds Rate minus .15%.

(C)                               The Borrower hereby pledges, assigns and grants to the Administrative Agent, as administrative agent for its benefit and the ratable benefit of the Lenders a lien on and a security interest in, the following collateral (the “Letter of Credit Collateral”):

(i)                                     the LC Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the LC Collateral Account;

(ii)                                  all notes, certificates of deposit and other cash-equivalent instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

(iii)                               all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

(iv)                              to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

(D)                               Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the LC Collateral Account, except as provided in Section 1.4(11)(G).

(E)                                The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 1.4(11).

(F)                                 At any time an Event of Default shall be continuing:

(i)                                  the Administrative Agent may, in its sole discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of the LC Collateral Account to first, the aggregate amount of LC Disbursements that have not been reimbursed by the Borrower and second, any other unpaid Obligations then due and payable, in such order as the Administrative Agent shall elect.  The rights of the Administrative Agent under this Section 1.4(11) are in addition to any rights and remedies which any Lender may have.

(ii)                                  The Administrative Agent may also exercise, in its sole discretion, in respect of the LC Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC in effect in the State of New York at that time.

(G)                               At such time prior to the Revolving Commitment Termination Date as all Events of Default have been cured or waived in writing and there are no unreimbursed LC Disbursements outstanding or, in the case of any cash collateral provided as a result of the classification of a Lender as a Defaulting Lender, the termination of the Defaulting Lender status of the applicable Lender, all amounts remaining in the LC Collateral Account shall be promptly returned to the Borrower.  For avoidance of doubt, the preceding sentence shall not affect Borrower’s obligation to make the Revolving Commitment Termination LC Exposure Deposit on the Revolving Commitment Termination Date as otherwise provided in Section 1.4(11)(A). Any surplus of the funds held in the LC Collateral Account remaining after payment in full of all of the Obligations, the termination of the Revolving Commitments and the return of all outstanding Letters of Credit shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

1.5.                            Funding of Borrowings.

(1)                                 Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent at the Contact Office, ABA No. 021-001-033, for further credit to Commercial Loan Division, Account No. 60200119, Reference: Macerich Revolver, no later than 12:00 p.m. (New York time).  The Administrative Agent will make such Loans available to the Borrower pursuant to the terms and conditions hereof by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Borrowings that are Revolving Borrowings (x) made to finance the reimbursement of an LC Disbursement as provided in Section 1.4(6) shall be remitted by the Administrative Agent to the applicable Issuing Lender and (y) made to repay

Refunded Swing Line Loans as provided in Section 1.13(2)(D) shall be remitted by the Administrative Agent to the applicable Swing Line Lenders.

(2)                                 Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 1.5(1) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Federal Funds Rate  or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans (it being intended that such interest payment shall be the only interest payment payable by the Borrower with respect to any amount repaid by the Borrower to the Administrative Agent in accordance with this paragraph, except that Section 2.12 shall apply if the Borrower fails to make such repayment within three (3) days after the date of such payment as required hereunder).  If such Lender pays such amount to the Administrative Agent, then such amount  shall constitute such Lender’s Loan included in such Borrowing.

1.6.                            Interest Elections.

(1)                                 Elections by the Borrower for Borrowings.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (which shall be a period contemplated by the definition of the term “Interest Period”).  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided, however, any conversion or continuation of LIBO Rate Loans shall be subject to the provisions of Sections 1.2(3) and (4).  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Revolving Lenders holding the Revolving Loans comprising such Borrowing in accordance with each such Revolving Lender’s Applicable Revolving Percentage thereof, and the Revolving Loans comprising each such portion shall be considered a separate Borrowing.

(2)                                 Notice of Elections.  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent in writing of such election (which notice may be by facsimile) by the time that a Borrowing Request would be required under Section 1.3 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Rate Request shall be irrevocable, shall be signed by a Responsible Officer and shall be in the form of Exhibit C hereto.

(3)                                 Information in Interest Election Requests.  Each Rate Request shall specify the following information in compliance with Section 1.2:

(i)                                     the Borrowing to which such Rate Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this section shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Rate Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be a Base Rate Borrowing or a LIBO Rate Borrowing; and

(iv)                              if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Rate Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(4)                                 Notice by the Administrative Agent to Lenders.  Promptly following receipt of a Rate Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(5)                                 Failure to Elect; Potential Default and Events of Default.  If the Borrower fails to deliver a timely Rate Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a LIBO Rate Borrowing with a one month Interest Period so long as no Potential Default or Event of Default is continuing and otherwise to a Base Rate Borrowing.  Notwithstanding any contrary provision hereof, if a Potential Default or an Event of Default has occurred and is continuing on the day occurring three Eurodollar Business Days prior to the date of, or on the date of, the requested funding, continuation or conversion, then, so long as a Potential Default or an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

1.7.                            Termination and Reduction of the Revolving Commitments.

(1)                                 Scheduled Termination.  Unless previously terminated, the Revolving Commitments shall terminate at 5:00 p.m., New York City time, on the Revolving Commitment Termination Date.

(2)                                 Voluntary Termination or Reduction.  The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 1.9, the total Revolving Credit Exposures would exceed the total Revolving Commitments.

(3)                                 Notice of Voluntary Termination or Reduction.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under Section 1.7(2) above at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(4)                                 Effect of Termination or Reduction.  Any termination or reduction of the Revolving Commitments shall be permanent; provided that any such termination or reduction shall not reduce the Maximum Increase Amount.  Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.

(5)                                 Extension of Revolving Commitment Termination Date.

(A)                               Provided that no Potential Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, to be exercised by giving written notice to the Administrative Agent at least thirty (30) days (but no more than ninety (90) days) prior to the Initial Revolving Commitment Termination Date, subject to the terms and conditions set forth in this Agreement, to extend the Initial Revolving Commitment Termination Date by twelve (12) months to July 6, 2021 (the “Extended Revolving Commitment Termination Date”).  The request by the Borrower for the extension of the Initial Revolving Commitment Termination Date shall constitute a representation and warranty by the Borrower Parties that no Potential Default or Event of Default then exists and that all of the conditions set forth in Section 1.7(5)(B) below have been satisfied on the Initial Revolving Commitment Termination Date.

(B)                               The obligations of the Administrative Agent, the Lenders and the Issuing Lenders to extend the Initial Revolving Commitment Termination Date as provided in Section 1.7(5)(A) shall be subject to the prior (or concurrent) satisfaction of each of the following conditions precedent as determined by the Administrative Agent in its good faith judgment:  (i) on the Initial Revolving Commitment Termination Date there shall exist no Potential Default or Event of Default; (ii) the Borrower shall have paid to the Administrative Agent for the ratable benefit of the Lenders (excluding any Defaulting Lender) an extension fee equal to 0.15% of the total Revolving Commitments then outstanding (excluding such Defaulting Lender’s portion of the Revolving Commitment to the extent not reallocated to Non-Defaulting Lenders) which fee the Borrower hereby agrees shall be fully earned and nonrefundable under any circumstances when paid; (iii) the representations and warranties made by the Borrower Parties in the Loan Documents shall have been true and correct in all material respects (except for changes in factual circumstances not prohibited under the Loan Documents and except further that, in the event any exception or disclosure schedule provided to Administrative Agent in connection with such representations and warranties is proposed by Borrower to be updated, any such updates shall be non-material and shall be approved by the Administrative Agent in its good faith judgment) on and as of the date when made and on and as of the Initial Revolving Commitment Termination Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); provided however, that any representation or warranty that is qualified as to materiality or Material Adverse Effect or similar language shall be true and correct in all respects; (iv) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating that MAC and the Borrower are in compliance with the covenants set forth in Article 8; (v) the Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and all reasonable fees and expenses paid to third party consultants (including reasonable attorneys’ fees and expenses) by the Administrative Agent in connection with such extension; and (vi) MAC shall have acknowledged and ratified that its obligations under the REIT Guaranty remain in full force and effect and continue to guaranty the Obligations under the Loan Documents, as extended.

(C)                               The Administrative Agent shall notify each of the Lenders in the event that the Borrower requests that the Initial Revolving Commitment Termination Date be extended as provided in this Section 1.7(5) and upon any such extension.

1.8.                            Manner of Payment of Loans; Evidence of Debt.

(1)                                 Repayment.  Subject to any earlier acceleration of the Revolving Loans following an Event of Default, the Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Revolving Lenders the outstanding principal amount of the Revolving Loans on the Revolving Commitment Termination Date.

(2)                                 Manner of Payment.  The Borrower shall notify the Administrative Agent in writing (which notice may be by facsimile) of any repayment or prepayment hereunder (i) in the case of repayment or prepayment of a LIBO Rate Borrowing with an Interest Period not expiring on the date of payment, not later than 2:00 p.m. (New York time) one Business Day before the date of repayment or prepayment, or (ii) in the case of repayment or prepayment of a LIBO Rate Borrowing with Interest Periods expiring on the date of repayment or prepayment or a Base Rate Borrowing, not later than 1:00 p.m. (New York time) one Business Day before the date of repayment or prepayment.  Each such notice shall be irrevocable and shall specify the repayment or prepayment date and the principal amount of each Borrowing or portion thereof to be repaid or prepaid; provided that, if a notice of repayment or prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 1.7, then such notice of repayment or prepayment may be revoked if such notice of termination is revoked in accordance with Section 1.7.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the Loans included in such Borrowing of the contents thereof.  Each repayment or prepayment of a Borrowing shall be applied ratably to the Loans included in the repaid or prepaid Borrowing.  Repayments and prepayments shall be accompanied by (A) accrued interest to the extent required by Section 1.10 and (B) any payments due pursuant to Section 2.9.  If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding Base Rate Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).

(3)                                 Maintenance of Loan Accounts by Lenders.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(4)                                 Maintenance of Register by the Administrative Agent.  The Administrative Agent shall maintain a register in which it shall record the names and addresses of Lenders and Issuing Lenders and the Commitments, Letter of Credit Commitments, the principal amounts of (and stated interest on) the Loans of each Lender and the face amount of outstanding Letters of Credit of each Issuing Lender from time to time (the “Register”).  The Register shall be available for inspection by Borrower, any Lender (with respect to any entry relating to such Lender’s Loans) or any Issuing Lender (with respect to any entry relating to Letters of Credit issued by such Issuing Lender) at any reasonable time and from time to time upon reasonable prior notice.  Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Loans or Borrower’s Obligations in respect of any Loan.  Borrower hereby designates Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 1.8(4), and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnified Persons.”

(5)                                 Effect of Entries.  The entries made in the accounts maintained pursuant to Sections 1.8(3) and (4) above shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(6)                                 Promissory Notes.  Upon the request of a Revolving Lender, the Borrower shall promptly execute and deliver to such Revolving Lender a Revolving Loan Note evidencing such Revolving Lender’s Revolving Commitment.  Upon the request of a Swing Line Lender, the Borrower shall promptly execute and deliver to such Swing Line Lender a Swing Line Note evidencing such Swing Line Lender’s Swing Line Commitment.

1.9.                            Prepayment of Loans.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided, however, that voluntary prepayments (other than a prepayment in whole) shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or, in the case of Swing Line Loans, in the minimum amount of $500,000).  Any prepayments pursuant to this Section 1.9 shall be applied first to prepay outstanding Swing Line Loans without a permanent reduction of the aggregate Swing Line Commitments and second to prepay outstanding Revolving Loans (other than Swing Line Loans) without a permanent reduction of the aggregate Revolving Commitments.

1.10.                     Interest.

(1)                                 Base Rate Loans.  Swing Line Loans and the Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Applicable Base Rate.

(2)                                 LIBO Rate Loans.  The Loans (other than Swing Line Loans) constituting each LIBO Rate Borrowing shall bear interest at a rate per annum equal to the Applicable LIBO Rate for the Interest Period for such Borrowing.

(3)                                 Payment of Interest.

(A)                               The Borrower shall pay interest on Base Rate Borrowings monthly, in arrears, on the last Business Day of each calendar month, as set forth on an interest billing delivered by the Administrative Agent to the Borrower (which delivery may be by facsimile transmission) no later than 1:00 p.m. (New York time) on the date such interest is due.

(B)                               The Borrower shall pay interest on the LIBO Rate Borrowings on the last day of the applicable Interest Period or, in the case of LIBO Rate Borrowings with an Interest Period ending later than three months after the date funded, converted or continued, at the end of each three month period from the date funded, converted or continued and on the last day of the applicable Interest Period, as set forth on an interest billing delivered by the Administrative Agent to the Borrower (which delivery may be by facsimile transmission) no later than 1:00 p.m. (New York time) on the date such interest is due.

1.11.                     Presumptions of Payment.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lenders or the Swing Line Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders, the applicable Issuing Lenders or the applicable Swing Line Lenders, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders, the applicable Issuing Lenders or the applicable Swing Line Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, such Issuing Lender or such Swing Line Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the  Federal Funds Rate.

1.12.                     Defaulting Lenders.

(1)                                 Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(A)                               Waivers and Amendments.  Such Defaulting Lender shall be deemed not to be a “Lender” for purposes of any amendment, waiver or consent with respect to any provision of the Loan Documents that requires the approval of Required Lenders.

(B)                               Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.17 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swing Line Lenders hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 1.4(11); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 1.4(11); sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or any Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in LC Disbursements and Swing Line Loans are held by the Revolving Lenders pro rata in accordance with the Revolving Commitments without giving effect to Section 1.12(1)(D). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 1.12(1)(B) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(C)                               Certain Fees.

(i)                                     No Defaulting Lender shall be entitled to receive any Unused Line Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)                                  Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Revolving Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the Stated Amount of Letters of Credit for which such Defaulting Lender has provided cash collateral from its own funds with respect to such Defaulting Lender’s Applicable Revolving Percentage of the Stated Amount of Letters of Credit.

(iii)                               With respect to any Unused Line Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Disbursements or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (D) below, (y) pay to the applicable Issuing Lender and the applicable Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Disbursements or Swing Line Loans that has not been reallocated to a Non-Defaulting Lender pursuant to clause (D) below but instead has been retained as Fronting Exposure by such Issuing Lender or such Swing Line Lender, as applicable, and (z) not be required to pay the remaining amount of any such fee.

(D)                               Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in LC Exposure and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders which are Revolving Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  Subject to Section 11.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(E)                                Cash Collateral; Repayment of Swing Line Loans.  If the reallocation described in clause (D) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 1.4(11).

(2)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent (and, in the case of any Revolving Lender that is a Defaulting Lender, each Issuing Lender and each Swing Line Lender) agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Revolving Lenders in accordance with the Revolving Commitments (without giving effect to Section 1.12(1)(D)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(3)                                 New Swing Line Loans/Letters of Credit.  So long as any Revolving Lender is a Defaulting Lender, (i) no Swing Line Lender shall be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loans and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(4)                                 Removal of Defaulting Lender.  At the Borrower’s request, the Administrative Agent or an Eligible Assignee reasonably acceptable to the Administrative Agent shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Administrative Agent or such Eligible Assignee, all of the Defaulting Lender’s outstanding Commitments and Loans hereunder.  Such sale shall be consummated promptly after the Administrative Agent has arranged for a purchase by the Administrative Agent or an Eligible Assignee pursuant to an Assignment and Acceptance Agreement, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Loans, plus accrued interest, without premium or discount.

1.13.                     Swing Line Loans.

(1)                                 Swing Line Loan Commitment.  During the Availability Period, subject to the terms and conditions hereof, Swing Line Lenders shall, from time to time make Swing Line Loans to Borrower in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that (i) after giving effect to the making of any Swing Line Loan, in no event shall the Revolving Credit Exposures exceed the total Revolving Commitments then in effect and (ii) unless the applicable Swing Line Lender shall otherwise consent in writing, no Swing Line Lender shall be obligated to make Swing Line Loans in an aggregate outstanding principal amount determined as of the date of such Swing Line Lender’s receipt of a Borrowing Request pursuant to Section 1.13(2)(B) below, in excess of the lesser of (x) such Swing Line Lender’s Swing Line Commitment and (y) an amount equal to (A) the Revolving Commitment of such Swing Line Lender in its capacity as a Lender hereunder as of such date, minus (B) the aggregate outstanding principal amount of Revolving Loans made by such Swing Line Lender and such Swing Line Lender’s participation interest under Section 1.4(5) in all Letters of Credit hereunder as of such date, in each case in its capacity as a Lender hereunder (such lesser amount as of such date being such Swing Line Lender’s “Individual Swing Line Sublimit”).  Amounts borrowed pursuant to this Section 1.13 may be repaid and reborrowed during the Availability Period.  Each Swing Line Lender’s Swing Line Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Swing Line Commitments shall be paid in full no later than such date.

(2)                                  Borrowing Mechanics for Swing Line Loans.

(A)                               Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(B)                               Whenever Borrower desires that the Swing Line Lenders make Swing Line Loans, Borrower shall deliver to Administrative Agent and the Swing Line Lenders a Borrowing Request no later than 2:00 p.m. (New York City time) on the proposed date of the New Borrowing.

(C)                               Each Swing Line Lender shall make its Applicable Swing Line Percentage of the requested Swing Line Loans available to Administrative Agent not later than 4:00 p.m. (New York time) on the applicable date of the New Borrowing by wire transfer of same day funds in Dollars, at Administrative Agent’s Contact Office.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Borrower on the applicable date of the New Borrowing by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from the Swing Line Lenders to be credited to the account of Borrower at Administrative Agent’s Contact Office, or to such other account as may be designated in writing to Administrative Agent by Borrower.  The failure of any Swing Line Lender to make its ratable portion of a Swing Line Loan shall not relieve any other Swing Line Lender of its obligation hereunder to make its ratable portion of such Swing Line Loan on the date of such Swing Line Loan, but no Swing Line Lender shall be responsible for the failure of any other Swing Line Lender to make the ratable portion of a Swing Line Loan to be made by such other Swing Line Lender on the date of any Swing Line Loan.

(D)                               With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrower pursuant to Section 1.9 on or prior to the date that is five (5) Business Days after the date that such Swing Line Loans were made, the Administrative Agent shall, no later than 11:00 a.m. (New York time) at least one Business Day in advance of the proposed date of the New Borrowing, deliver a notice to the Revolving Lenders (with a copy to the Borrower) (which shall be deemed to be a Borrowing Request given by Borrower) requesting that each Revolving Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to Borrower on the date of the New Borrowing in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”).  Anything contained in this Agreement to the contrary notwithstanding, (x) the proceeds of such Revolving Loans made by the Revolving Lenders other than the Swing Line Lenders shall be immediately delivered by

Administrative Agent to the Swing Line Lenders (and not to Borrower) on a pro rata basis and applied to repay a corresponding portion of the Refunded Swing Line Loans and (y) on the day such Revolving Loans are made, each Swing Line Lender’s pro rata share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by such Swing Line Lender to Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of such Swing Line Lender but shall instead constitute part of such Swing Line Lender’s outstanding Revolving Loans to Borrower and shall be due under the Revolving Loan Note evidencing such Revolving Loans issued by Borrower to such Swing Line Lender in its capacity as a Revolving Lender.  Borrower hereby authorizes Administrative Agent and each Swing Line Lender to charge Borrower’s accounts with Administrative Agent and such Swing Line Lender (up to the amount available in each such account) in order to immediately pay such Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loans deemed to be made by such Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans.  If any portion of any such amount paid (or deemed to be paid) to any Swing Line Lender should be recovered by or on behalf of Borrower from a Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by Section 2.2.

(E)                                If for any reason Revolving Loans are not made pursuant to Section 1.13(2)(D) in an amount sufficient to repay any amounts owed to any Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the Administrative Agent (on behalf of the Borrower), each Revolving Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its pro rata share of the applicable unpaid amount together with accrued interest thereon.  Upon one Business Day’s notice from the Administrative Agent (on behalf of the Borrower), each Revolving Lender holding a Revolving Commitment shall deliver to the Administrative Agent (for the benefit of the Swing Line Lenders) an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Contact Office of the Administrative Agent.  In order to evidence such participation, each Revolving Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of any Swing Line Lender in form and substance reasonably satisfactory to such Swing Line Lender.  In the event any Revolving Lender holding a Revolving Commitment fails to make available to the Administrative Agent (for the benefit of the Swing Line Lenders) the amount of such Revolving Lender’s participation as provided in this paragraph, the Swing Line Lenders shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon for three Business Days at the rate customarily used by the applicable Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(F)                                 Notwithstanding anything contained herein to the contrary, (1) each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (v) any set off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against any Swing Line Lender, any Borrower Party or any other Person for any reason whatsoever; (w) the occurrence or continuation of a Potential Default or Event of Default; (x) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Borrower Party; (y) any breach of this Agreement or any other Loan Document by any party thereto; or (z) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that the applicable Swing Line Lender had not received prior notice from the Borrower or the Required Lenders that any of the conditions under Section 5.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (2) no Swing Line Lender shall be obligated to make any Swing Line Loans (x) if it has elected not to do so after the occurrence and during the continuation of a Potential Default or Event of Default, (y) it does not in good faith believe that all conditions under Section 5.2 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (z) at a time when any Revolving Lender is a Defaulting Lender unless either the Revolving Commitments of such Defaulting Lender have been reallocated to other Revolving Lenders as contemplated by Section 1.12(1)(D) or such Swing Line Lender has entered into arrangements satisfactory to it and Borrower to eliminate such Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender’s pro rata share of the outstanding Swing Line Loans.

ARTICLE 2.                           General Provisions Regarding Payments.

2.1.                            Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or reimbursement of LC Disbursements, or under Section 2.7, 2.9 or 2.10, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m. (New York time) (unless otherwise specified in this Agreement), on the date when due, in immediately available funds, without set-off or counterclaim; provided that if a new Loan is to be made by any Lender on a date the Borrower is to repay any principal of an outstanding Loan of such Lender, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Section 1.5 or paid by the Borrower to the Administrative Agent pursuant to this paragraph, as the case may be.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be wired to the Administrative Agent at the Contact Office, ABA No. 021-001-033, for further credit to Commercial Loan Division, Account No. 60200119, Reference: Macerich Revolver, except as otherwise expressly provided in the relevant Loan Document, and except payments to be made directly to an Issuing Lender or a Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 2.7, 2.9, 2.10 and 11.14 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

2.2.                            Pro Rata Treatment.  Except to the extent otherwise provided herein:  (i) each Revolving Borrowing shall be made from the Revolving Lenders, each payment of the Unused Line Fee under Section 2.11 shall be made for account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 1.7 shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (ii) each Revolving Borrowing shall be allocated pro rata among the Revolving Lenders according to the amounts of their respective Revolving Commitments (in the case of the making of Revolving Loans) or their respective Revolving Loans (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for account of the Revolving Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them; and (iv) each payment of interest on Revolving Loans by the Borrower shall be made for account of the Revolving Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Revolving Lenders.

2.3.                            [Reserved].

2.4.                            Inability to Determine Rates.  In the event that the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank market adequate and reasonable means do not exist for ascertaining the LIBO Rate for any Interest Period, the Administrative Agent shall forthwith give telephonic notice of such determination to each Lender and to the Borrower.  If such notice is given:  (1) no portion of the Loans may be funded as a LIBO Rate Borrowing, (2) any Base Rate Borrowing that was to have been converted to a LIBO Rate Borrowing shall, subject to the provisions hereof, be continued as a Base Rate Borrowing, and (3) any outstanding LIBO Rate Borrowing shall be converted, on the last day of the Interest Period applicable thereto, to a Base Rate Borrowing.  Until such notice has been withdrawn by the Administrative Agent, the Borrower shall not have the right to convert any Base Rate Borrowing to a LIBO Rate Borrowing or to continue a LIBO Rate Borrowing as such.  The Administrative Agent shall withdraw such notice in the event that the circumstances giving rise thereto no longer pertain and that adequate and reasonable means exist for ascertaining the LIBO Rate for the Interest Period requested by the Borrower, and, following withdrawal of such notice by the Administrative Agent, the Borrower shall have the right to convert any Base Rate Borrowing to a LIBO Rate Borrowing and to continue any LIBO Rate Borrowing as such in accordance with the terms and conditions of this Agreement.

2.5.                            Illegality.  Notwithstanding any other provisions herein, if any law, regulation, treaty or directive issued by any Governmental Authority or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to maintain LIBO Rate Loans as contemplated by this Agreement:  (1) the commitment of such Lender hereunder to continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall forthwith be cancelled, and (2) LIBO Rate Loans held by such Lender then outstanding, if any, shall be converted automatically to Base Rate Loans at the end of their respective Interest Periods or within such earlier period as may be required by law.  In the event of a conversion of any LIBO Rate Loan prior to the end of its applicable Interest Period, the Borrower hereby agrees promptly to pay any Lender affected thereby, upon demand, the amounts required pursuant to Section 2.9 below, it being agreed and understood that such conversion shall constitute a prepayment for all purposes of this Section 2.5.  The provisions hereof shall survive the termination of this Agreement and payment of all other Obligations.

2.6.                            Funding.  Each Lender shall be entitled to fund all or any portion of its Commitment to make Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder shall be conducted as though all Lenders actually fund all LIBO Rate Loans through the purchase of offshore dollar deposits in the amount of such Lender’s Applicable Revolving Percentage of the relevant LIBO Rate Loan with a maturity corresponding to the applicable Interest Period.

2.7.                            Increased Costs.

(1)                                 Subject to the provisions of Section 2.10 (which shall be controlling with respect to the matters covered thereby), in the event that any Change in Law:

(A)                               Does or shall subject any Lender, any Issuing Lender or any Swing Line Lender to any Taxes of any kind whatsoever with respect to this Agreement or any Loan, or change the basis of determining the Taxes imposed on payments to such Lender, such Issuing Lender or such Swing Line Lender of principal, fee, interest or any other amount payable hereunder (except for Indemnified Taxes and Excluded Taxes);

(B)                               Does or shall impose, modify or hold applicable any reserve, capital or liquidity requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender, such Issuing Lender or such Swing Line Lender which are not otherwise included in the determination of interest payable on the Obligations;

(C)                               Does or shall impose on any Lender, any Issuing Lender or any Swing Line Lender any other condition; or

(D)                               Does or shall impose on any Lender, any Issuing Lender or any Swing Line Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender, such Issuing Lender or such Swing Line Lender of making, renewing or maintaining its Revolving Commitment or its Credit Exposure or to increase the cost of such Lender, such Issuing Lender or such Swing Line Lender of participating in, issuing or maintaining any Letter of Credit or Swing Line Loan or to reduce any amount receivable in respect thereof or the rate of return on the capital of such Lender, such Issuing Lender or such Swing Line Lender or any corporation controlling such Lender, such Issuing Lender or such Swing Line Lender, then, in any such case, the Borrower shall, without duplication of amounts payable pursuant to Section 2.10, promptly (and in any event no later than 10 Business Days after receipt by the Borrower of notice from the applicable Lender, the applicable Issuing Lender or the applicable Swing Line Lender pursuant to Section 2.7(2) below claiming additional amounts pursuant to this Section 2.7) pay to such Lender, such Issuing Lender or such Swing Line Lender, upon its written demand made through the Administrative Agent, any additional amounts necessary to compensate such Lender, such Issuing Lender or such Swing Line Lender for such additional cost or reduced amounts receivable or rate of return as determined by such Lender, such Issuing Lender or such Swing Line Lender with respect to this Agreement or such Lender’s, such Issuing Lender’s or such Swing Line Lender’s Revolving Commitment, Credit Exposure or Letter of Credit obligations.

(2)                                 If a Lender, an Issuing Lender or a Swing Line Lender becomes entitled to claim any additional amounts pursuant to this Section 2.7, it shall promptly notify the Borrower of the event by reason of which it has become so entitled.  A certificate as to any additional amounts so claimed payable containing the calculation thereof in reasonable detail submitted by a Lender, an Issuing Lender or a Swing Line Lender to the Borrower, accompanied by a certification that such Lender, such Issuing Lender or such Swing Line Lender has required substantially all obligors under other commitments of this type made available by such Lender, such Issuing Lender or such Swing Line Lender to similarly so compensate such Lender, such Issuing Lender or such Swing Line Lender, shall constitute prima facie evidence thereof; provided that the Borrower shall not be required to compensate a Lender, an Issuing Lender or a Swing Line Lender pursuant to this Section 2.7 for any increased cost or reduction in respect of a period occurring more than six months prior to the date that such Lender, such Issuing Lender or such Swing Line Lender notifies the Borrower of such Lender’s intention to claim compensation therefor unless the circumstances giving rise to such increased cost or reduction became applicable retroactively, in which case no such time limitation shall apply so long as such Lender requests compensation within six months from the date such circumstances become applicable.

(3)                                 Other than as set forth in this Section 2.7, the failure or delay on the part of any Lender, any Issuing Lender or any Swing Line Lender to demand compensation pursuant to this Section 2.7 shall not constitute a waiver of such Lender’s, such Issuing Lender’s or such Swing Line Lender’s right to demand such compensation.  The provisions of this Section 2.7 shall survive the termination of this Agreement and payment of the Loans and all other Obligations.

2.8.                            Obligation of Lenders to Mitigate; Replacement of Lenders.  Each Lender agrees that:

(1)                                 As promptly as reasonably practicable after the officer of such Lender responsible for administering such Lender’s Revolving Commitment and Credit Exposure becomes aware of any event or condition that would entitle such Lender to receive payments under Section 2.7 above or Section 2.10 below or to cease maintaining LIBO Rate Loans under Section 2.5 above, such Lender will use reasonable efforts:  (i) to maintain its Revolving Commitment and Credit Exposure through another lending office of such Lender or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.7 above or pursuant to Section 2.10 below would be materially reduced or eliminated or the conditions rendering such Lender incapable of maintaining LIBO Rate Loans under Section 2.5 above no longer would be applicable, and if, as determined by such Lender in its sole discretion, the maintaining of such LIBO Rate Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such LIBO Rate Loans or the interests of such Lender.

(2)                                 If the Borrower receives a notice pursuant to Section 2.7 above or pursuant to Section 2.10 below or a notice pursuant to Section 2.5 above stating that a Lender is unable to maintain LIBO Rate Loans (for reasons not generally applicable to the Required Lenders) or if any other circumstance exists hereunder which gives Borrower the right to replace a Lender as a party hereto pursuant to this Section, so long as (i) no Potential Default or Event of Default shall have occurred and be continuing, (ii) the Borrower has obtained a commitment from another Lender or an Eligible Assignee to purchase at par such Lender’s Revolving Commitment, its Credit Exposure at such time and accrued interest and fees and to assume all obligations of the Lender to be replaced under the Loan Documents and (iii) if applicable, such Lender to be replaced is unwilling to withdraw the notice delivered to the Borrower, upon the date following the date on which such Lender confirms in writing to the Borrower or the Administrative Agent that it is unwilling to withdraw such notice, or, if no such written confirmation has been given, five (5) Business Days’ prior written notice to such Lender and the Administrative Agent, the Borrower may require, at the Borrower’s expense, such Lender to assign, without recourse, all of its Revolving Commitment, Credit Exposure and accrued interest and fees to such other Lender or Eligible Assignee pursuant to the provisions of Section 11.8 below.

2.9.                            Funding Indemnification.  In the event of (a) the payment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 1.8(2) and is revoked in accordance herewith), or (d) the assignment of any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.8(2), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a LIBO Rate Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would have accrued on the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Reserve Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

2.10.                     Taxes.

(1)                                 Any and all payments by or on account of any obligation of any Borrower Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender or Administrative Agent, as applicable, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(2)                                 In addition, each Borrower Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(3)                                 The Borrower Parties shall jointly and severally indemnify the Administrative Agent or any Lender, as applicable, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Administrative Agent or Lender, or required to be withheld or deducted from a payment to such Administrative Agent or Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(4)                                 Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8(3) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (4).

(5)                                 As soon as practicable after any payment of Taxes by any Borrower Party to a Governmental Authority, pursuant to this Section 2.10 such Borrower Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(6)                                 (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(6)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of

IRS Form W-8BEN or IRS Form W-8BEN-E (in each case, or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (in each case, or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” or other applicable article of such tax treaty;

(ii)  executed originals of IRS Form W-8ECI (or successor form);

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (in each case, or successor form); or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or J-3, IRS Form W-9 (in each case, or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(7)                                 If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of any additional amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower Party under this Section 2.10 with respect to Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (7) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (7), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (7) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(8)                                 Each party’s obligations under this Section 2.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(9)                                 For purposes of this Section 2.10, the term “Lender” shall include the Administrative Agent, any Issuing Lender and any Swing Line Lender and the term “applicable law” includes FATCA.

2.11.                     Fees.

(1)                                 Unused Line Fee.  Until the Obligations have been paid in full and the Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Revolving Commitment Termination Date, to the Administrative Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”), for each day during the immediately preceding month or shorter period if calculated on the Revolving Commitment Termination Date, equal to (A) 0.20% per annum multiplied by (B) the amount by which (i) the aggregate amount of the Revolving Lenders’ Revolving Commitments on such day exceeded (ii) the sum of (I) the outstanding amount of Revolving Loans (excluding Swing Line Loans) on such day and (II) the undrawn face amount of all outstanding Letters of Credit on such day.  The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(2)                                 Letter of Credit Fees and Costs(A)        .  (A) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender (based on their respective Applicable Revolving Percentage) in U.S. Dollars, a fee in respect of each Letter of Credit issued for the account of any Macerich Entity (the “Letter of Credit Fee”), in each case for the period from and including the date of issuance of the respective Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to the applicable “LIBO Spread” as listed in the definition of Applicable LIBO Rate on the daily Stated Amount of such Letter of Credit.  Accrued Letter of Credit Fees shall be due and payable on the first Business Day of each August, November, February and May commencing with August of 2016, and on the Revolving Commitment Termination Date or such earlier date upon which the Revolving Commitments are terminated.

(B)                               The Borrower agrees to pay the applicable Issuing Lender, for its own account, in U.S. Dollars, a facing fee in respect of each Letter of Credit issued for the account of any Macerich Entity by such Issuing Lender (the “Facing Fee”), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to one-eighth of one percent (0.125%) per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500.  Accrued Facing Fees shall be due and payable in arrears on the first Business Day of each August, November, February and May commencing with August of 2016, and on the Revolving Commitment Termination Date or such earlier date upon which the Revolving Commitments are terminated.

(C)                               The Borrower shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the applicable Issuing Lender is generally imposing for payment under, issuance of, or amendment to, Letters of Credit issued by it, not to exceed $500 per issuance or amendment.

(3)                                 Administrative Agent Fee.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter.

(4)                                 Payment of Fees.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (except the Facing Fee which shall be paid directly to the Issuing Lenders) for distribution, in the case of the Unused Line Fee and the Letter of Credit Fee, to the Revolving Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

2.12.                     Default Interest.  During such time as there shall have occurred and be continuing an Event of Default, all Obligations (including any accrued and unpaid interest) outstanding, shall, at the election of the Administrative Agent or the Required Lenders, bear interest at a per annum rate equal to two percent (2%) above the applicable rate of interest in effect during the applicable calculation period.

2.13.                     Computation.  All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

2.14.                     Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, fees and prepayment premiums then due under this Agreement and the other Loan Documents, such funds shall be applied (i) first, to pay interest fees and prepayment premiums then due under this Agreement and the other Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and prepayment premiums then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

ARTICLE 3.                           Incremental Facility.

3.1.                            Incremental Facility Request. Borrower may, by written notice to the Administrative Agent on one or more occasions prior to the Revolving Commitment Termination Date, elect to request (A) an increase to the existing Revolving Commitments (any such increase, the “New Revolving Loan Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), by an amount that would result in the sum of all Revolving Commitments (both existing and New Revolving Loan Commitments) plus all New Term Loan Commitments, if any, not exceeding $2,000,000,000 in the aggregate (each such amount in addition to the Revolving Commitments as of the Closing Date, a “Facility Increase” and the maximum aggregate increase, the “Maximum Increase Amount”) and not less than $25,000,000 per request (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between the Maximum Increase Amount and the sum of all such New Revolving Loan Commitments plus New Term Loan Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount.  Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days, nor more than 60 Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter or longer period as the Administrative Agent may agree in its sole discretion) and (B) the identity of each Lender or other Person that is an Eligible Assignee (each Lender or other Eligible Assignee who agrees to provide all or a portion of the New Revolving Loan Commitments being referred to herein as a “New Revolving Loan Lender” and each Lender or other Eligible Assignee who agrees to provide all or a portion of the New Term Loan Commitments being referred to herein as a “New Term Loan Lender”, as applicable) to whom the Borrower proposes any portion of such New Revolving Loan Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender or other Eligible Assignee approached to provide all or a portion of the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment or New Term Loan Commitment, as applicable, and any Lender that fails to respond to Borrower’s request shall be deemed to have declined such request.

3.2.                            Facility Increase Arrangers.  Except as provided in Section 3.1 above, the Administrative Agent and the Joint Lead Arrangers (in such capacity, the “Facility Increase Arrangers”), unless any of them separately waives such right, will manage all aspects of the syndication of the proposed New Revolving Loan Commitments and New Term Loan Commitments in consultation with the Borrower, including identifying each New Revolving Loan Lender or New Term Loan Lender, as applicable, to whom any portion of any Facility Increase shall be allocated, the timing of all offers to Lenders and other Eligible Assignees and the acceptance of commitments, the amounts offered and the compensation provided; provided, that (i) the Facility Increase Arrangers will consult with the Borrower with respect to the syndication of the proposed Facility Increase, (ii) any allocation to any Eligible Assignee that is not a Lender or an Affiliate of a Lender shall be subject to the consent of the Borrower and the Administrative Agent (in each case, such consent not to be unreasonably withheld or delayed) and (iii) in the event the Facility Increase Arrangers are unable to fully syndicate the proposed Facility Increase by the date which is 10 Business Days prior to the applicable Increased Amount Date, the Borrower may identify Persons who are Eligible Assignees to whom the Facility Increase Arrangers shall allocate any unsyndicated portion of the Facility Increase, subject to the Administrative Agent’s consent right as set forth in subclause (ii) above.  Subject to the immediately preceding sentence, the Facility Increase Arrangers and each Lender shall have the ongoing right to sell, assign, syndicate, participate, or transfer all or a portion of its Commitments or Loans or other Obligations owing to it to one or more investors as otherwise provided in Section 11.8.  Without limitation on the Facility Increase Arrangers’ rights as set forth herein, in the event there are Lenders and Eligible Assignees that have committed to New Revolving Loan Commitments or New Term Loan Commitments, as applicable, in excess of the maximum amount requested (or permitted), then the Facility Increase Arrangers shall have the right to allocate such commitments, first to Lenders and then to Eligible Assignees, on whatever basis the Facility Increase Arrangers determine is appropriate (except that no such allocation to any Eligible Assignee that is not a Lender or an Affiliate of any Lender shall be in an amount less than $20,000,000 and the Facility Increase Arrangers will consult with the Borrower with respect to such allocations).

3.3.                            Conditions to Effectiveness of Facility Increase.  Such New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall become effective as of such Increased Amount Date, subject to the satisfaction of each of the following conditions precedent, as determined by the Administrative Agent in its good faith judgment:

(i)   no Potential Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Facility Increase;

(ii)   the Borrower Parties shall be in pro forma compliance with each of the covenants set forth in Section 8.11 as of the last day of the most recently ended Fiscal Quarter after giving effect to such Facility Increase;

(iii)   the New Revolving Loan Commitments and/or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the New Revolving Loan Lender and/or the New Term Loan Lender, as applicable, and the Administrative Agent, each of which shall be recorded in the Register, and each New Revolving Loan Lender and New Term Loan Lender, as applicable, shall be subject to the requirements set forth in Section 2.10(6) and Section 2.10(7), as applicable, and any New Revolving Loan Lender and/or New Term Loan Lender who is not already a Lender shall become a Lender hereunder;

(iv)   the Borrower shall make any payments required pursuant to Section 2.9 in connection with the New Revolving Loan Commitments or New Term Loan Commitments, as applicable;

(v)   the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction;

(vi)   as requested by the Administrative Agent, the Borrower Parties shall have acknowledged and ratified that their obligations under the applicable Loan Documents remain in full force and effect, and, in the case of MAC, continue to guaranty the Obligations under the Loan Documents, as modified by the applicable Facility Increase and the implementation thereof; and

(vii)   the Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the applicable Facility Increase.

3.4.                            Additional Facility Increase Matters.

(1)                                 On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Commitments, (b) each Revolving Lender shall automatically and without further act be deemed to have assigned to each of the New Revolving Loan Lenders, and each such New Revolving Loan Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans will be held by existing Revolving Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Commitments, (c) each New Revolving Loan Commitment shall be deemed for all purposes a Revolving Commitment and each loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (d) each New Revolving Loan Lender shall become a Revolving Lender with respect to the New Revolving Loan Commitment and all matters relating thereto.  The Administrative Agent and the Revolving Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any of the transactions effected pursuant to this Article 3.

(2)                                 On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.  Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(3)                                 The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Loan Commitments and the New Revolving Loan Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and (z) in the case of each notice to any Lender with a Revolving Commitment, the respective interests in such Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

(4)                                 The terms and provisions of the New Revolving Loans shall be identical to the existing Revolving Loans.  Furthermore, (a) the terms of any such New Term Loans of any Series shall not provide for any amortization payments on or prior to the Revolving Commitment Termination Date of the existing Revolving Loans, (b) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the latest Revolving Commitment Termination Date of the existing Revolving Loans, (c) any guarantees provided in respect of the New Term Loans shall also guarantee the other Obligations and (d) the Weighted Average Yield applicable to the New Term Loans of each Series shall be determined by Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement.

(5)                                 Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the good faith judgment of Administrative Agent, to effect the provisions of this Article 3; provided, however, that any amendments to Articles 4 through 10, inclusive, that adversely affect a Lender shall be subject to the provisions of Section 11.2.  All such amendments entered into with the applicable Borrower Parties by the Agents shall be binding and conclusive on all Lenders.

ARTICLE 4.                           Credit Support.

4.1.                            REIT Guaranty.  As credit support for the Obligations, on or before the Closing Date, MAC shall execute and deliver to the Administrative Agent, for the benefit of the Lenders, the REIT Guaranty.

ARTICLE 5.                           Conditions Precedent.

5.1.                            Conditions Precedent to Amendment and Restatement.  As conditions precedent to the amendment and restatement of the Existing Credit Agreement and the effectiveness of this Agreement:

(1)                                 The Borrower shall have delivered or shall have caused to be delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, the Lenders and their counsel and duly executed by the appropriate Persons (with sufficient copies for each of the Lenders), each of the following:

(A)                               This Agreement;

(B)                               A Swing Line Note payable to each Swing Line Lender and, to the extent requested by any Lender pursuant to Section 1.8(6) above, a Revolving Loan Note payable to such Lender;

(C)                               The REIT Guaranty;

(D)                               A certificate of the Secretary or Assistant Secretary of the general partner of the Borrower attaching and certifying (i) the Certificate of Limited Partnership or equivalent registered Organizational Document of the Borrower, certified as of a recent date by the Secretary of State of the State of Delaware, (ii) the limited partnership agreement or equivalent Organizational Document of the Borrower, (iii) the resolutions duly adopted by the Board of Directors of such general partner approving the execution, delivery and performance of the Loan Documents on behalf of the Borrower, (iv) a certificate of authority and good standing or analogous documentation for the Borrower dated as of a recent date from the Secretary of State of the State of Delaware and (v) a certificate of incumbency containing the name, title and true signature of each officer of such general partner authorized to sign the Loan Documents to which the Borrower is a party on behalf of the Borrower;

(E)                                A certificate of the Secretary or Assistant Secretary of MAC attaching and certifying (i) the Articles of Incorporation or equivalent registered Organizational Document of MAC, certified as of a recent date by the Secretary of State of the

State of Maryland, (ii) the bylaws or equivalent Organizational Document of MAC, (iii) the resolutions duly adopted by the Board of Directors of MAC approving the execution, delivery and performance of the Loan Documents to which MAC is a party, (iv) a certificate of authority and good standing or analogous documentation for MAC dated as of a recent date from the Secretary of State of the State of Maryland and (v) a certificate of incumbency containing the name, title and true signature of each officer of MAC authorized to sign the Loan Documents to which MAC is a party on behalf of MAC;

(F)                                 An opinion of counsel for the Borrower Parties as of the Closing Date, in form and substance reasonably acceptable to the Administrative Agent and the Lenders;

(G)                               From a Responsible Officer of MAC, a Closing Certificate dated as of the Closing Date;

(H)                              Confirmation from the Administrative Agent (which may be oral) that all fees required to be paid by the Borrower on or before the Closing Date have been, or will upon the initial funding of the Revolving Loans on the Closing Date be, paid in full;

(I)                                   Evidence satisfactory to the Administrative Agent that all reasonable costs and expenses of the Administrative Agent, including, without limitation, fees of outside counsel and fees of third party consultants and appraisers, required to be paid by the Borrower on or prior to the Closing Date have been, or will upon the funding of the Revolving Loans on the Closing Date be, paid in full; and

(2)                                 All representations and warranties of the Borrower Parties set forth herein and in the other Loan Documents shall be accurate and complete in all material respects as if made on and as of the Closing Date, unless any such representation and warranty speaks as of a particular date, in which case it shall be accurate and complete in all material respects as of such date; provided that, in each case, any representation or warranty that is qualified as to materiality or Material Adverse Effect or similar language shall be true and correct in all respects.

(3)                                 There shall not have occurred and be continuing as of the Closing Date any Event of Default or Potential Default.

(4)                                 All acts and conditions (including, without limitation, the obtaining of any third party consents and necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents by each of the Borrower Parties shall have been done and performed.

(5)                                 There shall not have occurred any change, occurrence or development that could reasonably be expected, in the good faith opinion of the Administrative Agent or the Lenders, to have a Material Adverse Effect.

(6)                                 All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents, shall be satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel.

The making of the initial Loans by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 5.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

5.2.                            Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any New Borrowing (and with respect to subsection (2) below, any LIBO Rate Borrowing), and of the applicable Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(1)                                 The representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except for changes in factual circumstances not prohibited under the Loan Documents and, except further that, in the event any exception or disclosure schedule provided to Administrative Agent in connection with such representations and warranties is proposed by Borrower to be updated, any such updates shall be non-material and shall be approved by the Administrative Agent in its good faith judgment) on and as of the date of such New Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); provided that any representation or warranty that is qualified as to materiality or Material Adverse Effect or similar language shall be true and correct in all respects;

(2)                                 Immediately after giving effect to, a New Borrowing or any LIBO Rate Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Potential Default or Event of Default shall have occurred and be continuing; and

(3)                                 At the time of each New Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, a Responsible Officer shall certify that (i) no Potential Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such New Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Borrower Parties remain in compliance with the covenants set forth in Article 8 after giving effect to such New Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, as applicable, including supporting documentation reasonably satisfactory to the Administrative Agent.

(4)                                 Each New Borrowing and each issuance, amendment, renewal or extension of such Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE 6.                           Representations and Warranties.  As an inducement to the Administrative Agent, each Issuing Lender, each Swing Line Lender and each Lender to enter into this Agreement, each of the Borrower and MAC, collectively and severally, represent and warrant as of the

Closing Date (or such later date as otherwise expressly provided in this Agreement), to the Administrative Agent, each Issuing Lender, each Swing Line Lender and each Lender:

6.1.                            Financial Condition.  Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative Agent: (i) audited financial statements of MAC for the fiscal year ended December 31, 2015 and (ii) unaudited financial statements of MAC for each fiscal quarter ended after March 31, 2016 and more than 45 days prior to the Closing Date (the materials described in clauses (i) and (ii) are referred to as the “Initial Financial Statements”).  All financial statements included in the Initial Financial Statements were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of MAC and its consolidated Subsidiaries as at the respective dates thereof.  None of the Borrower Parties or any of their Subsidiaries has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

6.2.                            No Material Adverse Effect.  Since the Statement Date no event has occurred which has resulted in, or is reasonably likely to have, a Material Adverse Effect.

6.3.                            Compliance with Laws and Agreements.  MAC and each of its Subsidiaries is in compliance with all Requirements of Law and Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.4.                            Organization, Powers; Authorization; Enforceability.

(1)                                 The Borrower (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has all requisite partnership power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and (D) is a partnership for purposes of federal income taxation and for purposes of the tax laws of any state or locality in which the Borrower is subject to taxation based on its income.

(2)                                 MAC (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

(3)                                 True, correct and complete copies of the Organizational Documents described in Sections 5.1(1)(D) and 5.1(1)(E) have been delivered to the Administrative Agent, each of which is in full force and effect, has not been Modified except to the extent indicated therein and, to the best knowledge of each of the Borrower Parties party to this Agreement, there are no material defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a material default under such Organizational Documents.

(4)                                 The Borrower Parties have the requisite partnership, limited liability company or corporate power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents to which they are a party or which are required to be executed on their behalf.  The execution, delivery and performance of each of the Loan Documents by the Borrower Parties and the consummation of the transactions contemplated thereby are within their partnership or corporate powers, as applicable, and have been duly authorized by all necessary partnership or corporate action, as applicable, which such authorization has not been rescinded.  No other partnership or corporate action or proceedings on the part of the Borrower Parties is necessary to consummate such transactions.

(5)                                 Each of the Loan Documents to which each Borrower Party is a party has been duly executed and delivered on behalf of such Borrower Party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights generally and to principles of equity, regardless of whether considered in a proceeding in equity or at law), and is in full force and effect, and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such Borrower Party on or before the Closing Date have been performed or complied with, and no Potential Default or Event of Default exists thereunder.

6.5.                            No Conflict.  The execution, delivery and performance of the Loan Documents, the borrowing hereunder and the use of the proceeds thereof, will not violate any material Requirement of Law or any Organizational Document or any material Contractual Obligation of MAC or any of its Subsidiaries, or create or result in the creation of any Lien on any material assets of any of the Borrower Parties.

6.6.                            No Material Litigation.  Except as disclosed on Schedule 6.6 hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower Parties, threatened by or against MAC or any of its Subsidiaries or against any of such Persons’ Properties or revenues which, could reasonably be expected to have a Material Adverse Effect.

6.7.                            Taxes.  All federal and other material tax returns, reports and similar statements or filings of MAC and its Subsidiaries have been timely filed.  Except for Permitted Encumbrances, all taxes, assessments, fees and other charges of Governmental Authorities upon such Persons and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are subject to a Good Faith Contest; or (ii) the non-payment of such taxes, assessments, fees and other charges of Governmental Authorities would not, individually or in the aggregate, result in a Material Adverse Effect.  The Borrower Parties have no knowledge of any proposed tax assessment against MAC or any of its Subsidiaries that will have or is reasonably likely to have a Material Adverse Effect.

6.8.                            Investment Company Act.  Neither the Borrower nor MAC, nor any Person controlling such entities is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 (as amended from time to time).

6.9.                            Subsidiary Entities.  Schedule 6.9 (A) contains charts and diagrams reflecting the corporate structure of the Borrower Parties and their respective Subsidiary Entities indicating the nature of the corporate, partnership, limited liability company or other equity interest in each Person included in such chart or diagram; and (B) accurately sets forth (1) the correct legal name of such Person, the type of organization, and the jurisdiction of its incorporation or organization, and (2) the percentage thereof owned by the Borrower Parties and their Subsidiaries, in each case, as of the Closing Date.  None of such issued and outstanding Capital Stock or Securities owned by any Borrower Entity is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Securities, in each case, as of the Closing Date, except as noted on Schedule 6.9. The outstanding Capital Stock of each Subsidiary Entity shown on Schedule 6.9 as being owned by a Borrower Party or its Subsidiary is duly authorized and validly issued.  Except where failure may not have a Material Adverse Effect, each Subsidiary Entity of the Borrower Parties:  (A) is a corporation, limited liability company, or partnership, as indicated on Schedule 6.9, duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party, and (C) has all requisite partnership, limited liability company or corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

6.10.                     Federal Reserve Board Regulations.  Neither the Borrower nor MAC is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X.  No part of the proceeds of the Loans will be used, whether directly or indirectly, for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of any Requirement of Law (including, without limitation, the Regulations of the Board of Governors of the Federal Reserve System).

6.11.                     ERISA Compliance.  Except as disclosed on Schedule 6.11:

(1)                                 Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law, except where the failure to do so individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.  Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower Parties nothing has occurred which would cause the loss of such qualification.

(2)                                 There are no pending or, to the best knowledge of the Borrower Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(3)                                 No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan or, to the best knowledge of the Borrower Parties, any Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(4)                                 No Pension Plan has any Unfunded Pension Liability, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(5)                                 None of the Borrower Parties or their respective Subsidiaries, nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(6)                                 None of the Borrower Parties or their respective Subsidiaries, nor any ERISA Affiliate has incurred nor reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(7)                                 None of the Borrower Parties or their respective Subsidiaries, nor any ERISA Affiliate has transferred any Unfunded Pension Liability to any person or otherwise engaged in a transaction that is subject to Section 4069 or 4212(c) of ERISA, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

6.12.                     Assets and Liens.  Each of the Borrower Parties and their respective Subsidiary Entities has good and marketable fee or leasehold title to all Property and assets reflected in the financial statements referred to in Section 6.1 above in all material respects, except Property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof.  None of the Borrower Parties, nor their respective Subsidiary Entities, has outstanding Liens on any of its Properties or assets nor are there any security agreements to which it is a party, except for Liens permitted in accordance with Section 8.1.

6.13.                     Securities Acts.  None of the Borrower Parties or their respective Subsidiary Entities has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933 (as amended from time to time, the “Act”) or any other law, nor are they in violation of any rule, regulation or requirement under the Act, or the Securities Exchange Act of 1934, (as amended from time to time) other than violations which could not reasonably be expected to have a Material Adverse Effect.  None of the Borrower Parties is required to qualify an indenture under the Trust Indenture Act of 1939, (as amended from time to time) in connection with its execution and delivery of this Agreement or the incurrence of Indebtedness hereunder.

6.14.                     Consents, Etc.  Except as disclosed in Schedule 6.14, no consent, approval or authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required on the part of MAC or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents by the Borrower Parties, or the performance of or compliance with the terms, provisions and conditions thereof by such Persons, other than those that have been obtained or will be obtained by the legally required time.

6.15.                     Hazardous Materials.  Except as otherwise disclosed in the reports identified on Schedule 6.15, to the best knowledge of the Borrower and MAC:  (1) as and to the extent that the same would have a Material Adverse Effect, no Hazardous Materials have been discharged, disposed of, or otherwise released on, under, or from the Retail/Other Properties in material violation of Hazardous Materials Laws; (2) the owners of the Retail/Other Properties have obtained all material environmental, health and safety permits and licenses necessary for their respective operations, and all such permits are in good standing and the holder of each such permit is currently in compliance with all terms and conditions of such permits, except to the extent the failure to obtain such permits or comply therewith is not reasonably expected to result in a Material Adverse Effect; (3) none of the Retail/Other Properties is listed or proposed for listing on the National Priorities List (“NPL”) pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List (“CERCLIS”) or any similar applicable state list of sites requiring remedial action under any Hazardous Materials Laws; (4) none of the owners of the Retail/Other Properties has sent or directly arranged for the transport of any hazardous waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list; (5) as and to the extent that the same would have a Material Adverse Effect, there is not now on or in any Retail/Other Property:  (a) any landfill or surface impoundment; (b) any underground storage tanks; (c) any asbestos-containing material; or (d) any polychlorinated biphenyls (PCB), which in the case of any of clauses (a) through (d) is in material violation of any Hazardous Materials Laws; (6) no environmental Lien has attached (and remains in effect) to any Retail/Other Properties; and (7) no other event has occurred with respect to the presence of Hazardous Materials on or under any of the Properties of MAC or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.  Notwithstanding the foregoing, except as otherwise disclosed in the reports identified on Schedule 6.15, to the best knowledge of the Borrower and MAC, on the Closing Date all of the representations set forth above are true and correct with respect to all Real Properties of MAC and its Subsidiaries (and not only the Retail/Other Properties).

6.16.                     Regulated Entities.  Neither MAC nor any of its Subsidiaries: (1) is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness, or (2) is a “foreign person” within the meaning of Section 1445 of the Code.

6.17.                     Copyrights, Patents, Trademarks and Licenses, etc.  To the best knowledge of the Borrower Parties, MAC and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent that individually or in the aggregate, would not result, or be expected to result, in a Material Adverse Effect.  To the best knowledge of the Borrower Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by MAC or its Subsidiaries infringes upon any rights held by any other Person, except for any infringements, individually or in the aggregate, which would not result, or be expected to result, in a Material Adverse Effect.

6.18.                     REIT Status.  MAC:  (1) is a REIT, (2) has not revoked its election to be a REIT, (3) has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) of the Code (or any successor provision thereto), and (4) for all prior tax years subsequent to the effective date of its election to be a REIT has been entitled to, and for its current tax year expects to be entitled to, a dividends paid deduction which meets the requirements of Section 857 of the Code.

6.19.                     Insurance.  As of the Closing Date, the Borrower Parties and their Subsidiaries maintain all insurance policies and coverage required under Section 7.8 hereof.

6.20.                     Full Disclosure.  None of the representations or warranties made by the Borrower Parties in the Loan Documents as of the date such representations and warranties are made or deemed made, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided that with respect to representations and warranties related to any projected financial information, each of the Borrower Parties represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time made, it being recognized by the Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results.

6.21.                     Indebtedness.  Schedule 6.21 sets forth, as of March 31, 2016, all Indebtedness for borrowed money of each of MAC and its Subsidiaries, and, except as set forth on such Schedule 6.21, as of the Closing Date, there are no defaults in the payment of principal or interest on any such Indebtedness, and no payments thereunder have been deferred or extended beyond their stated maturity, and there has been no material change in the type or amount of such Indebtedness since March 31, 2016.

6.22.                     Real Property.  Set forth on Schedule 6.22 is a list, as of the date of this Agreement, of all of the Projects of MAC and its Subsidiaries, indicating in each case whether the respective property is owned or ground leased by such Persons, the identity of the owner or lessee and the location of the respective property.

6.23.                     Brokers.  The Borrower Parties have not dealt with any broker or finder with respect to the transactions embodied in this Agreement and the other Loan Documents.

6.24.                     No Default.  No Default or Potential Default has occurred and is continuing.

6.25.                     Solvency.  On the Closing Date and after giving effect to all loans made on the Closing Date, each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit, each Borrower Party is and shall be Solvent.

6.26.                     Foreign Assets Control Regulations, FCPA, etc.  None of the Macerich Entities or their Affiliates:  (i) is or will be in violation of any Laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed.  Reg.  49079 (2001)) (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (“Patriot Act”) or any other applicable requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (ii) is or will become a “blocked” person listed in or subject to the Annex to the Executive Order; (iii) has been or will be designated as a Specially Designated National on any publicly available lists maintained by OFAC or any other publicly available list of terrorists or terrorist organizations maintained pursuant to the Patriot Act (any person regulated pursuant to clauses (ii) and (iii), a “Prohibited Person”); (iv) conducts or will conduct any business or engages or will engage in any transactions or dealings with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; or any transactions involving any property or interests in property blocked pursuant to the Executive Order or (v) has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or any other applicable anticorruption law.  The Macerich Entities and their Affiliates have conducted their businesses in compliance with applicable Anti-Terrorism Laws and anticorruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to ensure compliance with such laws and with the representation and warranty contained herein.

6.27.                     Sanctions.  None of the Macerich Entities or any of their Related Parties, (i) is currently the subject of any Sanctions, or (ii) is located, organized or residing in any Designated Jurisdiction.  The Macerich Entities will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, or use any Letter of Credit (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Lender, any Agent, any Issuing Lender, any Swing Line Lender or any other Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

ARTICLE 7.                           Affirmative Covenants.  As an inducement to the Administrative Agent, each Issuing Lender, each Swing Line Lender and each Lender to enter into this Agreement, each of the Borrower and MAC, collectively and severally, hereby covenants and agrees with the Administrative Agent, each Issuing Lender, each Swing Line Lender and each Lender that, as long as any Obligations (excluding indemnification or similar contingent Obligations for which no claim has been made) remain unpaid:

7.1.                            Financial Statements.  The Borrower Parties shall maintain, for themselves, and shall cause each of their respective Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP.  Each of the financial statements and reports described below shall be prepared from such system and records and in form reasonably satisfactory to the Administrative Agent, and shall be provided to Administrative Agent (and Administrative Agent shall provide a copy to each requesting Lender):

(1)                                 As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of MAC, the consolidated balance sheet of MAC and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flow of MAC and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated or combined figures, as the case may be, for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by the Borrower or otherwise reasonably satisfactory to the Administrative Agent, which report shall be unqualified (except for qualifications that the Required Lenders do not, in their discretion, consider material) and shall state that such consolidated financial statements fairly present in all material respects the financial position of MAC and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(2)                                 As soon as practicable, and in any event within fifty (50) days after the close of each of the first three fiscal quarters of each fiscal year of MAC, for MAC and its Subsidiaries, unaudited balance sheets as at the close of each such period and the related combined statements of income and cash flow of MAC and its Subsidiaries for such quarter and the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the consolidated or combined figures, as the case may be, for the corresponding periods of the prior fiscal year, all in reasonable detail and in conformity with GAAP (except as otherwise stated therein), together with a representation by a Responsible Financial Officer, as of the date of such financial statements, that such financial statements have been prepared in accordance with GAAP (provided, however, that such financial statements may not include all of the information and footnotes required by GAAP for complete financial information) and reflect all adjustments that are, in the opinion of management, necessary for a fair presentation in all material respects of the financial information contained therein;

(3)                                 Together with each delivery of any quarterly or annual report pursuant to subsections (1) through (2) of this Section 7.1, MAC shall deliver a Compliance Certificate signed by MAC’s Responsible Financial Officer representing and certifying (A) that the Responsible Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated financial condition of MAC and its Subsidiaries, during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Compliance Certificate, of any condition or event which constitutes an Event of Default or Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower, MAC or their Subsidiaries have taken, are taking and propose to take with respect thereto, (B) the calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Article 8, (C) a schedule of Total Liabilities in respect of borrowed money in the level of detail disclosed in MAC’s Form 10-Q filings with the Securities and Exchange Commission, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, and (D) a schedule of EBITDA.

(4)                                 To the extent not otherwise delivered pursuant to this Section 7.1, copies of all financial statements and financial information delivered by the Borrower and MAC (or, upon Administrative Agent’s request, any Subsidiaries of such Persons) from time to time to the holders of any Indebtedness for borrowed money of such Persons; and

(5)                                 Copies of all proxy statements, financial statements, and reports which the Borrower or MAC send to their respective stockholders or limited partners, and copies of all regular, periodic and special reports, and all registration statements under the Act which the Borrower or MAC file with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefore, or with any national securities exchange; provided, however, that there shall not be required to be delivered hereunder such copies for any Lender of prospectuses relating to future series of offerings under registration statements filed under Rule 415 under the Act or other items which such Lender has indicated in writing to the Borrower or MAC from time to time need not be delivered to such Lender.

(6)                                 Notwithstanding the foregoing, it is understood and agreed that, for so long as MAC is publicly traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market System, the Borrower and MAC shall be deemed to have satisfied their obligations under subsections (1), (2), (3) (only with respect to subclause (C)), (4) and (5) of this Section 7.1 by, as applicable, timely filing MAC’s Form 10-Q and Form 10-K with the Securities and Exchange Commission for each applicable period and by filing its proxy statements with the Securities and Exchange Commission.

7.2.                            Certificates; Reports; Other Information.  The Borrower Parties shall furnish or cause to be furnished to the Administrative Agent, each of the Issuing Lenders, each of the Swing Line Lenders and each of the Lenders directly:

(1)                                 From time to time upon reasonable request by the Administrative Agent, a rent roll, tenant sales report and income statement with respect to any Project;

(2)                                 Upon request by the Administrative Agent, which request shall not be made by the Administrative Agent more than once in any calendar year, (i) a report in form and substance reasonably satisfactory to the Administrative Agent outlining all insurance coverage maintained as of the date of such report by MAC and its Subsidiaries and the duration of such coverage and (ii) evidence that all premiums with respect to such coverage have been paid when due.

(3)                                 Promptly, such additional financial and other information, including, without limitation, information regarding MAC and/or its Subsidiaries and any of such entities’ assets and Properties as Administrative Agent or any Lender may from time to time reasonably request, including, without limitation, such information as is necessary for any Lender to participate out any of its interests in the Obligations.

7.3.                            Maintenance of Existence and Properties. The Borrower Parties shall, and shall, to the extent that the failure of the same would have a Material Adverse Effect, cause each of their respective Subsidiaries to, at all times: (1) maintain its corporate existence or existence as a limited partnership or limited liability company, as applicable; provided that any Subsidiary of the Borrower (A) may change its form of organization from one type of legal entity to another to the extent otherwise not prohibited in this Agreement; (B) may effect a dissolution if such actions are taken subsequent to a Disposition of substantially all of its assets as otherwise not prohibited under this Agreement (including Section 8.4); and (C) may merge or consolidate with any Person as otherwise not prohibited by this Agreement (including Section 8.3); (2) maintain in full force and effect all rights, privileges, licenses, approvals, franchises, Properties and assets material to the conduct of its business; (3) remain qualified to do business and maintain its good standing in each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect; and (4) not permit, commit or suffer any waste or abandonment of any Project that will have a Material Adverse Effect.

7.4.                            Inspection of Property; Books and Records; Discussions. The Borrower Parties shall, and shall cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and shall permit representatives of the Administrative Agent, at Lenders’ cost and expense (except in the event that an Event of Default is then continuing), to visit and inspect any of its properties and examine and make copies or abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired by the Administrative Agent and to discuss the business, operations, properties and financial and other condition of MAC and its Subsidiaries with officers and employees of such Persons, and with their independent certified public accountants (provided that representatives of such Persons may be present at and participate in any such discussion).

7.5.                            Notices. The Borrower shall promptly, but in any event within five Business Days after a Responsible Officer of Borrower obtains knowledge thereof, give written notice to the Administrative Agent, each Issuing Lender, each Swing Line Lender and each Lender directly of:

(1)                                 The occurrence of any Potential Default or Event of Default and what action the Borrower has taken, is taking, or is proposing to take in response thereto;

(2)                                 The institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting MAC or any of its Subsidiaries and not previously disclosed, which action, suit, proceeding, governmental investigation or arbitration (i) exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances expose, such Persons, in the Borrower’s reasonable judgment, to liability in an amount aggregating $50,000,000 or more which is not covered by insurance, or (ii) seeks injunctive or other relief which, if obtained, may have a Material Adverse Effect, providing such other information as may be reasonably available to enable Administrative Agent and its counsel to evaluate such matters.  The Borrower, upon request of the Administrative Agent, shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration;

(3)                                 Any labor dispute to which MAC or any of its Subsidiaries may become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons’ and other facilities) which could result in a Material Adverse Effect;

(4)                                 The bankruptcy or cessation of operations of any tenant to which greater than 5% of either the Borrower’s or MAC’s share of consolidated minimum rent is attributable;

(5)                                 The occurrence of any ERISA Event, specifying the nature thereof, what action any Consolidated Entity or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; or

(6)                                 Any event not disclosed pursuant to subsections (1) through (5) above which could reasonably be expected to result in a Material Adverse Effect.

7.6.                            Expenses.  The Borrower shall pay all reasonable out-of-pocket expenses (including reasonable fees and disbursements of outside counsel):  (1) of the Administrative Agent incident to the preparation, negotiation and administration of the Loan Documents, including any proposed Modifications or waivers with respect thereto, the syndication of the Revolving Commitments (but such expenses shall not include any fees paid to the syndicate members), and the preservation and protection of the rights of the Lenders, the Issuing Lenders, the Swing Line Lenders and the Administrative Agent under the Loan Documents, and (2) of the Administrative Agent, each of the Issuing Lenders, each of the Swing Line Lenders and each of the Lenders incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving any Borrower Party or a “workout” of the Obligations; provided that only one property inspection or site visit performed pursuant to Section 7.4 shall be paid for by the Borrower each year, unless a Potential Default or Event of Default has occurred and is continuing, in which case there shall be no limit to property inspections or site visits performed pursuant to Section 7.4, and the Borrower shall pay the costs associated with each such inspection and visit performed during such periods.  The obligations of the Borrower under this Section 7.6 shall survive payment of all other Obligations.

7.7.                            Payment of Indemnified Taxes and Other Taxes and Charges.  The Borrower Parties shall, and shall cause each of their respective Subsidiaries to, file all federal and other material tax returns required to be filed in any jurisdiction and, if applicable, with respect to such federal and other material tax returns, except with respect to taxes subject to any Good Faith Contest, pay and discharge all Indemnified Taxes and Other Taxes imposed upon it or any of its Properties or in respect of any of its franchises, business, income or property before any material penalty shall be incurred with respect to such Indemnified Taxes and Other Taxes.

7.8.                            Insurance.  The Borrower Parties shall, and shall cause each of their respective Subsidiaries to, maintain, to the extent commercially available, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including, without limitation, fire, extended coverage, vandalism, malicious mischief, flood, earthquake, public liability, product liability, business interruption and terrorism) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower Parties or their respective Subsidiaries engage in business or own properties.

7.9.                            Hazardous Materials. The Borrower Parties shall, and shall cause each of their respective Subsidiaries to, do the following:

(1)                                 Keep and maintain all Retail/Other Properties in material compliance with any Hazardous Materials Laws unless the failure to so comply would not be reasonably expected to result in a material adverse effect to such Retail/Other Property or the owner thereof.

(2)                                 Promptly cause the removal of any Hazardous Materials discharged, disposed of, or otherwise released in, on or under any Retail/Other Properties that are in violation of any Hazardous Materials Laws and which would be reasonably expected to result in a material adverse effect to such Retail/Other Property or the owner thereof, and cause any remediation required by any Hazardous Material Laws or Governmental Authority to be performed, though no such action shall be required if any action is subject to a good faith contest.  In the course of carrying out such actions, the Borrower shall provide the Administrative Agent with such periodic information and notices regarding the status of investigation, removal, and remediation, as the Administrative Agent may reasonably require.

(3)                                 Promptly advise the Administrative Agent, each Issuing Lender, each Swing Line Lender and each Lender in writing of any of the following:  (i) any Hazardous Material Claims known to the Borrower which would be reasonably expected to result in a material adverse effect to any Real Property or the owner thereof; (ii) the receipt of any notice of any alleged violation of Hazardous Materials Laws with respect to any Real Property (and the Borrower shall promptly provide the Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders with a copy of such notice of violation), provided that such alleged violation, if true (and if any release of the Hazardous Materials alleged therein were not promptly remediated), would result in a breach of subsections (1) or (2) above; and (iii) the discovery of any occurrence or condition on any Retail/Other Properties that could reasonably be expected to cause such Retail/Other Properties or any part thereof to be in violation of subsections (1) or, if not promptly remediated, (2) above.  If the Administrative Agent, any Issuing Lender, any Swing

Line Lender and/or any Lender shall be joined in any legal proceedings or actions initiated in connection with any Hazardous Materials Claims, each Borrower Party shall indemnify, defend, and hold harmless such Person with respect to any liabilities and out-of-pocket expenses arising with respect thereto, including reasonable attorneys’ fees and disbursements.

(4)                                 Comply with each of the covenants set forth in subsections (1), (2) and (3) of this Section 7.9 with respect to all other Properties of the Borrower and its Subsidiaries unless the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

7.10.                     Compliance with Laws and Contractual Obligations.  The Borrower Parties:  (1) shall comply, in all material respects, with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business, and (2) shall, to the extent that the failure of the same would have a Material Adverse Effect, comply, in all respects, with all Contractual Obligations.  The Borrower Parties shall, to the extent that the failure of the same would have a Material Adverse Effect, cause each of their respective Subsidiaries to:  (1) comply, in all respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, and (2) comply, in all respects, with all Contractual Obligations.

7.11.                     REIT Status.  MAC shall maintain its status as a REIT and (i) all of the representations and warranties set forth in subsections (1), (2) and (4) of Section 6.18 shall remain true and correct at all times and (ii) all of the representations and warranties set forth in subsection (3) of Section 6.18 shall remain true and correct in all material respects.  MAC will do or cause to be done all things necessary to maintain the listing of its Capital Stock on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System (or any successor thereof), and the Borrower will do or cause to be done all things necessary to cause it to be treated as a partnership for purposes of federal income taxation and the tax laws of any state or locality in which the Borrower is subject to taxation based on its income.

7.12.                     Use of Proceeds.  The Letters of Credit and the proceeds of the Loans will be used for general corporate purposes, including the financing of working capital needs.

7.13.                     Management of Projects.  Except as set forth on Schedule 7.13, all Wholly-Owned Projects shall be managed by Subsidiaries of MAC pursuant to agreements that are substantially similar to the Master Management Agreements.

ARTICLE 8.                           Negative Covenants.  As an inducement to the Administrative Agent, each Issuing Lender, each Swing Line Lender and each Lender to enter into this Agreement, each of the Borrower and MAC, jointly and severally, hereby covenants and agrees with the Administrative Agent, each Issuing Lender, each Swing Line Lender and each Lender that, as long as any Obligations (excluding indemnification or similar contingent Obligations for which no claim has been made) remain unpaid:

8.1.                            Liens.

(1)                                 The Borrower Parties shall not, and shall not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist, any Lien upon any of their Property except:

(A)       Liens that secure Secured Indebtedness otherwise permitted under this Agreement;

(B)       Permitted Encumbrances;

(C)       Other Liens which are the subject of a Good Faith Contest; and

(D)       Liens listed on Schedule 8.1.

(2)                                 No Liens on the Capital Stock held by MAC in the Borrower shall be created or suffered to exist.  In addition, at no time shall any Borrower Party or any direct or indirect Subsidiary of the Borrower incur Secured Indebtedness that is secured by a Lien on the Capital Stock of MAC or any direct or indirect Subsidiary of the Borrower other than a Lien on the Capital Stock of the Subsidiary of the Borrower that has incurred Indebtedness secured by a Permitted Mortgage (which Lien shall secure such Indebtedness), unless such Borrower Party has or has caused the applicable Subsidiary to have (i) caused the Obligations to be secured by a Lien that is equal and ratable with any and all other Indebtedness thereby secured, (ii) entered into valid and binding security agreements and executed and delivered such other documents (including UCC-1 financing statements) and instruments as the Administrative Agent deems appropriate in its sole good faith judgment to effect the rights set forth in clause (i) above, and (iii) caused the holder of such Indebtedness secured by such Lien to have entered into intercreditor arrangements with the Administrative Agent, for the benefit of the Lenders, in a form satisfactory to the Administrative Agent in its sole good faith judgment, to effect the rights set forth in clause (i) above.

8.2.                            Indebtedness.  The Borrower Parties may only incur, and permit their respective Subsidiaries to incur, Indebtedness to the extent such Borrower Parties maintain compliance with the financial covenants set forth in Section 8.11 below.  Without limiting the foregoing, the Borrower Parties shall not incur Secured Recourse Indebtedness in excess of 10% of Gross Asset Value at any time.  The terms and conditions of any unsecured Indebtedness that is recourse to any Borrower Party may not be materially more restrictive, when taken as a whole, than the terms and conditions under this Agreement and the other Loan Documents.

8.3.                            Fundamental Change.

(1)                                 Neither MAC nor the Borrower shall do any or all of the following: merge, liquidate, wind-up or consolidate with any Person, or sell, assign, lease or otherwise effect a Disposition, whether in one transaction or in a series of transactions, of all or substantially all of its Properties and assets, whether now owned or hereafter acquired, or enter into any agreement to do any of the foregoing, unless, MAC or the Borrower, as applicable, is the surviving Person in any such merger or consolidation.

(2)                                 None of the Borrower Parties shall, nor shall they permit any of their respective Subsidiaries to, engage to any material extent in any business other than such Person’s business as conducted on the date hereof and businesses which are substantially similar, related or incidental thereto or other additional businesses that would not have a Material Adverse Effect.

8.4.                            Dispositions.  The Borrower Parties shall not permit any of the following to occur:

(1)                                 Any Disposition by MAC of any of the Capital Stock of the Borrower; provided that the forgoing shall not prohibit the Borrower from issuing (i) partnership units as consideration for the acquisition of a Project otherwise permitted under this Agreement or (ii) profit participation units in connection with an employee ownership or similar plan; and

(2)                                 Any Disposition by MAC or any of its Subsidiaries of any of their respective Properties if such Disposition would cause the Borrower Parties to be in violation of any of (a) the covenants set forth in Section 8.11 or (b) the limitations on Investments set forth in Section 8.5.

8.5.                            Investments.  The Borrower Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly make any Investment, except:

(1)                                 Investments in Wholly-Owned Raw Land;

(2)                                 Investments in individual Projects; provided that no individual Project or Capital Stock in a Person owning an individual Project shall be acquired without the consent of the Administrative Agent and the Required Lenders if the Aggregate Investment Value of such Project exceeds 10% of the Gross Asset Value;

(3)                                 Investments in one or more portfolios of Projects; provided that multiple Projects or Capital Stock in Persons owning multiple Projects shall not be acquired in a single transaction or series of related transactions without the consent of the Administrative Agent and the Required Lenders if the Aggregate Investment Value of such Projects exceeds 25% of the Gross Asset Value;

(4)                                 Investments in the Capital Stock of Joint Ventures in which the Borrower, MAC or any Wholly-Owned Subsidiary is not a general partner, co-general partner, managing member or co-managing member, including any such Capital Stock owned as of the Closing Date and set forth on Schedule 8.5 (notwithstanding the foregoing, this covenant shall not include any Joint Ventures for which none of Borrower, MAC, any Wholly-Owned Subsidiary and/or their unaffiliated partner (or member, as applicable) in such Joint Venture, is a general partner or managing member, and any of Borrower, MAC and/or any Wholly-Owned Subsidiary in such Joint Venture, has equal authority as to major decisions with the unaffiliated partner (or member, as applicable) in such Joint Venture); provided that no such Capital Stock shall be acquired without the consent of the Administrative Agent and the Required Lenders if the Aggregate Investment Value of such Capital Stock and all other such Capital Stock then owned by the Borrower Parties and their Subsidiary Entities and acquired after the Closing Date exceeds 5% of the Gross Asset Value;

(5)                                 Investments in the Capital Stock of Joint Ventures in which the Borrower, MAC or any Wholly-Owned Subsidiary is a general partner or a managing member; provided that no such Capital Stock shall be acquired without the consent of the Administrative Agent and the Required Lenders if the Aggregate Investment Value of such Capital Stock and all other such Capital Stock then owned by the Borrower Parties and their Subsidiary Entities exceeds 55% of Gross Asset Value;

(6)                                 Investments in Real Property Under Construction;

(7)                                 The redemption by MAC of partnership units in the Borrower in accordance with its Organizational Documents, so long as (solely with respect to redemptions that are not required to be made under the applicable Organizational Documents or other contractual obligations of such entity), no Potential Default or Event of Default has occurred and is continuing;

(8)                                 Investments consisting of first lien priority Mortgage Loans acquired by the Borrower, MAC or any Wholly-Owned Subsidiary;

(9)                                 Investments in the Capital Stock of Management Companies;

(10)                          Investments consisting of Cash and Cash Equivalents; and

(11)                          Other Investments (exclusive of Investments made pursuant to the foregoing clauses (1) through (10) of this Section 8.5); provided that the Aggregate Investment Value of such other Investments pursuant to this clause (11) shall not exceed 3% of Gross Asset Value.

8.6.                            Transactions with Partners and Affiliates.  The Borrower Parties shall not, and shall not permit any of their respective Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with a holder or holders of more than five percent (5%) of any class of equity Securities of MAC, or with any Affiliate of MAC which is not its Subsidiary (a “Transactional Affiliate”), except as set forth on Schedule 8.6 or except upon fair and reasonable terms no less favorable to the Borrower Parties than would be obtained in a comparable arm’s-length transaction with a Person not a Transactional Affiliate; provided that any management agreement substantially in the form of the Master Management Agreements shall be deemed to satisfy the criteria set forth in this Section 8.6.

8.7.                            Margin Regulations; Securities Laws.  Neither MAC nor any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock for any purpose which violates, or which would be inconsistent with, any Requirements of Law (including, without limitation, the provisions of the regulations of the Board of Governors of the Federal Reserve System).

8.8.                            Organizational Documents.  Without the prior written consent of Administrative Agent, which shall not be unreasonably withheld, MAC and the Borrower shall not Modify any of the terms or provisions in any of their respective Organizational Documents as in effect as of the Closing Date which would change in any material manner the rights and obligations of the parties to such Organizational Documents, except (a) any Modifications necessary for the Borrower or MAC to issue more Capital Stock (provided such issuance does not otherwise violate the terms of this Agreement), (b) any Modifications which would not have an adverse effect on the Borrower Parties or their Subsidiaries or (c) Modifications which would have no adverse, substantive effect on the rights or interests of the Lenders in conjunction with the Loans or under the Loan Documents.

8.9.                            Fiscal Year.  None of the Borrower Parties or Consolidated Entities (other than a De Minimis Subsidiary) shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

8.10.                     Distributions.  MAC and the Borrower shall not make any Distribution if at the time of such Distribution an Event of Default has occurred and is continuing; provided that notwithstanding anything in this Section 8.10 or any other provision of this Agreement to the contrary, MAC and the Borrower may make Distributions if, after taking into account all available funds of MAC from all other sources, such Distributions are required in order to enable MAC to continue to qualify as a REIT.

8.11.                     Financial Covenants of Borrower Parties.

(1)                                 Minimum Net Worth. As of the last day of any Fiscal Quarter occurring after the Closing Date, Net Worth shall not be less than $5,500,000,000.

(2)                                 Maximum Total Liabilities to Gross Asset Value. The ratio of Total Liabilities to Gross Asset Value (expressed as a percentage) shall not at any time be more than 65%.

(3)                                 Minimum Fixed Charge Coverage Ratio. As of the last day of any Fiscal Quarter occurring after the Closing Date, the Fixed Charge Coverage Ratio shall not be less than 1.50 to 1.

(4)                                 Secured Debt to Gross Asset Value.  At any time from and after the Closing Date, the Secured Indebtedness Ratio (expressed as a percentage) shall not exceed 52.5%.

(5)                                 Maximum Floating Rate Debt.  The Borrower Parties shall maintain Hedging Obligations on a notional amount of Total Liabilities in respect of Borrowed Indebtedness so that such notional amount, when added to the aggregate principal amount of such Total Liabilities which bears interest at a fixed rate, equals or exceeds 65% of the aggregate principal amount of all Total Liabilities in respect of Borrowed Indebtedness.

ARTICLE 9.                           Events of Default.  Upon the occurrence of any of the following events (an “Event of Default”):

9.1.                            The Borrower shall fail to make any payment of principal or interest on the Loans or pay any reimbursement obligation in respect of any LC Disbursement on the date when due or shall fail to pay any other Obligation within three days of the date when due; or

9.2.                            Any representation or warranty made by the Borrower Parties in any Loan Document or in connection with any Loan Document shall be inaccurate or incomplete in any material respect on or as of the date made or deemed made; or

9.3.                            Any of the Borrower Parties shall default in the observance or performance of any covenant or agreement contained in Section 1.4(11), Article 8 or Sections 7.3(1) (with respect only to the Borrower Parties), 7.5(1), 7.11, and 7.12; or

9.4.                            Any of the Borrower Parties shall fail to observe or perform any other term or provision contained in the Loan Documents and such failure shall continue for thirty (30) days following the date a Responsible Officer of such Borrower Party knew of such failure or Borrower Party received notice thereof from Administrative Agent; or

9.5.                            Any of the Borrower Parties, or any of their respective Subsidiaries, shall default in any payment of principal of or interest on any recourse Indebtedness (other than the Obligations) in an aggregate unpaid amount for all such Persons in excess of $100,000,000, and, prior to the election of the Lenders to accelerate the Obligations hereunder, such recourse Indebtedness is not paid or the payment thereof waived or cured in accordance with the terms of the documents, instruments and agreements evidencing the same; or

9.6.                            [Reserved]; or

9.7.                            (1) Any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary), shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; or (2) there shall be commenced against any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary) any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (3) there shall be commenced against any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within ninety (90) days from the entry thereof; or (4) any of the Borrower Parties or any Consolidated Entities

(other than a De Minimis Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clause (1), (2) or (3) above; or (5) any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

9.8.                            (1) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any of the Borrower Parties in an aggregate amount in excess of $100,000,000, (2) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by any of the Borrower Parties or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $100,000,000 or (3) any of the Borrower Parties or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

9.9.                            One or more judgments or decrees in an aggregate amount in excess of $100,000,000 (excluding judgments and decrees covered by insurance, without giving effect to self-insurance or deductibles) shall be entered and be outstanding at any date against any of the Borrower Parties or any Consolidated Entities (other than a De Minimis Subsidiary) and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal (or otherwise secured in a manner satisfactory to Administrative Agent in its reasonable judgment) within sixty (60) days from the entry thereof or in any event later than five days prior to the date of any proposed sale thereunder; or

9.10.                     MAC shall attempt to rescind or revoke the REIT Guaranty, with respect to future transactions or otherwise, or shall fail to observe or perform any term or provision of the REIT Guaranty; or

9.11.                     MAC shall fail to maintain its status as a REIT; or

9.12.                     The Capital Stock of MAC is no longer listed on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market System; or

9.13.                     Any Event of Default shall occur under any of the other Loan Documents; or

9.14.                     There shall occur a Change of Control;

THEN,

automatically upon the occurrence of an Event of Default under Section 9.7 above, and in all other cases at the option of the Administrative Agent or at the request or with the consent of the Required Lenders:  (i) the Commitments shall terminate; (ii) the Administrative Agent may exercise, on behalf of the Lenders, all rights and remedies under the REIT Guaranty; (iii) the outstanding principal balance of the Loans and interest accrued but unpaid thereon and all other

Obligations shall become immediately due and payable, without demand upon or presentment to any of the Borrower Parties, which are expressly waived by the Borrower Parties; and (iv) the Administrative Agent and the Lenders may immediately exercise all rights, powers and remedies available to them at law, in equity or otherwise, including, without limitation, under the other Loan Documents, all of which rights, powers and remedies are cumulative and not exclusive.

Following the occurrence of an Event of Default and acceleration of the Obligations, all amounts received by the Administrative Agent on account of the Obligations, shall be promptly disbursed by the Administrative Agent as follows:

(1)                                 first, to the payment of out-of-pocket third party expenses incurred by the Administrative Agent in the performance of its duties and the enforcement of the rights of the Lenders under the Loan Documents, including, without limitation, all costs and expenses of collection, “workout”, attorneys’ fees, court costs and other amounts payable as provided in Section 10.7;

(2)                                 second, to the extent proceeds remain after the application pursuant to the preceding clause (1), to the payment of any other fees payable to the Administrative Agent, the Issuing Lenders and the Swing Line Lenders in accordance with this Agreement or under any other Loan Document;

(3)                                 third, to the extent proceeds remain after the application pursuant to the preceding clauses (1) and (2) inclusive, to the Lenders, the Issuing Lenders and the Swing Line Lenders in payment of all outstanding accrued and unpaid interest and fees with respect to the Loans, Letters of Credit and Swing Line Loans pro rata in accordance with their respective Credit Exposure, until such interest and fees have been paid in full; and

(4)                                 fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (1) through (3) inclusive, to the Lenders, the Issuing Lenders and the Swing Line Lenders in payment of the outstanding principal amount of all Loans, unreimbursed LC Disbursements and Swing Line Loans (and, in the case of undrawn Letters of Credit, payment of the amount that would be owing if such Letter of Credit were drawn, which amount shall be held in accordance with the immediately following paragraph of this Article 9) pro rata in accordance with their respective Credit Exposure, until such principal amount has been paid in full.

If any Issuing Lender is to receive a distribution in accordance with the procedures set forth above in the immediately preceding paragraph on account of undrawn amounts with respect to Letters of Credit issued hereunder, such amounts shall be paid to the Administrative Agent as Cash Collateral, for the equal and ratable benefit of the Lenders, the Swing Line Lenders and Agents.

The order of priority set forth in Article 9 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agents, the Lenders, the Swing Line Lenders and the Issuing Lenders as among themselves.  The order of priority set forth in clauses (3) and (4) of this Article 9 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower or any other Person.

ARTICLE 10.                    The Agents.

10.1.                     Appointment.  Each of the Lenders, the Issuing Lenders and the Swing Line Lenders hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against any of the Agents.  Each Lender acknowledges and agrees that it shall be bound by all terms and conditions of the REIT Guaranty.

10.2.                     Delegation of Duties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

10.3.                     Exculpatory Provisions.  None of the Administrative Agent, the other Agents, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person’s own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders, the Issuing Lenders or the Swing Line Lenders for any recitals, statements, representations or warranties made by the Borrower Parties or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of the Borrower Parties to perform their obligations hereunder.  The Administrative Agent and all other Agents shall not be under any obligation to any Lender, any Issuing Lender or any Swing Line Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of the Borrower Parties.

10.4.                     Reliance by the Agents.  Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent.  As to the Lenders, the Issuing Lenders and the Swing Line Lenders:  (1) the Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of one hundred percent (100%) of the Lenders, the Issuing Lenders and the Swing Line Lenders (or, if a provision of this Agreement expressly provides that a lesser number of the Lenders may direct the action of the Administrative Agent, such lesser number of Lenders) or it shall first be indemnified to its satisfaction by the Lenders, the Issuing Lenders and the Swing Line Lenders ratably in accordance with their respective Applicable Percentages against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from the Administrative Agent’s gross negligence or willful misconduct); and (2) the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of one hundred percent (100%) of the Lenders (or, if a provision of this Agreement expressly provides that the Administrative Agent shall be required to act or refrain from acting at the request of a lesser number of the Lenders, such lesser number of Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

10.5.                     Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to the Loan Documents, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice and a Potential Default has occurred, the Administrative Agent shall promptly give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interest of the Lenders (except to the extent that this Agreement, or the REIT Guaranty, expressly require that such action be taken or not taken by the Administrative Agent with the consent or upon the authorization of the Required Lenders or such other group of Lenders, in which case such action will be taken or not taken as directed by the Required Lenders or such other group of Lenders).

10.6.                     Non-Reliance on Agents and Other Lenders.  Each of the Lenders, the Issuing Lenders and the Swing Line Lenders expressly acknowledges that none of the Administrative Agent, the other Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the other Agents hereinafter taken, including any review of the affairs of the Borrower Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or the other Agents to any Lender, any Issuing Lender or any Swing Line Lender.  Each of the Lenders, the Issuing Lenders and the Swing Line Lenders represents to the Administrative Agent and the other Agents that it has, independently and without reliance upon the Administrative Agent, the other Agents or any other Lender, any other Issuing Lender or any other Swing Line Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower Parties and made its own decision to make its loans hereunder and enter into this Agreement.  Each Lender, each Issuing Lender and each Swing Line Lender also represents that it will, independently and without reliance upon the Administrative Agent, the other Agents or any other Lender, any other Issuing Lender or any other Swing Line Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders, the Issuing Lenders and the Swing Line Lenders by the Administrative Agent hereunder, the Administrative Agent, the other Agents shall not have any duty or responsibility to provide any Lender, any Issuing Lender or any Swing Line Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or MAC which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

10.7.                     Indemnification; Reimbursement.

(1)                                 The Lenders, the Issuing Lenders and the Swing Line Lenders agree to indemnify the Administrative Agent and the other Agents in their respective capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or the other Agents in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent or the other Agents under or in connection with any of the foregoing; provided that no Lender, nor any Issuing Lender or any Swing Line Lender, shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or any other Agent’s gross negligence or willful misconduct, respectively.  The provisions of this Section 10.7 shall survive the indefeasible payment of the Obligations, the Revolving Commitment Termination Date and the termination of this Agreement.

(2)                                 If Administrative Agent incurs any reasonable costs or expenses (including, without limitation, those for legal services) after the date of this Agreement and with respect to any actual or proposed Modification or waiver of any term of the Loan Documents or restructuring or refinancing thereof or with any effort to enforce or protect Lenders’, Issuing Lenders’ or Swing Line Lenders’ rights or interests with respect thereto (including any protective advances made in accordance with any Loan Document), or otherwise with respect to the performance of its role as Administrative Agent under this Agreement, each in accordance with the terms of this Agreement, then, if such costs are not reimbursed by or on behalf of Borrower, Lenders shall reimburse Administrative Agent for their respective Applicable Percentages of such costs promptly after request therefor.  If Administrative Agent recovers any amounts for which Administrative Agent has previously been reimbursed by Lenders hereunder, Administrative Agent shall promptly distribute to Lenders their respective Applicable Percentages thereof.

10.8.                     Agents in Their Individual Capacity.  The Administrative Agent, the other Agents and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Borrower Parties or any of their respective Subsidiary Entities and Affiliates as though the Administrative Agent and the other Agents were not, respectively, the Administrative Agent, a Co-Syndication Agent or another Agent hereunder.  With respect to such loans made or renewed by them and any Note issued to them, the Administrative Agent and the other Agents shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, a Co-Syndication Agent or another Agent, respectively, and the terms “Lender” and “Lenders” shall include the Administrative Agent, each Co-Syndication Agent and each other Agent in its individual capacity.

10.9.                     Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent under the Loan Documents upon thirty (30) days’ notice to the Lenders.  If the Administrative Agent shall resign, then the Lenders, the Issuing Lenders and the Swing Line Lenders (other than the Lender resigning as Administrative Agent) shall (with, so long as there shall not exist and be continuing an Event of Default, the consent of the Borrower, such consent not to be unreasonably withheld or delayed) appoint from among the Lenders a successor agent or, if the Lenders, the Issuing Lenders and the Swing Line Lenders are unable to agree on the appointment of a successor agent, the Administrative Agent shall appoint a successor agent for the Lenders, the Issuing Lenders and the Swing Line Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any of the Loan Documents or successors thereto.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

10.10.              [Reserved].

10.11.              Limitations on Agents’ Liability.  None of the Co-Syndication Agents, the Documentation Agent, or the Joint Lead Arrangers, in such capacities, shall have any right, power, obligation, liability, responsibility or duty under this Agreement.

ARTICLE 11.                    Miscellaneous Provisions.

11.1.                     No Assignment by the Borrower.  None of the Borrower Parties may assign its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Administrative Agent and one hundred percent (100%) of the Lenders, the Issuing Lenders and the Swing Line Lenders.  Subject to the foregoing, all provisions contained in this Agreement and the other Loan Documents and in any document or agreement referred to herein or therein or relating hereto or thereto shall inure to the benefit of the Administrative Agent, each Issuing Lender, each Swing Line Lender and each Lender, their respective successors and assigns, and shall be binding upon each of the Borrower Parties and such Person’s successors and assigns.

11.2.                     Modification.

(1)                                 Subject to the additional requirements of Section 11.2(2) and 11.2(3), neither this Agreement nor any other Loan Document may be Modified or waived unless such Modification or waiver is in writing and signed by the Administrative Agent, MAC, the Borrower and the Required Lenders; provided that Administrative Agent may, with the consent of the Borrower only, (i) Modify this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender, any Issuing Lender or any Swing Line Lender and (ii) Modify this Agreement or any other Loan Document to permit additional affiliates of the Borrower to guarantee the Obligations and/or provide collateral therefor; provided further that this Agreement may be amended by any Joinder Agreements as contemplated by Article 3 hereof.

(2)                                 Notwithstanding the foregoing, no such Modification or waiver shall, without the prior written consent of each Lender that would be directly and adversely affected thereby:  (i) reduce the principal of, or rate of interest on, any Loan or any LC Disbursement or fees payable hereunder (except (x) in connection with the waiver or applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)), (ii) except as expressly contemplated by this Section 11.2 and Section 11.8 below, modify the Commitment of any Lender over the amount thereof then in effect or extend the expiration date of any Commitment of any Lender, in each case, without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Potential Default or Event of Default shall constitute an increase in any Commitment of any Lender, (iii) Modify the definition of “Required Lenders” (provided that additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” on substantially the same basis as the Commitments and the revolving Loans are included on the Closing Date), (iv) extend or waive any scheduled payment date for any principal, interest or fees, (v) release MAC from its obligations under the REIT Guaranty or release the Macerich Partnership from its obligation to repay the Loans and LC Disbursements hereunder, (vi) Modify this Section 11.2, (vii) Modify any provision of the Loan Documents which by its terms requires the consent or approval of all affected Lenders or (viii) Modify any pro rata sharing provision of any Loan Document; provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (iii), (v), (vi) and (viii).

(3)                                 No Modification of any provision of the Loan Documents, or consent to any departure by any Borrower Party therefrom, shall: (i) Modify any provision of the Loan Documents relating to the Administrative Agent without the written consent of the Administrative Agent; or (ii) Modify or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of the Swing Line Lenders; (iii) Modify any provision hereof relating to the Individual Swing Line Sublimit or the Swing Line Loans of the applicable Swing Line Lender with respect thereto without the consent of such Swing Line Lender; (iv) Modify any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 1.4 or the limitations on amounts of Letters of Credit of the applicable Issuing Lenders set forth in Section 1.4(3), in each case, without the written consent of Administrative Agent and the Issuing Lenders; (v) Modify or waive any provision hereof relating to the Letter of Credit Commitment of any Issuing Lender, extend or waive any scheduled payment date for any reimbursement of any LC Disbursement or any pledge or deposit of Cash Collateral or extend the LC Commitment Expiry Date of any Issuing Lender, in each case, without the consent of such Issuing Lender;  provided, no amendment, modification or waiver of any condition precedent, covenant, Potential Default or Event of Default shall constitute a modification of the Letter of Credit Commitment of any Issuing Lender; or (vi) Modify any provision of the Loan Documents relating to any Agent without the written consent of such Agent.

(4)                                 Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into Joinder Agreements in accordance with Article 3 and such Joinder Agreements shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

(5)                                 If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to this Agreement or any other Loan Document that requires the consent of each Lender that would be directly and adversely affected thereby or the consent of all Lenders, as the case may be, the Borrower may replace such non-consenting Lender in accordance with Section 2.8(2); provided that (i) such proposed amendment, waiver, consent or release has otherwise been approved by the Required Lenders and (ii) such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Further, it is expressly agreed and understood that the failure by the Required Lenders to elect to accelerate amounts outstanding hereunder and/or to terminate the Commitments of the Lenders, the Swing Line Lenders and the Issuing Lenders hereunder shall not constitute a Modification or waiver of any term or provision of this Agreement.

11.3.                     Cumulative Rights; No Waiver.  The rights, powers and remedies of the Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements among the Borrower Parties, the Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders relating hereto, at law, in equity or otherwise.  Any delay or failure by Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by the Administrative Agent, the Issuing Lenders, the Swing Line Lenders or the Lenders, and no single or partial exercise by the Administrative Agent, the Issuing Lenders, the Swing Line Lenders or the Lenders of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

11.4.                     Entire Agreement.  This Agreement, the other Loan Documents and the schedules, appendices, documents and agreements referred to herein and therein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

11.5.                     Survival.  All representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents on the part of the Borrower Parties shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

11.6.                     Notices.

(1)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (2) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, in each case, addressed to the party at the address set forth on Schedule 11.6 attached hereto.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (2) below, shall be effective as provided in said paragraph (2).

(2)                                 Electronic Communications.  Notices and other communications to the Lenders, the Issuing Lenders and the Swing Line Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, any Issuing Lender or any Swing Line Lender pursuant to Section 1.5 if such Lender, such Issuing Lender or such Swing Line Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) of this paragraph, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(3)                                 Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(4)                                 Platform.

(A)                               Each Borrower Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lenders, the Swing Line Lenders and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(B)                               The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or MAC, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s , any Borrower Party’s or the Administrative Agent’s transmission of Communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Borrower Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender, any Swing Line Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

11.7.                     Governing Law.  This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof that would result in the application of any law other than the law of the State of New York.

11.8.                     Assignments, Participations, Etc.

(1)                                 With the prior written consent of the Administrative Agent, the Issuing Lenders, the Swing Line Lenders and, but only if there has not occurred and is continuing an Event of Default or Potential Default, MAC, in each case such consents not to be unreasonably withheld or delayed, any Lender may at any time assign and delegate to one or more Eligible Assignees (provided that (i) no written consent of MAC or the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or to another Lender or its Affiliate or an Approved Fund, (ii) MAC

shall be deemed to have consented to any such assignment and delegation unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof and (iii) MAC’s refusal to consent to an assignment to an assignee on the basis that MAC would be obligated to pay to the assignee pursuant to Section 2.7 an amount in excess of the amount payable to the applicable assignor pursuant to Section 2.7 immediately prior to such assignment is deemed to be reasonable) (each an “Assignee”) all or any part of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) and the other Obligations held by such Lender hereunder, in a minimum amount of $5 million (or (A) if such Assignee is another Lender or an Affiliate of a Lender, $1 million, or such lesser amount as agreed by the Administrative Agent; and (B) if such Lender’s Commitment is less than $5 million, one hundred percent (100%) thereof); provided, however, that MAC, the Borrower, the Issuing Lenders, the Swing Line Lenders and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower, the Issuing Lenders, the Swing Line Lenders and the Administrative Agent by such Lender and the Assignee and such assignment shall have been recorded in the Register in accordance with Section 11.8(1)(B); (ii) such Lender and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance Agreement; and (iii) the Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

(A)                               From and after the date that the Administrative Agent notifies the assignor Lender and the Borrower that it has received an executed Assignment and Acceptance Agreement and payment of the above-referenced processing fee:  (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under the Loan Documents, (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Loan Documents (but shall be entitled to indemnification as otherwise provided in this Agreement with respect to any events occurring prior to the assignment) and (iii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments resulting therefrom.

(B)                               Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until receipt by Administrative Agent of a fully executed Assignment and Acceptance Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 11.8(1).  Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment and Acceptance Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower and a copy of such Assignment and Acceptance Agreement shall be maintained, as applicable.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding absent manifest error on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(2)                                 Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance Agreement and payment of the processing fee (which notice shall also be sent by the Administrative Agent to each Lender), the Borrower shall, if requested by the Assignee, execute and deliver to the Administrative Agent, a new Note evidencing such Assignee’s Revolving Commitment.

(3)                                 Any Lender may at any time, without notice to or the consent of any other Person, sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a “Participant”) participating interests in all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it) (the “Originating Lender”); provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, and (iii) the Borrower, the Issuing Lenders, the Swing Line Lenders and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents.  In the case of any such participation, the Participant shall be entitled to the benefit of Sections 2.5, 2.6 and 2.7 (and subject to the burdens of Sections 2.8 and 11.8 above), and the benefits of Section 2.10 (subject to the requirements and limitations therein, including the requirements under Section 2.10(6) (it being understood that the documentation required under Section 2.10(6) shall be delivered to the participating Lender)) as though it were also a Lender thereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, and Section 11.10 of this Agreement shall apply to such Participant as if it were a Lender party hereto.

(4)                                 Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may pledge and/or assign all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it) to any Federal Reserve Bank or other central bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank or other central bank, provided that any payment in respect of such pledged and assigned interests made by the Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect to such assigned interests to the extent of such payment.  No such pledge or assignment shall release the assigning Lender from its obligations hereunder.

(5)                                 Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices a register on which it enters the names and addresses of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document)  except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding  notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(6)                                 No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (1) of this Section 11.8, (ii) by way of participation in accordance with the provisions of paragraphs (3) and (5) of this Section 11.8, or (iii) by way of assignment of a security interest subject to the restrictions of paragraph (4) of this Section 11.8 (and any other attempted assignment or transfer by any party hereto shall be null and void).

(7)                                 A Participant shall not be entitled to receive any greater payment under Section 2.7 or 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with MAC’s prior written consent.

11.9.                     Counterparts; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

11.10.              Sharing of Payments.  If any Lender, any Issuing Lender or any Swing Line Lender shall receive and retain any payment, whether by setoff, application of deposit balance or security,  or otherwise,  in respect of the Obligations in excess of such Lender’s, such Swing Line Lender’s or such Issuing Lender’s Applicable Revolving Percentage, then such Lender, such Swing Line Lender or such Issuing Lender shall purchase from the other Revolving Lenders, for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, Swing Line Lender or Issuing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.  Each Lender, each Swing Line Lender and each Issuing Lender are hereby authorized by the Borrower Parties to exercise any and all rights of setoff, counterclaim or bankers’ lien against the full amount of the Obligations, whether or not held by such Lender, such Swing Line Lender or such Issuing Lender.  Each of the Lenders, the Swing Line Lenders and the Issuing Lenders hereby agree to exercise any such rights first against the Obligations and only then to any other Indebtedness of the Borrower to such Lender, such Swing Line Lender or such Issuing Lender.

11.11.              Confidentiality.  Each Lender, each Swing Line Lender and each Issuing Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by any of the Borrower Parties or by the Administrative Agent on the Borrower Parties’ behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information:  (1) was or becomes generally available to the public other than as a result of a disclosure by any Lender, any Swing Line Lender or any Issuing Lender or any prospective Lender, or (2) was or becomes available from a source other than the Borrower Parties not known to the Lenders, the Swing Line Lenders or the Issuing Lenders to be in breach of an obligation of confidentiality to the Borrower Parties in the disclosure of such information.  Nothing contained herein shall restrict any Lender, any Swing Line Lender or any Issuing Lender from disclosing such information (i) at the request or pursuant to any requirement of any Governmental Authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Swing Line Lender, any Issuing Lender, any Lender or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to such Lender’s, such Swing Line Lender’s or such Issuing Lender’s Affiliates and to their and their Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (vii) to the extent such disclosure is otherwise consented to by the Borrower; (viii) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Borrower Parties received by it from any Agent or any Lender; (ix) to the other parties to this Agreement; (x) to bank trade publications (in the case of this clause (x), such information limited to deal terms and other information customarily found in such publications); and (xi) to any Participant or Assignee and to any prospective Participant or Assignee or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower Parties and their obligations, provided that each Participant and Assignee,  prospective Participant or Assignee or contractual counterparty first agrees to be bound by the provisions of this Section 11.11 or to confidentiality provisions that are at least as restrictive as this Section 11.11.

11.12.              Consent to Jurisdiction.  SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE

OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE BORROWER PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.6; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE BORROWER PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY BORROWER PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY LOAN DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

11.13.              Waiver of Jury Trial.  EACH OF THE BORROWER, MAC, THE ADMINISTRATIVE AGENT, THE ISSUING LENDERS, THE SWING LINE LENDERS AND THE LENDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE  OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH OF THE BORROWER, MAC, THE ADMINISTRATIVE AGENT, THE ISSUING LENDERS, THE SWING LINE LENDERS AND THE LENDERS EACH AGREE  THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF SUCH PARTIES FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.14.              Indemnity.  Whether or not the transactions contemplated hereby are consummated, each of the Borrower Parties shall, jointly and severally, indemnify and hold the Administrative Agent, the other Agents, each Issuing Lender, each Swing Line Lender and each Lender and each of their respective Related Parties (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney’s fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following the Revolving Commitment Termination Date and the termination, resignation or replacement of the Administrative Agent, any Swing Line Lender, any Issuing Lender or replacement of any Lender) be imposed on, incurred by  or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that the Borrower Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person as finally determined in a nonappealable judgment  by a court of competent jurisdiction and provided further, however, that in no event shall any officer, director, employee, agent, consultant, investor, manager or other Person (except only the Borrower Parties) have any indemnification obligation or liability of any kind to any Indemnified Person under this Section 11.14.  To the extent permitted by applicable law, no Borrower Party or, subject to the proviso at the end of this sentence, no Indemnified Person shall assert, and each Borrower Party hereby waives, any claim against each Indemnified Person, and each Indemnified Person hereby waives, any claim against each Borrower Party, in each case, in respect of any Punitive Damages and each Borrower Party and each Indemnified Person hereby waives, releases and agrees not to sue upon any such claim or any such Punitive Damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, however, that the foregoing is not in any way intended to affect the rights of the Indemnified Persons with respect to Punitive Damages awarded to a third party that are otherwise subject to indemnification pursuant to this Section 11.14.  The agreements in this Section 11.14 shall survive payment of all other Obligations.  This Section 11.14 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.15.              Telephonic Instruction.  Any agreement of the Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders herein to receive certain notices by telephone is solely for the convenience and at the request of the Borrower.  The Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Lenders, the Swing Line Lenders or the Lenders in reliance upon such telephonic notice.  The obligation of the Borrower to repay the Loans and the LC Disbursements shall not be affected in any way or to any extent by any failure by the Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders to receive written confirmation of any telephonic notice or the receipt by the Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Lenders, the Swing Line Lenders and the Lenders to be contained in the telephonic notice.

11.16.              Marshalling; Payments Set Aside.  Neither the Administrative Agent, any other Agent, any Issuing Lender, any Swing Line Lender nor the Lenders shall be under any obligation to marshal any assets in favor of any of the Borrower Parties or any other Person or against or in payment of any or all of the Obligations.  To the extent that any of the Borrower Parties makes a payment or payments to the Administrative Agent, the Issuing Lenders, the Swing Line Lenders or the Lenders, or the Administrative Agent, any other Agent, any Issuing Lender, any Swing Line Lender or the Lenders exercise their rights of set-off, and such payment or payments or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any insolvency proceeding, or otherwise, then (1) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (2) each Lender, each Swing Line Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.

11.17.              Set-off.  In addition to any rights and remedies of the Lenders, the Swing Line Lenders and the Issuing Lenders provided by law, if an Event of Default exists, each Lender, each Swing Line Lender and each Issuing Lender is authorized at any time and from time to time, without prior notice to the Borrower Parties, any such notice being waived by the Borrower Parties to the fullest extent permitted by law, to set off and apply in favor of the Lenders, Swing Line Lenders, Issuing Lenders and Agents any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender, such Swing Line Lender or such Issuing Lender  to or for the credit or the account of the Borrower Parties against any and all Obligations owing, now or hereafter existing, irrespective of whether or not the Administrative Agent, any other Agent or such Lender, such Swing Line Lender or such Issuing Lender shall have made  demand under this Agreement or any  Loan Document and although such Obligations may be contingent or unmatured.  Each Lender, each Swing Line Lender and each Issuing Lender agrees promptly to (i) notify the Borrower Parties and the Administrative Agent after any such set-off and application made by such Lender, such Swing Line Lender or such Issuing Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application and (ii) pay such amounts that are set-off to the Administrative Agent for the ratable benefit of the Lenders, Swing Line Lenders, Issuing Lenders and Agents.

11.18.              Severability.  The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

11.19.              No Third Parties Benefited.  This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower Parties, the Lenders, the Indemnified Persons, the Issuing Lenders, the Swing Line Lenders and the Agents, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.20.              No Fiduciary Duty.  Each Agent, each Lender, each Issuing Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrower Parties, their stockholders and/or their affiliates.  Each Borrower Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Borrower Party, its stockholders or its affiliates, on the other.  The Borrower Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Borrower Party, its stockholders or its Affiliates on other matters) or any other obligation to any Borrower Party except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Borrower Party, its management, stockholders, creditors or any other Person.  Each Borrower Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Borrower Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower Party, in connection with such transaction or the process leading thereto.

11.21.              PATRIOT Act.  Each Lender, each Swing Line Lender, each Issuing Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower Party, which information includes the name and address of each Borrower Party and other information that will allow such Lender, such Swing Line Lender, such Issuing Lender or Administrative Agent, as applicable, to identify such Borrower Party in accordance with the Patriot Act.  Additionally, the Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, a Lender, a Swing Line Lender, an Issuing Lender or Administrative Agent may from time-to-time request, and the Borrower Parties shall provide to such Lender, such Swing Line Lender, such Issuing Lender or Administrative Agent, as applicable, such Borrower Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender, such Swing Line Lender, such Issuing Lender or Administrative Agent, as applicable, to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

11.22.              Time.  Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

11.23.              Effectiveness of Agreement.  This Agreement shall become effective upon satisfaction of all of the conditions set forth in Section 5.1 of this Agreement.

11.24.              Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(2)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(A)                               a reduction in full or in part or cancellation of any such liability;

(B)                               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)                               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

ARTICLE 12.                    Definitions.

12.1.                     Defined Terms.  For purposes of this Agreement and the other Loan Documents, the terms set forth below shall have the following meanings:

“Act” shall have the meaning given such term in Section 6.13.

“Administrative Agent” shall have the meaning given such term in the introductory paragraph of this Agreement and shall include any successor to DBNY as the initial “Administrative Agent” thereunder.

“Affiliate” shall mean, as to any Person, any other Person  directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person.  “Control” as used herein means the power to direct  the management and policies of such Person.  In the case of a Lender which is a fund that invests in loans, any other fund that invests in loans which is managed by the same investment advisor as such Lender, or by another Affiliate of such Lender or such investment advisor, shall be deemed an Affiliate of such Lender.

“Agent Parties” shall have the meaning given such term in Section 11.6(4).

“Agents” shall mean the Administrative Agent, the Joint Lead Arrangers, the Co-Syndication Agents, the Documentation Agent and any other Persons acting in the capacity of an agent for the Lenders under this Agreement, together with their permitted successors and assigns.

“Aggregate Investment Value” shall mean for each permitted Investment identified in Section 8.5 (and any related Property referred to in such Section), the greater of (i) the purchase price of such Investment (and related Property); or (ii) that portion of the Gross Asset Value represented by the relevant Investment (and related Property) as calculated in the most recent Measuring Period; provided, however, that all Real Property Under Construction shall be valued at the out-of-pocket costs incurred by the applicable Borrower Parties or their Subsidiary Entities in respect of such Real Property Under Construction.

“Anti-Terrorism Laws” shall have the meaning given such term in Section 6.26.

“Applicable Base Rate” shall mean, with respect to any Base Rate Loan for the Interest Period applicable to such Base Rate Loan, the floating rate per annum equal to the daily average Base Rate in effect during the applicable calculation period plus the percentage (per annum) set forth below which corresponds to the applicable ratio of Total Liabilities to Gross Asset Value (expressed as a percentage) as measured at the end of each Fiscal Quarter:

Ratio of Total Liabilities to Gross Asset Value	Base Rate Spread

Less than 40%	0.30%

Greater than or equal to 40% but less than 45%	0.325%

Greater than or equal to 45% but less than 50%	0.45%

Greater than or equal to 50% but less than 55%	0.55%

Greater than or equal to 55% but less than 60%	0.65%

Greater than or equal to 60%	0.90%

Notwithstanding the foregoing, if the Compliance Certificate is not delivered pursuant to this Agreement for purposes of calculating the ratio of Total Liabilities to Gross Asset Value (or if such calculation cannot be made for any other reason), then the “Base Rate Spread” above shall be 0.90% until such Compliance Certificate is delivered and the calculations can be made, at which time the “Base Rate Spread” shall be based on the ratio of Total Liabilities to Gross Asset Value as set forth above.  The Applicable Base Rate in effect from the Closing Date until delivery of the Compliance Certificate for the Fiscal Quarter ending June 30, 2016 to Administrative Agent shall be determined based upon a ratio of Total Liabilities to Gross Asset Value of greater than or equal to 40% but less than 45%.  Any change in the Applicable Base

Rate resulting from a change in the ratio of Total Liabilities to Gross Asset Value shall not take effect until the fifth Business Day after the Compliance Certificate with respect to a Fiscal Quarter is (or is required to be) delivered.

“Applicable LIBO Rate” shall mean, with respect to any LIBO Rate Loan for the Interest Period applicable to such LIBO Rate Loan, the per annum rate equal to the Reserve Adjusted LIBO Rate plus the percentage (per annum) set forth below which corresponds to the applicable ratio of Total Liabilities to Gross Asset Value (expressed as a percentage) as measured at the end of each Fiscal Quarter:

Ratio of Total Liabilities to Gross Asset Value	LIBO Spread

Less than 40%	1.30%

Greater than or equal to 40% but less than 45%	1.325%

Greater than or equal to 45% but less than 50%	1.45%

Greater than or equal to 50% but less than 55%	1.55%

Greater than or equal to 55% but less than 60%	1.65%

Greater than or equal to 60%	1.90%

Notwithstanding the foregoing, if the Compliance Certificate is not delivered pursuant to this Agreement for purposes of calculating the ratio of Total Liabilities to Gross Asset Value (or if such calculation cannot be made for any other reason), then the “LIBO Spread” above shall be 1.90% until such Compliance Certificate is delivered and the calculations can be made, at which time the “LIBO Spread” shall be based on the ratio of Total Liabilities to Gross Asset Value as set forth above.  The Applicable LIBO Rate in effect from the Closing Date until delivery of the Compliance Certificate for the Fiscal Quarter ending June 30, 2016 to Administrative Agent shall be determined based upon a ratio of Total Liabilities to Gross Asset Value of greater than or equal to 40% but less than 45%.  Any change in the Applicable LIBO Rate resulting from a change in the ratio of Total Liabilities to Gross Asset Value shall not take effect until the fifth Business Day after the Compliance Certificate with respect to a Fiscal Quarter is (or is required to be) delivered.

“Applicable Percentage” shall mean Applicable Revolving Percentage.

“Applicable Revolving Percentage” shall mean, with respect to any Revolving Lender, (i) prior to the termination of the Revolving Commitments in accordance with this Agreement, the percentage obtained by dividing (x) the Revolving Commitment of that Revolving Lender by (y)

the aggregate Revolving Commitments of all Revolving Lenders and (ii) after the termination of the Revolving Commitments in accordance with this Agreement, the percentage obtained by dividing (x) the Revolving Credit Exposure of that Revolving Lender by (y) the aggregate Revolving Credit Exposures of all Revolving Lenders.

“Applicable Swing Line Percentage” shall mean, with respect to any Swing Line Lender, the percentage obtained by dividing (x) the Swing Line Commitment of such Swing Line Lender by (y) the aggregate Swing Line Commitments of all Swing Line Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee” shall have the meaning given such term in Section 11.8.

“Assignment and Acceptance Agreement” shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.

“Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Revolving Commitment Termination Date and the date of termination of the Revolving Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” shall mean on any day the highest of:  (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Rate in effect on such day plus one half of one percent (0.50%) and (c) the LIBO Rate calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day.  For the avoidance of doubt, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate Borrowing”, when used in reference to any Borrowing, refers to whether the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Applicable Base Rate.

“Base Rate Loan”, when used in reference to any Loan, refers to whether the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Applicable Base Rate.

“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of

Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Book Value” shall mean the book value of such asset or property, without regard to any related Indebtedness.

“Borrowed Indebtedness”  of any Person means, without duplication, (A) all obligations for borrowed money of such Person, (B) all liabilities and obligations, contingent or otherwise, evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit, (C) all obligations payable in cash (excluding obligations payable in cash or Capital Stock, at the option of a Borrower Party) for the deferred purchase price of real property acquired by such Person (excluding obligations arising in the ordinary course of business but including all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to any real property acquired by such Person), (D) all obligations for borrowed money secured by any Lien upon or in any real property owned by such Person whether or not such Person has assumed or become liable for the payment of such obligations for borrowed money and (E) all obligations of the type described in any of clauses (A) through (D) above which are guaranteed, directly or indirectly, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse by such Person.  Borrowed Indebtedness shall not include (i) Indebtedness incurred for the purpose of acquiring one or more items of personal property, or (ii) guaranties or indemnities executed by the Borrower Parties in respect of Indebtedness secured by a Permitted Mortgage to the extent either: (A) such guaranty or indemnity has been incurred in respect of customary exclusions from the non-recourse provisions of the applicable Permitted Mortgage (including any customary exclusion in respect of environmental liabilities); or (B) such Indebtedness has been incurred for the purpose of financing the construction or development of Real Property owned by any Subsidiary of the Borrower Parties.

“Borrower” shall have the meaning given such term in the preamble to this Agreement.

“Borrower Parties” shall mean, jointly and severally, each of the Borrower and MAC.

“Borrowing” shall mean (a) all Base Rate Loans made, converted or continued on the same date, or (b) all LIBO Rate Loans of the same Interest Period.  For purposes hereof, the date of a Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.

“Borrowing Request” shall mean a request by the Borrower for a Borrowing in accordance with Section 1.3.

“Broadway Plaza Property” shall mean Real Property and improvements located at 1275 Broadway Plaza, Walnut Creek, CA 94596, commonly referred to as “Broadway Plaza” and owned by Macerich Northwestern Associates, a California general partnership.

“Bullet Payment” shall mean any payment of the entire unpaid balance of any Indebtedness at its final maturity other than the final payment with respect to a loan that is fully amortized over its term.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in Los Angeles, California or New York, New York are authorized or obligated to close their regular banking business; provided that the term “Business Day” as used with respect to the Letter of Credit provisions of this Agreement (including, without limitation, Section 1.4) shall be defined as otherwise set forth above but shall not include the reference to “Los Angeles, California”; provided, further, when the term “Business Day” is used in connection with a LIBO Rate Loan or LIBO Rate Borrowing (including the definition of “Interest Period” as it relates to LIBO Rate Loans), the term “Business Day” shall also exclude any day on which commercial banks in London, England and Frankfurt, Germany are not open for domestic and international business.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Loan Fees” shall mean, with respect to the Macerich Entities, and with respect to any period, any upfront, closing or similar fees paid by such Person in connection with the incurrence or refinancing of Indebtedness during such period that are capitalized on the balance sheet of such Person.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class or series of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all investment units, partnership, membership or other equity interests of such Person.

“Cash Collateralize” means, to pledge and deposit in the LC Collateral Account, as collateral for the LC Exposure (and Obligations in respect thereof) or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such Issuing Lender.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean, with respect to any Person:  (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof of Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“CERCLIS” shall have the meaning given such term in Section 6.15.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender, any Swing Line Lender or any Issuing Lender (or by any lending office of such Lender, such Swing Line Lender or such Issuing Lender or by such Lender’s, such Swing Line Lender’s or such Issuing Lender’s holding company, if any) with any guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that (i) no Change in Law shall be deemed to have occurred with respect to any Assignee or Participant until after the date on which such Assignee or Participant acquired its interest as an Assignee or Participant under this Agreement and (ii) clause (i) of this proviso shall not apply to any Change in Law with respect to (x) any Assignee to the extent such Change in Law was applicable to the assignor Lender on the effective date of the Assignment and Acceptance Agreement pursuant to which such assignee became a Lender or (y) any Participant to the extent such Change in Law was applicable to the Originating Lender on the effective date of the agreement pursuant to which such Participant became a Participant; provided, further, however that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of any of the following:  (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of MAC or (ii) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of MAC (together with any new or replacement directors whose election by the Board of Directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, unless otherwise approved in advance in writing by the Required Lenders.

“Closing Certificate” shall mean a certificate substantially in the form of Exhibit F.

“Closing Date” shall mean the date as of which all conditions set forth in Section 5.1 shall have been satisfied or waived.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

“Commencement of Construction” shall mean with respect to any Real Property, the commencement of material on-site work (including grading) or the commencement of a work of improvement of such property.

“Commitment” shall mean Revolving Commitment.

“Compliance Certificate” shall mean a certificate substantially in the form of Exhibit G.

“Communications” shall have the meaning given such term in Section 11.6(4).

“Construction-in-Process” means, with respect to any Real Property Under Construction, the aggregate amount of expenditures classified as “construction-in-process” on the balance sheet of the Consolidated Entities, with respect thereto.

“Consolidated Entities” means, collectively, (i) the Borrower Parties, (ii) MAC’s Subsidiaries and (iii) any other Person the accounts of which are consolidated with those of MAC in the consolidated financial statements of MAC in accordance with GAAP.

“Contact Office” shall mean (i) in the case of the Administrative Agent, the office of the Administrative Agent identified on Schedule 11.6 attached hereto, or such other offices in New York, New York as the Administrative Agent may notify the Borrower, the Lenders and the Issuing Lenders from time to time in writing and (ii) in the case of a Swing Line Lender, such  offices of such Swing Line Lender as it may notify the Borrower and the Lenders from time to time in writing.

“Contingent Obligation” as to any Person shall mean, without duplication, (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), of such Person or of any other Person.  The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (1) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (2) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Person required to be delivered pursuant hereto.  Notwithstanding anything contained herein to the contrary, guarantees of completion and non-recourse carve outs in secured loans shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim.  Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Borrower Party or their respective Subsidiaries), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered a letter of credit, cash or Cash Equivalents to secure all or any part of such Person’s guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody’s or S&P, and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.  Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn and shall not be deemed to include a Co-Obligor’s Allocated Portion of any of the following: (i) the existing guaranties of Indebtedness secured by the Market at Estrella Falls Project, (ii) any guaranties by a Borrower Party of Tysons Corner Indebtedness so long as the Alaska Permanent Fund Corporation is an Unaffiliated Partner jointly and severally liable (whether pursuant to a guaranty, an indemnification, or otherwise), (iii) any guaranties by a Borrower Party of Fashion Outlets of Philadelphia Indebtedness so long as Pennsylvania REIT is an Unaffiliated Partner jointly and severally liable and (iv) any other guaranties by a Borrower Party of Indebtedness of a Consolidated Entity that is not Wholly-Owned or of a Joint Venture, in each case, secured by Real Property in an aggregate principal amount (with respect to such other guaranties) not to exceed $100,000,000. In addition, and notwithstanding anything to the contrary in this definition, with respect to the Broadway Plaza Partnership, so long as Northwestern Mutual Life Insurance Company (or its Controlled Affiliate) is a co-general partner of Macerich Northwestern Associates, a California general partnership (“MNA”) and MNA owns the Broadway Plaza Property, only the Borrower Parties’ pro rata share of all Indebtedness and other liabilities of MNA shall be included as a Contingent Obligation hereunder and counted in the calculation of Total Liabilities pursuant to subsection (ii) of the definition of “Total Liabilities”.

“Contractual Obligation” as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Co-Obligor’s Allocated Portion” means, in the event a Borrower Party and an Unaffiliated Partner have guarantied or are otherwise obligated to pay, on a joint and several basis (whether pursuant to a guaranty, an indemnification, or otherwise), certain Indebtedness of a Consolidated Entity that is not Wholly-Owned or of a Joint Venture, and such Unaffiliated Partner is obligated under the applicable Organizational Documents of such Person or under other contractual arrangements to contribute to such Borrower Party, reimburse such Borrower Party or otherwise pay such Unaffiliated Partner’s pro rata share of such Indebtedness, the amount of such Unaffiliated Partner’s pro rata share of such Indebtedness, measured as a percentage of the total outstanding Capital Stock held by such Person in the applicable Consolidated Entity or Joint Venture.

“Co-Syndication Agents” shall mean JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA and U.S. Bank National Association, in their respective capacities as co-syndication agents for the credit facility evidenced by this Agreement, together with their respective permitted successors and assigns.

“Credit Exposure” shall mean, with respect to any Lender at any time, such Lender’s Revolving Credit Exposure.

“DBNY” shall have the meaning given such term in the preamble to this Agreement.

“Defaulting Lender” means, subject to Section 1.12(2), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Swing Line Lender or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States of America, any  other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.12(2)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, each Swing Line Lender and each Lender.

“De Minimis Subsidiary” shall mean any Subsidiary or Subsidiaries which in the aggregate represents less than one and one-half percent of Gross Asset Value of the Consolidated Entities.

“Depreciation and Amortization Expense” shall mean (without duplication), for any period, the sum for such period of (i) total depreciation and amortization expense, whether paid or accrued, of the Consolidated Entities, plus (ii) any Consolidated Entity’s pro rata share of depreciation and amortization expenses of Joint Ventures. For purposes of this definition, MAC’s pro rata share of depreciation and amortization expense of any Joint Venture shall be deemed equal to the product of (i) the depreciation and amortization expense of such Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Person held by any Consolidated Entity, expressed as a decimal.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” shall mean the sale, conveyance, pledge, hypothecation, encumbrance, creation of a security interest with respect to, or other transfer, whether voluntary or involuntary, direct or indirect, of any legal or beneficial interest in a Property, including any sale, conveyance, pledge, hypothecation, encumbrance, creation of a security interest with respect to, or other transfer, at any tier, of any ownership interest in any Macerich Entity; provided, however, that Disposition shall not include any Permitted Encumbrances or any Distributions to another Macerich Entity; provided further that such exclusion of Permitted Encumbrances shall not apply to the Dispositions described in Sections 8.3 and 8.4(1).  “Disposition” shall not include the sale of any ancillary building pad site within a Project provided that the consideration received for such transaction does not exceed $1,000,000 for any Project and $5,000,000 in the aggregate for all Projects and shall not include any ground lease.

“Disqualified Capital Stock” shall mean with respect to any Person any Capital Stock of such Person (other than preferred stock of MAC issued and outstanding on the Closing Date) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including upon the occurrence of any event), is required to be redeemed or is redeemable for cash at the option of the holder thereof, in whole or in part (including by operation of a sinking fund), or is exchangeable for Indebtedness (other than at the option of such Person), in whole or in part, at any time.

“Distribution” shall mean with respect to MAC or the Borrower: (i) any distribution of cash or Cash Equivalent, directly or indirectly, to the partners or holders of Capital Stock of such

Persons, or any other distribution on or in respect of any partnership, company or equity interests of such Persons; and (ii) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of such Persons, other than: (1) dividends payable solely in shares of common stock by MAC; or (2) the purchase, redemption, exchange, or other retirement of any shares of any class of Capital Stock of such Persons, directly or indirectly through a Subsidiary of MAC or otherwise, to the extent such purchase, redemption, exchange, or other retirement occurs in exchange for the issuance of Capital Stock of MAC or the Borrower.

“Documentation Agent” shall mean PNC Bank, National Association, in its capacity as the documentation agent for the credit facility evidenced by this Agreement, together with its permitted successors and assigns.

“Dollar” shall mean lawful currency of the United States of America.

“EBITDA” shall mean, for the twelve months then most recently ended, solely with respect to the Consolidated Entities, Net Income, plus (without duplication) (A) Interest Expense, (B) Tax Expense, (C) Depreciation and Amortization Expense and (D) noncash compensation charges, including any such charges arising from stock options, restricted stock grants and other equity incentive programs, in each case for such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any Person other than a natural Person that is:

(a)           a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;

(b)           a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD);

(c)           a Person that is engaged in the business of commercial banking and that is:  (1) an Affiliate of a Lender, an Issuing Lender or a Swing Line Lender, (2) an Affiliate of a Person of which a Lender, a Swing Line Lender or an Issuing Lender is an Affiliate, or (3) a Person of which a Lender, a Swing Line Lender or an Issuing Lender is a Subsidiary;

(d)           an insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country which is a member of the OECD or a political subdivision of any such country which invests in bank loans and has a net worth of $500,000,000; or

(e)           a Fund (other than a mutual fund) which invests in bank loans and whose assets exceed $100,000,000;

provided, however, that (i) no Person shall be an “Eligible Assignee” unless at the time of the proposed assignment to such Person:  (x) in the case of an assignment of Revolving Commitments and Revolving Loans, such Person is able to make its Applicable Revolving Percentage of the Revolving Commitments in U.S. dollars, and (y) such Person is exempt from withholding of tax on interest and is able to deliver the documents related thereto pursuant to Section 2.10(5), (ii) no Borrower Party nor any Affiliate of any Borrower Party shall be an “Eligible Assignee” and (iii) no Defaulting Lender shall be an “Eligible Assignee” so long as such Lender remains a Defaulting Lender.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as Modified, and the rules and regulations promulgated thereunder as from time to time in effect.

“ERISA Affiliate” shall mean any entity, trade or business (whether or not incorporated) that, together with any Consolidated Entity, would be deemed a “single employer” within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Consolidated Entity or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) by any Consolidated Entity or any ERISA Affiliate from a Multiemployer Plan or receipt by any Consolidated Entity or any ERISA Affiliate of notice from any Multiemployer Plan that it is in “reorganization” (within the meaning of Section 4241 of ERISA), “insolvency” (within the meaning of Section 4245 of ERISA), or “endangered or critical status” (within the meaning of Section 305 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) a failure by any Consolidated Entity or any ERISA Affiliate to meet the funding requirements of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any Pension Plan, whether or not waived, or the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (f) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Consolidated Entity or any ERISA Affiliate; or (h) the filing of an application for a waiver of the minimum funding standard pursuant to Section 412(c) of the Code or Section 303(c) of ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Business Day” shall mean a Business Day on which commercial banks in London, England and Frankfurt, Germany are open for domestic and international business.

“Event of Default” shall have the meaning given such term in Article 9.

“Excluded Taxes” shall mean, with respect to any recipient of any payment on account of any obligation of any Borrower Party hereunder or under any other Loan Document, any of the following Taxes imposed on or with respect to such recipient or required to be withheld or deducted from a payment to such recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal  withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment requested by the Borrower under Section 2.8(2)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.10(6) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning given such term in Section 6.26.

“Existing Credit Agreement” shall mean that certain $1,500,000,000 Revolving Loan Facility and $125,000,000 Term Loan Facility Amended and Restated Credit Agreement, dated as of August 6, 2013, as Modified prior to the Closing Date, by and among the Borrower, MAC, the lenders from time to time party thereto (the “Existing Lenders”), Deutsche Bank Trust Company Americas, as administrative agent and the other agents named therein.

“Existing Lenders” shall have the meaning given such term in the definition of Existing Credit Agreement.

“Existing Letters of Credit” shall mean those letters of credit issued under the Existing Credit Agreement which remain outstanding as of the Closing Date that are listed on Schedule 1.4.

“Existing Principal Obligations” shall have the meaning given such term in Section

1.2(2).

“Extended Revolving Commitment Termination Date” shall have the meaning given such term in Section 1.7(5).

“Facility Increase” shall have the meaning given such term in Section 3.1.

“Facility Increase Arrangers” shall have the meaning given such term in Section 3.2.

“Facing Fee” shall have the meaning given such term in Section 2.11(2)(B).

“Fashion Outlets of Philadelphia Indebtedness” means the Borrowed Indebtedness secured by a Lien on any portion of Fashion Outlets of Philadelphia.

“FATCA” means Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 1:00 p.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fee Letter” shall mean that certain Fee Letter dated as of the Closing Date entered into by the Borrower, the Administrative Agent, the Joint Lead Arrangers, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association.

“FFO” shall mean net income (loss) (computed in accordance with GAAP) excluding gains (or losses) from debt restructurings and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, as set forth in more detail under the definitions and interpretations thereof promulgated by the National Association of Real Estate Investment Trusts or its successor as of the Closing Date, but in any case excluding any write down due to impairment of assets.

“Fiscal Quarter” or “fiscal quarter” means any three-month period ending on March 31, June 30, September 30 or December 31 of any Fiscal Year.

“Fiscal Year” or “fiscal year” shall mean the 12-month period ending on December 31 in each year or such other period as MAC may designate and the Administrative Agent may approve in writing.

“Fixed Charge Coverage Ratio” shall mean, at any time, the ratio of (i) EBITDA for the twelve months then most recently ended (except that, with respect to any Project that has not achieved Stabilization, EBITDA for such Project shall be calculated for the most recent fiscal quarter and annualized), to (ii) Fixed Charges for such period (except that, with respect to any Project that has not achieved Stabilization, Fixed Charges for such Project shall be calculated for the most recent fiscal quarter and annualized).

“Fixed Charges” shall mean, for any period, solely with respect to the Consolidated Entities, the sum of the amounts for such period of (i) scheduled payments of principal of Indebtedness of the Consolidated Entities (other than any Bullet Payment), (ii) the Consolidated Entities’ pro rata share of scheduled payments of principal of Indebtedness of Joint Ventures (other than any Bullet Payment) that does not otherwise constitute Indebtedness of and is not otherwise recourse to the Consolidated Entities or their assets, (iii) Interest Expense, (iv) payments of dividends in respect of Disqualified Capital Stock, and (v) to the extent not otherwise included in Interest Expense, dividends and other distributions paid during such period by the Borrower or MAC with respect to preferred stock or preferred operating units (excluding distributions on convertible preferred units of MACWH in accordance with the MACWH Partnership Agreement).  For purposes of clauses (ii) and (v), the Consolidated Entities’ pro rata share of payments by any Joint Venture shall be deemed equal to the product of (a) the payments made by such Joint Venture, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held by any Consolidated Entity, expressed as a decimal.

“Foreign Lender” shall mean any Lender, any Issuing Lender or any Swing Line Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” shall means, at any time there is a Defaulting Lender, (a) with respect to each Issuing Lender, such Defaulting Lender’s LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to each Swing Line Lender, such Defaulting Lender’s Applicable Revolving Percentage of Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time; provided that for purposes of calculating the covenants set forth in Section 8.11, GAAP shall mean generally accepted accounting principles in the United States of America in effect as of the Closing Date.

“Good Faith Contest” means the contest of an item if (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted, (2) adequate reserves are established if required by, and in accordance with, GAAP with respect to the contested item, (3) during the period of such contest, the enforcement of any contested item is effectively stayed and

(4) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Effect.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank (or similar monetary or regulatory authority) or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Asset Value” shall mean, at any time, solely with respect to the Consolidated Entities, the sum of (without duplication):

(i) for Retail/Other Properties that are Wholly-Owned the sum of, for each such property, (a) such property’s Property NOI for the Measuring Period (calculated in a manner such that any portion of Property NOI (excluding percentage rent, but not excluding percentage rent in lieu of base rent) directly related to newly signed leases of newly built expansion space or reconfigured anchor space may be annualized until such time as such space has been open to the public and operating in the ordinary course of business for four (4) fiscal quarters), divided by (b) six percent (6.0%) (expressed as a decimal); plus

(ii) for Retail/Other Properties that are not Wholly-Owned, the sum of, for each such property, (a) the Gross Asset Value of each such Retail/Other Property at such time, as calculated pursuant to the foregoing clause (i), multiplied by (b) the percentage of the total outstanding Capital Stock held by Consolidated Entities in the owner of the subject Retail/Other Property, expressed as a decimal; provided, notwithstanding anything to the contrary in this definition, in the event and so long as 100% of the Indebtedness and other liabilities of the owner of the Broadway Plaza Property reflected in the financial statements of such owner or disclosed in the notes thereto (to the extent the same would constitute a Contingent Obligation) is counted in the calculation of Total Liabilities pursuant to subsection (ii) of the definition of “Total Liabilities”, the Broadway Plaza Property, and the cash and Cash Equivalents and “Other GAV Assets” (as defined below) with respect thereto, shall be deemed to be Wholly-Owned and the Gross Asset Value with respect to the Broadway Plaza Property shall be calculated in accordance with clause (i) of this definition; plus

(iii) all cash and Cash Equivalents (other than, in either case, Restricted Cash) held by the Consolidated Entities at such time, and, in the case of cash and Cash Equivalents held by any Consolidated Entity the Capital Stock of which is not Wholly-Owned, multiplied by a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock of such Consolidated Entity that is held by the Consolidated Entities; plus

(iv) all Mortgage Loans acquired for the purpose of acquiring the underlying real property (as demonstrated by Borrower and confirmed in good faith by Administrative Agent), valued by the Book Value of each such Mortgage Loan when measured; provided, however, that the aggregate value of such Mortgage Loans, for purposes of calculating Gross Asset Value, shall not exceed ten percent (10.0%) of the aggregate Gross Asset Value of all assets of the Consolidated Entities; plus

(v)(a) 100% of the Book Value of Construction-in-Process with respect to Retail/Other Properties Under Construction that are Wholly-Owned and (b) the product of (1) 100% of the Book Value of Construction-in-Process with respect to Retail/Other Properties Under Construction that are not Wholly-Owned multiplied by (2) a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock of the Consolidated Entity holding title to such Retail/Other Properties Under Construction that is held by the Consolidated Entities; provided that, for the avoidance of doubt, whenever a Retail/Other Property has achieved Stabilization, the Gross Asset Value shall be as determined pursuant to clauses (i) or (ii) of this definition; provided further that the aggregate value of such Construction-in-Process with respect to Retail/Other Properties Under Construction, for purposes of calculating Gross Asset Value, shall not exceed fifteen percent (15.0%) of the aggregate Gross Asset Value of all assets of the Consolidated Entities; plus

(vi) to the extent not otherwise included in the foregoing clauses, (a) the Book Value of tenant receivables, deferred charges and other assets with respect to Real Properties that are Wholly-Owned, and (b) the product of (1) the Book Value of tenant receivables, deferred charges and other assets with respect to Real Properties that are not Wholly-Owned multiplied by (2) a percentage (expressed as a decimal) equal to the percentage of the total outstanding Capital Stock of the Consolidated Entity holding title to such Real Property that is held by a Consolidated Entity (collectively, “Other GAV Assets”); provided that (x) the aggregate value of Capital Stock of Management Companies (to the extent constituting Other GAV Assets), for purposes of calculating Gross Asset Value, shall not exceed five percent (5.0%) of the aggregate Gross Asset Value of all the assets of the Consolidated Entities and (y) the aggregate value of Other GAV Assets pursuant to the foregoing clauses (a) and (b), collectively, for purposes of calculating Gross Asset Value, shall not exceed six percent (6.0%) of the aggregate Gross Asset Value of all the assets of the Consolidated Entities; plus

(vii) to the extent not otherwise included in the foregoing clauses, the Book Value of (x) land; provided that the aggregate value of land for purposes of calculating Gross Asset Value, shall not exceed five percent (5.0%) of the aggregate Gross Asset Value of all assets of the Consolidated Entities and (y) other Real Properties not constituting Retail/Other Properties; plus

(viii) the Book Value of Transitional Properties until Transitional Stabilization; provided, however, that (x) if a Transitional Property achieves Transitional Stabilization such Real Property shall be valued as otherwise provided in clauses (i) or (ii) of this definition and (y) the aggregate value of Transitional Properties for purposes of this clause (viii) shall not exceed seven and one-half percent (7.5%) of the aggregate Gross Asset Value of all assets of the Consolidated Entities.

Provided further, however, that (A)(x) the determination of Gross Asset Value for any period shall not include any Retail/Other Property (or any Property NOI relating to any Retail/Other Property) that has been sold or otherwise disposed of or is the subject of a Specified Change of Control Event at any time prior to or during such period; and (y) any Retail/Other Property (whether acquired before or after the Closing Date) shall be valued at Book Value for 24 months after acquisition thereof and thereafter as otherwise provided in clauses (i) or (ii) of this definition); (B) upon the sale, conveyance, or transfer of all of a Real Property to a Person other than a Macerich Entity, the Gross Asset Value with respect to such Real Property shall no longer be considered; and (C) the determination of the Property NOI for any Retail/Other Property Under Construction which is no longer classified as “construction-in-process” under GAAP shall be calculated using an adjusted Measuring Period determined by annualizing the most recent fiscal quarter until such Retail/Other Property Under Construction has achieved Stabilization.

“Gross Leasable Area” shall mean the total leasable square footage of buildings situated on Real Properties, excluding the square footage of any department stores.

“Hazardous Materials” shall mean any flammable materials, explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any applicable federal, state, or local laws or regulations.

“Hazardous Materials Claims” shall mean any enforcement, cleanup, removal or other governmental or regulatory action or order with respect to the Property, pursuant to any Hazardous Materials Laws, and/or any claim asserted in writing by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

“Hazardous Materials Laws” shall mean any applicable federal, state or local laws, ordinances or regulations relating to Hazardous Materials.

“Hedging Obligations” of a Person means any and all obligations of such Person or any of its Subsidiaries, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Increased Amount Date” shall have the meaning given such term in Section 3.1.

“Indebtedness” of any Person shall mean without duplication, (a) all liabilities and obligations of such Person, whether consolidated or representing the proportionate interest in any other Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, and including construction loans), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of real property), (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person (in an amount equal to the lesser of the obligation so secured and the fair market value of such property), (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit, or (ix) consisting of Net Hedging Obligations, (b) all Contingent Obligations and liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire for cash or non-cash consideration any Capital Stock or other equity interests and (c) obligations of such Person to purchase for cash or non-cash consideration Securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property.  For the avoidance of doubt, Indebtedness of any water, sewer, or other improvement district that is payable from assessments or taxes on property located within such district shall not be deemed to be Indebtedness of any Person owning property located within such district; provided that such Person has not otherwise obligated itself in respect of the repayment of such Indebtedness.

“Indemnified Liabilities” shall have the meaning given such term in Section 11.14.

“Indemnified Person” shall have the meaning given such term in Section 11.14.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Individual Swing Line Sublimit” shall have the meaning given such term in Section 1.13(1).

“Initial Financial Statements” shall have the meaning given such term in Section 6.1.

“Initial Revolving Commitment Termination Date” shall mean July 6, 2020.

“Interest Expense” shall mean, for any period, solely with respect to the Consolidated Entities, the sum (without duplication) for such period of:  (i) total interest expense, whether paid or accrued, of the Consolidated Entities, including fees payable in connection with this Agreement, charges in respect of letters of credit and the portion of any Capitalized Lease Obligations allocable to interest expense, including the Consolidated Entities’ share of interest expenses in Joint Ventures but excluding amortization or write-off of debt discount and expense (except as provided in clause (ii) below), (ii) amortization of costs related to interest rate protection contracts and rate buydowns (other than the costs associated with the interest rate buydowns completed in connection with the initial public offering of MAC), (iii) capitalized interest, provided that capitalized interest may be excluded from this clause (iii) to the extent (A) such interest is paid or reserved out of any interest reserve established under a loan facility; or (B) consists of interest imputed under GAAP in respect of ongoing construction activities, but only to the extent such interest has not actually been paid, and the amount thereof does not exceed $40,000,000, (iv) for purposes of determining Interest Expense as used in the Fixed

Charge Coverage Ratio (both numerator and denominator) only, amortization of Capitalized Loan Fees, (v) to the extent not included in clauses (i), (ii), (iii) and (iv), any Consolidated Entities’ pro rata share of interest expense and other amounts of the type referred to in such clauses of the Joint Ventures, and (vi) interest incurred on any liability or obligation that constitutes a Contingent Obligation of any Consolidated Entity; provided that during any period that a Retail/Other Property is subject to a Specified Change of Control Event and thereby excluded from the calculation of Gross Asset Value, the accrued and unpaid interest with respect to Indebtedness incurred in respect of such Retail/Other Property shall also be excluded from Interest Expense.  For purposes of clause (v), any Consolidated Entities’ pro rata share of interest expense or other amount of any Joint Venture shall be deemed equal to the product of (a) the interest expense or other relevant amount of such Joint Venture, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held by any Consolidated Entity, expressed as a decimal.

“Interest Period” shall mean:

(a)  for any Base Rate Borrowing, the period commencing on the date of such borrowing and ending on the last day of the calendar month in which made; provided, that if any Base Rate Borrowing is converted to a LIBO Rate Borrowing, the applicable Base Rate Interest Period shall end on such date; and

(b)  for any LIBO Rate Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or if all applicable Lenders agree, twelve months) thereafter, as specified in the applicable Borrowing Request or Rate Request;

provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBO Rate Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a LIBO Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Investment” shall mean, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of a Property or the assets of a business conducted by another Person, and (iii) any loan (other than loans to employees), advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including, without limitation, all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.  “Investment” shall not include (a) any promissory notes or other consideration paid to it or by a tenant in connection with Project leasing activities or (b) any purchase or other acquisition of Securities of, or a loan, advance or capital contribution to, MAC or any Subsidiary of MAC by MAC or any other Subsidiary of MAC.  The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.  Notwithstanding the foregoing, Investments shall not include any promissory notes received by a Person in connection with a Disposition.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Lender” shall mean (i) DBNY, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA and U.S. Bank National Association, each in its capacity as an issuer of Letters of Credit hereunder and (ii) each other Revolving Lender or Affiliate of a Revolving Lender that is designated, with the consent of such Revolving Lender or Affiliate, as applicable, the Borrower, and the Administrative Agent, as an issuer of Letters of Credit hereunder, together with their respective successors in such capacity.

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit K.

“Joint Lead Arrangers” shall mean Deutsche Bank Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Goldman Sachs Bank USA and U.S. Bank National Association, in their respective capacities as joint lead arrangers and joint book runners for the credit facility evidenced by this Agreement, together with their respective permitted successors and assigns.

“Joint Venture” shall mean, as to any Person:  (i) any corporation fifty percent (50%) or less of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization fifty percent (50%) or less of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Notwithstanding the foregoing, a Joint Venture of MAC shall include each Person, other than a Subsidiary, in which MAC owns a direct or indirect equity interest.  Unless otherwise expressly provided, all references in the Loan Documents to a “Joint Venture” shall mean a Joint Venture of MAC.

“LC Collateral Account” shall have the meaning given such term in Section 1.4(11).

“LC Commitment Expiry Date” shall have the meaning given such term in Section 1.4(1).

“LC Disbursement” shall mean a payment made by an Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total LC Exposure at such time.

“Lender Parties” shall have the meaning given such term in Section 11.20.

“Lenders” shall mean each of the lenders from time to time party to this Agreement (whether as a direct signatory thereto or as a signatory to a Joinder Agreement), including any Assignee permitted pursuant to Section 11.8.  Unless the context requires otherwise, the term “Lenders” includes each Swing Line Lender.

“Letter of Credit” shall mean any standby letter of credit issued pursuant to this Agreement.  For the avoidance of doubt, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued pursuant to this Agreement by DBNY, in its capacity as an Issuing Lender for the account of the Borrower from and after the Closing Date.

“Letter of Credit Commitment” shall mean, as to any Issuing Lender, (i) the amount set forth opposite such Issuing Lender’s name on Schedule I(C) or (ii) if such Issuing Lender has entered into an Assignment and Acceptance Agreement that has been consented to by MAC and the Administrative Agent, the amount set forth for such Issuing Lender as its Letter of Credit Commitment in the Register.

“Letter of Credit Fee” shall have the meaning given such term in Section 2.11(2)(A).

“Letter of Credit Request” shall have the meaning given such term in Section 1.4(2).

“LIBO Rate” shall mean, with respect to any LIBO Rate Loan for the Interest Period applicable to such LIBO Rate Loan, the per annum rate for such Interest Period and for an amount equal to the amount of such LIBO Rate Loan shown on Dow Jones Telerate Page 3750 (or any equivalent successor page) at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period or if such rate is not quoted, the arithmetic average as determined by the Administrative Agent of the rates at which deposits in immediately available U.S. dollars in an amount equal to the amount of such LIBO Rate Loan having a maturity approximately equal to such Interest Period are offered to four (4) reference banks to be selected by the Administrative Agent in the London interbank market, at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period.  For the avoidance of doubt, if the LIBO Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBO Rate Borrowing”, when used in reference to any Borrowing, refers to whether the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Applicable LIBO Rate.

“LIBO Rate Loan”, when used in reference to any Loan, refers to whether the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Applicable LIBO Rate.

“LIBO Reserve Percentage” shall mean with respect to an Interest Period for a LIBO Rate Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurocurrency liabilities.

“Lien” shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and any agreement to give any security interest.

“Loans” shall mean the loans made by the Lenders to the Borrower pursuant to Section 1.1 and a Swing Line Loan.

“Loan Documents” shall mean this Agreement, each Joinder Agreement, each Revolving Loan Note, each Swing Line Note, the REIT Guaranty, and each other instrument, certificate or agreement executed by any Borrower Party in connection herewith, as any of the same may be Modified from time to time.

“MAC” shall have the meaning given such term in the preamble to this Agreement.

“Macerich Core Entities” shall mean collectively, (i) the Consolidated Entities, and (ii) any Joint Venture in which any Consolidated Entity is a general partner or in which any Consolidated Entity owns more than 50% of the Capital Stock.

“Macerich Entities” shall mean the Borrower Parties, and all Subsidiary Entities of the Borrower Parties.  “Macerich Entity” shall mean any one of the Macerich Entities.

“MACWH” shall mean MACWH, L.P., a Delaware limited partnership.

“MACWH Partnership Agreement” shall mean the 2005 Amended and Restated Agreement of Limited Partnership of MACWH, between MACWH and the Borrower.

“Management Companies” shall mean Macerich Property Management Company, LLC a Delaware limited liability company, Macerich Management Company, a California corporation, Macerich Arizona Partners, LLC, an Arizona limited liability company, Macerich Partners of Colorado LLC, a Colorado limited liability company, Macerich Arizona Management LLC, a Delaware limited liability company, MACW Property Management, LLC, a New York limited liability company, and MACW Mall Management, Inc., a New York corporation, and includes their respective successors.

“Management Contracts” shall mean any contract between any Management Company, on the one hand, and any other Macerich Entity, on the other hand, relating to the management of any Macerich Entity or any Joint Venture or any of the properties of such Person, as the same may be amended from time to time.

“Margin Stock” shall mean “margin stock” as defined in Regulation U.

“Master Management Agreements” shall mean Management Contracts between a Macerich Entity, as owner of a Project, and a Wholly-Owned Subsidiary in the form of Exhibit H with such Modifications to such form as may be made by the Macerich Entities in their reasonable judgment so long as such Modifications are fair, reasonable, and no less favorable to the owner than would be obtained in a comparable arm’s-length transaction with a Person not a Transactional Affiliate.

“Material Adverse Effect” shall mean with respect to (a) MAC and its Subsidiaries on a consolidated basis taken as a whole or (b) the Borrower and its Subsidiaries on a consolidated basis taken as a whole, any of the following (1) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of any of such Persons from and after the Statement Date, (2) a material impairment of the ability of any of such Persons to otherwise perform their obligations under any Loan Document, or (3) a material adverse effect upon the legality, validity, binding effect or enforceability against any of such Persons of any Loan Document.

“Maximum Increase Amount” shall have the meaning given such term in Section 3.1.

“Measuring Period” shall mean the period of four consecutive fiscal quarters ended on the last day of the Fiscal Quarter most recently ended as to which operating statements with respect to a Real Property have been delivered to the Lenders.

“Modifications” shall mean any amendments, supplements, modifications, renewals, replacements, consolidations, severances, substitutions and extensions of any document or instrument from time to time; “Modify”, “Modified,” or related words shall have meanings correlative thereto.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage Loans” shall mean all loans owned or held by any of the Macerich Entities secured by mortgages or deeds of trust on Retail/Other Properties.

“Multiemployer Plan” shall mean a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) to which any Consolidated Entity or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding five (5) plan years, has made, or been obligated to make, contributions.

“Net Hedging Obligations” shall mean, as of any date of determination, the excess (if any) of all “unrealized losses” over all “unrealized profits” of such Person arising from Hedging Obligations as substantiated in writing by the Borrower and approved by the Administrative Agent.  “Unrealized losses” means the fair market value of the cost to such Person of replacing such Hedging Obligation as of the date of determination (assuming the Hedging Obligation were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Obligation as of the date of determination (assuming such Hedging Obligation were to be terminated as of that date).

“Net Income” shall mean, for any period, the net income (or loss), after provision for taxes, of the Consolidated Entities determined on a consolidated basis for such period taken as a single accounting period as determined in accordance with GAAP, and including the Consolidated Entities’ pro rata share of the net income (or loss) of any Joint Venture for such period, but excluding (i) any recorded losses and gains and other extraordinary items for such period and any losses or gains in connection with the early extinguishment of debt or the impairment of assets, (ii) other non-cash charges and expenses (including non-cash charges resulting from accounting changes), (iii) any gains or losses arising outside of the ordinary course of business, and (iv) any charges for minority interests in the Borrower held by Unaffiliated Partners.  For purposes hereof the Consolidated Entities’ pro rata share of the net income (or loss) of any Joint Venture shall be deemed equal to the product of (i) the income (or loss) of such Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Person held by any Consolidated Entity, expressed as a decimal.

“Net Worth” means, at any date, the sum of (i) the aggregate Gross Asset Value; minus (2) the Total Liabilities.

“New Borrowing” shall mean any new advance of funds by the applicable Lenders to the Borrower constituting either a Base Rate Loan or a LIBO Rate Loan.

“New Revolving Loan” shall have the meaning given such term in Section 3.4(1).

“New Revolving Loan Commitments” shall have the meaning given such term in Section 3.1.

“New Revolving Loan Lender” shall have the meaning given such term in Section 3.1.

“New Term Loan” shall have the meaning given such term in Section 3.4(2).

“New Term Loan Commitments” shall have the meaning given such term in Section 3.1.

“New Term Loan Lender” shall have the meaning given such term in Section 3.1.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” shall mean a Revolving Loan Note or a Swing Line Note, as the context may require.

“NPL” shall have the meaning given such term in Section 6.15.

“Obligations” shall mean any and all debts, obligations and liabilities of the Borrower or MAC to the Administrative Agent, any Swing Line Lender, any Issuing Lender, the other Agents or any of the Lenders (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

“OFAC” shall have the meaning given such term in Section 6.26.

“Organizational Documents” shall mean:  (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the Board of Directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement, any certificate of formation, and any other instrument or agreement relating to the rights between the partners or pursuant to which such partnership is formed, (c) for any limited liability company, the operating agreement, any articles of organization or formation, and any other instrument or agreement relating to the rights between the members, pertaining to the manager, or pursuant to which such limited liability company is formed, and (d) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries, or pursuant to which such trust is formed.

“Originating Lender” shall have the meaning given such term in Section 11.8 of the Credit Agreement.

“Other Connection Taxes” means, with respect to any recipient of any payment under this Agreement, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.8(2)).

“Outside L/C Maturity Date” means the date six calendar months after the Initial Revolving Commitment Termination Date; provided that at any time prior to the extension of the Initial Revolving Commitment Termination Date in accordance with the terms and conditions of Section 1.7(5), if the Borrower has notified the Administrative Agent in writing that it will exercise the option to extend the Initial Revolving Commitment Termination Date until the Extended Revolving Commitment Termination Date, such date shall be extended to eighteen calendar months after the Initial Revolving Commitment Termination Date.

“Participant” shall have the meaning given such term in Section 11.8(3).

“Participant Register” shall have the meaning given such term in Section 11.8(3).

“Patriot Act” shall have the meaning given such term in Section 6.26.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

“Pension Plan” shall mean a “pension plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA which any Consolidated Entity or any ERISA Affiliate sponsors, maintains, or to which any Consolidated Entity or any ERISA Affiliate makes, is making, or is obligated to make contributions, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years, but excluding any Multiemployer Plan.

“Permitted Encumbrances” shall mean any Liens with respect to the assets of MAC and its Subsidiaries consisting of the following:

(a)           Liens (other than environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(b)           statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business for amounts which, if not resolved in favor of MAC or any of its Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect;

(c)           Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(d)           other Liens, incidental to the conduct of the business of MAC or any of its Subsidiaries, including Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, encroachments, building restrictions, minor defects, irregularities in title and other similar charges or encumbrances on the use of the assets of MAC or any of its Subsidiaries which do not interfere with the ordinary conduct of the business of MAC or any of its Subsidiaries and that are not incurred (i) in violation of any terms and conditions of this Agreement, (ii) in connection with the borrowing of money or the obtaining of advances or credit, or (iii) in a manner which could not reasonably be expected to result in a Material Adverse Effect;

(e)           Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security;

(f)            any attachment or judgment Lien not constituting an Event of Default;

(g)           Licenses (with respect to intellectual property and other property), capital leases, leases or subleases granted to third parties;

(h)           any (i) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (ii) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(i)            Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(j)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(k)           Liens on personal property.

“Permitted Mortgages” shall mean those certain mortgages and/or deeds of trust entered into by Subsidiaries of the Borrower Parties with respect to Real Property directly owned by such Subsidiaries of the Borrower Parties to the extent such mortgages and deeds of trust are otherwise permitted under this Agreement (including Section 8.1(1)).

“Person” shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

“Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) which any Consolidated Entity or any ERISA Affiliate establishes, sponsors or maintains or to which any Consolidated Entity or any ERISA Affiliate makes, is making, or is obligated to make contributions, or with respect to which any Consolidated Entity or any ERISA Affiliate may have any liability (whether actual or contingent), but excluding any Multiemployer Plan.

“Platform” as defined in Section 11.6(4).

“Potential Default” shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Prime Rate” shall mean the fluctuating per annum rate announced from time to time by DBNY or any successor Administrative Agent at its principal office in New York, New York as its “prime rate”.  The Prime Rate is a rate set by DBNY as one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as DBNY may designate.  The Prime Rate is not tied to any external index and does not necessarily represent the lowest or best rate of interest actually charged to any class or category of customers.  Each change in the Prime Rate will be effective on the day the change is announced within DBNY.

“Prohibited Person” shall have the meaning given such term in Section 6.26.

“Project” shall mean any shopping center, retail property, office building, mixed use property or other income producing project owned or controlled, directly or indirectly by a Macerich Entity.  “Project” shall include the redevelopment, or reconstruction of any existing Project.

“Property” shall mean, collectively and severally, any and all Real Property and all personal property owned or occupied by the subject Person.  “Property” shall include all Capital Stock owned by the subject Person in a Subsidiary Entity.

“Property Expense” shall mean, for any Retail/Other Property, all operating expenses relating to such Retail/Other Property, including the following items (provided, however, that Property Expenses shall not include debt service, tenant improvement costs, leasing commissions, capital improvements, Depreciation and Amortization Expenses and any extraordinary items not considered operating expenses under GAAP):  (i) all expenses for the operation of such Retail/Other Property, including any management fees payable under the Management Contracts and all insurance expenses, but not including any expenses incurred in connection with a sale or other capital or interim capital transaction; (ii) water charges, property taxes, sewer rents and other impositions, other than fines, penalties, interest or such impositions (or portions thereof) that are payable by reason of the failure to pay an imposition timely; and (iii) the cost of routine maintenance, repairs and minor alterations, to the extent they can be expensed under GAAP.

“Property Income” shall mean, for any Retail/Other Property, all gross revenue from the ownership and/or operation of such Retail/Other Property (but excluding income from a sale or other capital item transaction), service fees and charges and all tenant expense reimbursement income payable with respect to such Retail/Other Property.

“Property Indebtedness” shall mean so called “mezzanine indebtedness” incurred by a Subsidiary of MAC (in such capacity, a “Mezzanine Borrower”), other than a Borrower Party, where (i) the Mezzanine Borrower’s only material asset is the Capital Stock it owns in a Subsidiary of MAC that owns a Retail/Other Property encumbered by a mortgage Lien, (ii) such Indebtedness is non-recourse to MAC and its Subsidiaries (other than the Subsidiary of MAC that owns such Retail/Other Property and customary carveouts for bankruptcy and other so called “bad acts”) and (iii) the only material collateral for such Indebtedness is a pledge of the Capital Stock described in clause (i) of this definition.

“Property NOI” shall mean, for any Retail/Other Property for any period, (i) all Property Income for such period, minus (ii) all Property Expenses for such period.

“Punitive Damages” shall mean special, indirect, consequential or punitive damages (as opposed to direct or actual damages) on any theory of liability (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to therein, the transactions contemplated thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith.

“Rate Request” shall mean a request for the conversion or continuation of a Base Rate Loan or LIBO Rate Loan as set forth in Section 1.6(2).

“Real Property” means each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by the Macerich Entities.

“Real Property Under Construction” shall mean Real Property for which Commencement of Construction has occurred but construction of such Real Property is not substantially complete or has not yet reached Stabilization.

“Refunded Swing Line Loans” shall have the meaning given such term in Section 1.13(2)(D).

“Register” shall have the meaning given such term in Section 1.8(4).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. § 221), as the same may from time to time be amended, supplemented or superseded.

“REIT” shall mean a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Code.

“REIT Guaranty” shall mean that certain Unconditional Guaranty dated as of the Closing Date, made by MAC in favor of the Administrative Agent, as the same may be Modified from time to time.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the thirty (30)-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means, at any time, Lenders having Credit Exposures and Unused Commitments representing an amount not less than 50% of the sum of the total Credit Exposures and Unused Commitments at such time.  The Credit Exposure and Unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirements of Law” shall mean, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Adjusted LIBO Rate” shall mean, with respect to any LIBO Rate Loan, the rate per annum calculated as of the first day of such Interest Period in accordance with the following formula:

Reserve Adjusted LIBO Rate =	LR
1-LRP

where

LR   =  LIBO Rate

LRP =  LIBO Reserve Percentage (expressed as a decimal)

“Responsible Financial Officer” shall mean, with respect to any Person, the chief financial officer or treasurer of such Person or any other officer, partner or member having substantially the same authority and responsibility.

“Responsible Officer” shall mean, with respect to any Person, the president, chief executive officer, vice president, Responsible Financial Officer, general partner or managing member of such Person or any other officer, partner or member having substantially the same authority and responsibility.

“Restricted Cash” shall mean any cash or cash equivalents held by any Person with respect to which such Person does not have unrestricted access and unrestricted right to expend such cash or expend or liquidate such permitted Investments (provided that Restricted Cash shall not include any reserves maintained with any lender under any Secured Indebtedness for the future payment of (i) property taxes, (ii) leasing obligations (including without limitation, in respect of tenant improvements and tenant allowances as contemplated by any applicable lease, and leasing commissions in respect of any applicable lease) and (iii) capital improvements and deferred maintenance).

“Retail/Other Property” or “Retail/Other Properties” means any Real Property that is (i) a neighborhood, community or regional shopping center or mall, office building, multi-family project or warehouse or (ii) a hotel in which a Macerich Core Entity or one of its Joint Ventures holds the fee interest and other ground lessor’s interest under a ground lease.

“Retail/Other Property Under Construction” shall mean Retail/Other Property for which Commencement of Construction has occurred but construction of such Retail/Other Property is not substantially complete or has not yet reached Stabilization.

“Revolving Borrowing” shall mean a Borrowing consisting of one or more Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment, if any, of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount that such Revolving Lender’s Revolving Credit Exposure could be at any time hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 1.7;  (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 11.8; or (c) increased from time to time pursuant to a Joinder Agreement delivered pursuant to Article 3.  The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule I(A), or in the Assignment and Acceptance Agreement or Joinder Agreement pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Revolving Lenders’ Revolving Commitments is $1,500,000,000.

“Revolving Commitment Termination Date” shall mean initially the Initial Revolving Commitment Termination Date; provided that the “Revolving Commitment Termination Date” shall mean the Extended Revolving Commitment Termination Date if the Borrower extends the Initial Revolving Commitment Termination Date in accordance with the terms and conditions of Section 1.7(5). The Revolving Commitment Termination Date shall be subject to acceleration upon an Event of Default as otherwise provided in this Agreement.

“Revolving Commitment Termination LC Exposure Deposit” shall have the meaning given such term in Section 1.4(11)(A).

“Revolving Credit Exposure” shall mean, with respect to any Revolving Lender at any time, (i) the aggregate outstanding principal amount of such Revolving Lender’s Revolving Loans and LC Exposure, at such time and (ii) in the case of a Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans made by such Swing Line Lender (net of any participations therein by other Revolving Lenders).

“Revolving Lender” shall mean any Lender with a Revolving Commitment and/or Revolving Credit Exposure.

“Revolving Loan Note” shall mean a promissory note substantially in the form of Exhibit I, as it may be Modified from time to time.

“Revolving Loans” shall mean the loans made by the Revolving Lenders to the Borrower pursuant to Section 1.1.

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

“Sanctions” shall mean any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Secured Indebtedness” shall mean that portion of the Total Liabilities that is, without duplication: (i) secured by a Lien (excluding, however, the Indebtedness under this Agreement, including, without limitation, Indebtedness incurred as permitted under Article 3); or (ii) any unsecured Indebtedness of any Subsidiary of a Borrower Party.

“Secured Indebtedness Ratio” shall mean, at any time, the ratio of (i) Secured Indebtedness to (ii) Gross Asset Value for such period.

“Secured Recourse Indebtedness” shall mean Secured Indebtedness to the extent the principal amount thereof has been guaranteed by (or is otherwise recourse to) any Borrower Party.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Series” shall have the meaning given such term in Section 3.4(2).

“Solvent” shall mean, when used with respect to any Person, that at the time of determination:  (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Specified Change of Control Event” shall mean (i) any Retail/Other Property or other Real Property, as applicable, is subject to an insolvency, receivership or other similar proceeding described in Section 9.7 applicable to such Real Property; (ii) in anticipation of a full transfer of legal title to the subject Real Property upon foreclosure, deed in lieu of foreclosure or otherwise under non-recourse Indebtedness (other than with respect to the Subsidiary of MAC that owns such Real Property), all Control (as defined in the definition of Affiliate and including direct, indirect and beneficial control or otherwise) over such Real Property has been transferred in an arms-length transaction to a third party not affiliated with MAC or any of its Subsidiaries; (iii) none of the Management Companies are continuing to manage such Real Property, directly or indirectly; and (iv) following the transfer of control and management rights as provided in clauses (ii) and (iii) above, neither MAC nor any of its Subsidiaries (other than with respect to the Subsidiary of MAC that owns such Real Property) shall have any further operating liability, including any obligation to make additional capital contributions, in any form with respect to such Real Property.  Nothing contained in this definition is intended to permit MAC or any of its Subsidiaries to commence any insolvency, receivership, bankruptcy or similar proceedings otherwise restricted under this Agreement, including pursuant to Section 9.7, and all such provisions shall continue to apply with full force and effect.

“Specified Letters of Credit” shall mean those letters of credit identified on Schedule 1.4A.

“Stabilization” shall mean, with respect to any Real Property, the earlier of (i) the date on which ninety percent (90%) or more of the Gross Leasable Area of such Real Property has been subject to binding leases for a period of twelve (12) months or longer, or (ii) the date twenty-four (24) months after the date that substantially all portions of such Real Property are open to the public and operating in the ordinary course of business.

“Stated Amount” shall mean, with respect to any Letter of Credit, the maximum amount available to be drawn thereunder, without regard to whether any conditions to drawing could be met.

“Statement Date” shall mean December 31, 2015.

“Subsidiary” shall mean, with respect to any Person:  (a) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (b) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled, or (c) with respect to MAC, any other Person in which MAC owns, directly or indirectly, any Capital Stock and which would be combined with MAC in the consolidated financial statements of MAC in accordance with GAAP.

“Subsidiary Entities” shall mean a Subsidiary or Joint Venture of a Person.  Unless otherwise expressly provided, all references in the Loan Documents to a “Subsidiary Entity” shall mean a Subsidiary Entity of MAC.

“Swing Line Commitment” means, as to any Swing Line Lender, (i) the amount set forth opposite such Swing Line Lender’s name on Schedule I(B) or (ii) if such Swing Line Lender has entered into an Assignment and Acceptance Agreement that has been consented to by MAC and the Administrative Agent, the amount set forth for such Swing Line Lender as its Swing Line Commitment in the Register.

“Swing Line Lender” means (i) DBNY, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA and U.S. Bank National Association, each in its capacity as a Swing Line Lender hereunder and (ii) each other Revolving Lender that is designated, with the consent of such Revolving Lender, the Borrower, and the Administrative Agent, as a lender of Swing Line Loans hereunder, together with their respective successors and permitted assigns in such capacity.

“Swing Line Loan” means a Loan made by the applicable Swing Line Lender to Borrower pursuant to Section 1.13.

“Swing Line Note” means a promissory note substantially in the form of Exhibit D, as it may be Modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $50,000,000, and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Expense” shall mean (without duplication), for any period, total tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued, of the Consolidated Entities, including the Consolidated Entity’s pro rata share of tax expenses in any Joint Venture.  For purposes of this definition, the Consolidated Entities’ pro rata share of any such tax expense of any Joint Venture shall be deemed equal to the product of (i) such tax expense of such Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Person held by the Consolidated Entity, expressed as a decimal.

“Total Liabilities” shall mean, at any time, without duplication, the aggregate amount of (i) all Indebtedness and other liabilities of the Borrower Parties and other Consolidated Entities that are Wholly-Owned reflected in the financial statements of MAC or disclosed in the notes thereto (to the extent the same would constitute a Contingent Obligation), plus (ii) for all Consolidated Entities that are not Wholly-Owned, such Borrower Parties’ pro rata share of all Indebtedness and other liabilities reflected in the financial statements of MAC or disclosed in the notes thereto (to the extent the same would constitute a Contingent Obligation), plus (iii) the Borrower Parties’ pro rata share of all Indebtedness and other liabilities reflected in the financial statements of any Joint Venture or disclosed in the notes thereto (to the extent the same would constitute a Contingent Obligation), plus (iv) the Borrower Parties’ pro rata share of all liabilities of the Consolidated Entities with respect to purchase and repurchase obligations, provided that any obligations to acquire fully-constructed Real Property shall not be included in Total Liabilities prior to the transfer of title of such Real Property.  With respect to any Real Property Under Construction as to which any Consolidated Entity has provided an outstanding and undrawn letter of credit relating to the performance and/or completion of construction at such property, the amount of Indebtedness evidenced by such letter of credit shall be included in Total Liabilities if: (a) such Indebtedness does not duplicate Indebtedness incurred in respect of such Real Property Under Construction (including any off-site improvements associated therewith); (b) such Indebtedness is required by GAAP to be reflected on the liability side of any Consolidated Entities’ balance sheet; and (c) to the extent such Indebtedness is not required by GAAP to be reflected on the liability side of any Consolidated Entities’ balance sheet, then such Indebtedness shall only be included to the extent the amount of such Indebtedness exceeds $40,000,000.  For purposes of clauses (ii), (iii) and (iv), the Borrower Parties’ pro rata share of all Indebtedness and other liabilities of a Consolidated Entity that is not a Borrower Party and is not a Wholly-Owned Subsidiary or of a Joint Venture shall be deemed equal to the product of (a) such Indebtedness or other liabilities, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held directly or indirectly by the Borrower Parties, expressed as a decimal.  To the extent that Indebtedness in respect of any guaranty or other liability is expressly excluded from the definition of Contingent Obligation, it shall not constitute a Total Liability.  Notwithstanding the foregoing, during any period that a Retail/Other Property is subject to a Specified Change of Control Event and thereby excluded from the calculation of Gross Asset Value, the Indebtedness and other liabilities of such Retail/Other Property shall be excluded from Total Liabilities.

“Transactional Affiliates” shall have the meaning given such term in Section 8.6.

“Transitional Properties” shall mean such Retail/Other Properties for which (i) the Borrower has delivered a repositioning or redevelopment plan to the Administrative Agent and

(ii) such plan demonstrates that at least 50% of the square footage of the applicable Retail/Other Property will be under active redevelopment for some period and will not produce stabile revenue during such redevelopment period.

“Transitional Stabilization” shall mean the earlier of (a) the date on which ninety percent (90%) or more of the Gross Leasable Area of such Real Property has been subject to binding leases for a period of twelve (12) months or longer; or (b) the date forty-eight (48) months after the date a repositioning plan has been commenced.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Applicable LIBO Rate or the Applicable Base Rate.

“Tysons Corner Indebtedness” means the Borrowed Indebtedness secured by a Lien on any portion of Tysons Corner Center.

“UCC” shall mean the Uniform Commercial Code.

“Unaffiliated Partners” shall mean Persons who own, directly or indirectly at any tier, a beneficial interest in the Capital Stock of a Subsidiary Entity, but such Persons shall exclude:  (i) the Macerich Entities; (ii) Affiliates of Macerich Entities; and (iii) Persons whose Capital Stock or beneficial interest therein is owned, directly or indirectly at any tier, by the Macerich Entities or their Affiliates.

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unused Commitments” shall mean, with respect to any Revolving Lender at any time, the difference of (i) the total amount of such Revolving Lender’s Revolving Commitment and (ii) such Revolving Lender’s Revolving Credit Exposure.

“Unused Line Fee” shall have the meaning as set forth in Section 2.11.

“Weighted Average Yield” means with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan.

“Wholly-Owned” shall mean, with respect to any Real Property, Capital Stock, or other Property owned or leased, that (i) title to such Property is held directly by, or such Property is leased by, the Borrower, or (ii) in the case of Real Property or Capital Stock, title to such property is held by, or (in the case of Real Property) such Property is leased by, a Consolidated Entity at least 99% of the Capital Stock of which is held of record and beneficially by the Borrower (or a Person whose Capital Stock is owned 100% by the Borrower) and the balance of the Capital Stock of which (if any) is held of record and beneficially by MAC (or a Person whose

Capital Stock is owned 100% by MAC).  References to Property Wholly-Owned by a Macerich Entity shall mean property 100% owned by such Person.

“Wholly-Owned Raw Land” shall mean Wholly-Owned land that is not under development and for which no development is planned to commence within twelve (12) months after the date on which it was acquired.

“Withholding Agent” shall mean any Borrower Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

12.2.       Other Interpretive Provisions.  The definitions of terms herein shall apply equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(1)           The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(2)           (i)             The  term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced;

(ii)           The term “including” is not limiting and means “including without limitation;”

(iii)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including;”

(iv)          The term “property” includes any kind of property or asset, real, personal or mixed, tangible or intangible; and

(v)           The  verb “exists” and its correlative noun forms, with reference to a Potential Default or an Event of Default, means that such Potential Default or Event of Default has occurred and continues uncured and unwaived.

(3)           Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent Modifications thereto, but only to the extent such Modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, and (iii) references to any Person include its permitted successors and assigns.

(4)           This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

	By:	The Macerich Company,
a Maryland corporation,
its general partner

	By:	/s/ Thomas E. O’Hern
	Name:	Thomas E. O’Hern
	Title:	Senior Executive Vice President, Chief Financial Officer and Treasurer

GUARANTOR:

THE MACERICH COMPANY,
a Maryland corporation

	By:	/s/ Thomas E. O’Hern
	Name:	Thomas E. O’Hern
	Title:	Senior Executive Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT
AND LENDERS:
DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, a Swing Line Lender, an Issuing Lender and a Lender

	By:	/s/ James Rolison
	Name:	James Rolison
	Title:	Managing Director

	By:	/s/ Joanna Soliman
	Name:	Joanna Soliman
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as a Swing Line Lender, an Issuing Lender and a Lender

By:	/s/ James Gitler
Name:	James Gitler
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Swing Line Lender, an Issuing Lender and a Lender

By:	/s/ Kevin A. Stacker
Name:	Kevin A. Stacker
Title:	Senior Vice President

GOLDMAN SACHS BANK USA, as a Swing Line Lender, an Issuing Lender and a Lender

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as a Swing Line Lender, an Issuing Lender and a Lender

By:	/s/ Tony Park
Name:	Tony Park
Title:	Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Nicolas Zitelli
Name:	Nicolas Zitelli
Title:	Senior Vice President

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:	/s/ Richard Bernal
Richard Bernal
Managing Director

BANK OF THE WEST,
a California banking corporation
as a Lender

By:	/s/ Cris Galvez
Name: Cris Galvez
Title: Vice President

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Lender

By:	/s/ Annie Dorval
Name:	Annie Dorval
Title:	Authorized Signatory

TD Bank, N.A.,
as a Lender

By:	/s/ Aaron C. Miller
Name:	Aaron C. Miller
Title:	VP

The Bank of East Asia, Limited, Los Angeles Branch,
as a Lender

By:	/s/ Chong Tan
Name:	Chong Tan
Title:	VP & Credit Manager

By:	/s/ Simon Keung
Name:	Simon Keung
Title:	General Manager

First Commercial Bank, Ltd., New York Branch,
as a Lender

By:	/s/ Bill Wang
Name:	Bill Wang
Title:	Senior Vice President & General Manager

Hua Nan Commercial Bank, Ltd., New York Agency,
as a Lender

By:	/s/ Wen-Tang Wang
Name:	Wen-Tang, Wang
Title:	Vice President & General Manager

ZB, N.A. dba National Bank of Arizona,
as a Lender

By:	/s/ Martina J. Burberry
Name:	Martina J. Burberry
Title:	Vice President

TAIWAN COOPERATIVE BANK CO. LTD., acting through its LOS ANGELES BRANCH, as a Lender

By:	/s/ Ming-Chih Chen
Name:	Ming-Chih Chen
Title:	V.P. & General Manager

Bank of Taiwan, acting through its Los Angeles Branch,
as a Lender

By:	/s/ Ti Kang Wang
Name:	Ti Kang Wang
Title:	Vice President and General Manager

Schedule I(A)

Initial Revolving Commitments

Lender	Initial Revolving Commitment
Deutsche Bank AG New York Branch	$208,000,000.00
JPMorgan Chase Bank, N.A.	$208,000,000.00
Wells Fargo Bank, National Association	$208,000,000.00
U.S. Bank National Association	$208,000,000.00
Goldman Sachs Bank USA	$208,000,000.00
PNC Bank, National Association	$125,000,000.00
Societe Generale	$100,000,000.00
Bank of the West	$75,000,000.00
The Toronto-Dominion Bank, New York Branch	$62,500,000.00
TD Bank, N.A.	$37,500,000.00
The Bank of East Asia, Limited, Los Angeles Branch	$15,000,000.00
First Commercial Bank, Ltd., New York Branch	$10,000,000.00
Hua Nan Commercial Bank, Ltd., New York Agency	$10,000,000.00
ZB, N.A. dba National Bank of Arizona	$10,000,000.00
Taiwan Cooperative Bank Co. Ltd., Los Angeles Branch	$10,000,000.00
Bank of Taiwan, Los Angeles Branch	$5,000,000.00
Total	$1,500,000,000.00

Schedule I(B)

Initial Swing Line Commitments

Lender	Initial Swing Line Commitment
Deutsche Bank AG New York Branch	$10,000,000.00
JPMorgan Chase Bank, N.A.	$10,000,000.00
Wells Fargo Bank, National Association	$10,000,000.00
Goldman Sachs Bank USA	$10,000,000.00
U.S. Bank National Association	$10,000,000.00
Total	$50,000,000.00

Schedule I(C)

Initial Letter of Credit Commitments

Lender	Initial Letter of Credit Commitment
Deutsche Bank AG New York Branch	$25,000,000.00
JPMorgan Chase Bank, N.A.	$25,000,000.00
Wells Fargo Bank, National Association	$25,000,000.00
Goldman Sachs Bank USA	$25,000,000.00
U.S. Bank National Association	$25,000,000.00
Total	$125,000,000.00

Schedule 1.4

Existing Letters of Credit

L/C #	Applicant	Beneficiary	Issuance Date	Issuing Lender	Amount	Expiration Date
S-19286	The Macerich Partnership, L.P.	The Federal Insurance Company/ Chubb	5/17/2011	Deutsche Bank AG New York Branch	$75,000	5/17/2017
S-19285	The Macerich Company	Zurich American Insurance Company	5/17/2011	Deutsche Bank AG New York Branch	$75,000	5/17/2017
S-19284	The Macerich Company	Ace American Insurance Company	5/17/2011	Deutsche Bank AG New York Branch	$638,444	5/17/2017
S-20610	The Macerich Partnership, L.P.	Fairfax County DOT	4/24/2014	Deutsche Bank AG New York Branch	$213,092	10/24/2016

Schedule 1.4A

Specified Letters of Credit(1)

Applicant	Beneficiary	Issuing Lender	Amount
The Macerich Partnership, L.P.	Wells Fargo Bank, National Association	Deutsche Bank AG New York Branch	$15,000,000
The Macerich Partnership, L.P.	Wells Fargo Bank, National Association	JPMorgan Chase Bank, N.A.	$15,000,000
The Macerich Partnership, L.P.	Wells Fargo Bank, National Association	Goldman Sachs Bank USA	$15,000,000
The Macerich Partnership, L.P.	Wells Fargo Bank, National Association	U.S. Bank National Association	$15,000,000

(1)                                 LC number, issuance date and expiration date of the Specified Letters of Credit are on file with the Administrative Agent. Notwithstanding the foregoing or anything in the Credit Agreement to the contrary, (i) the Specified Letters of Credit issued by JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and U.S. Bank National Association will be issued on or about the Closing Date and (ii) the Specified Letter of Credit issued by Deutsche Bank AG New York Branch may initially be in the face amount of $60,000,000 and reduced to $15,000,000 upon acceptance by Wells Fargo Bank, National Association of the Specified Letters of Credit issued by JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and U.S. Bank National Association.

Schedule 6.6

Material Litigation

None.

Schedule 6.9

Subsidiary Entities

(as of April 29, 2016)

ENTITY NAME/JURISDICTION OF FORMATION	Ownership %
1010-1016 MARKET STREET REALTY GP, LLC, a Pennsylvania limited liability company	50%
1010-1016 MARKET STREET REALTY, LP, a Pennsylvania limited partnership	50%
1018 MARKET STREET REALTY GP, LLC, a Pennsylvania limited liability company	50%
1018 MARKET STREET REALTY, LP , a Pennsylvania limited partnership	50%
1020-1024 MARKET STREET REALTY GP, LLC, a Pennsylvania limited liability company	50%
1020-1024 MARKET STREET REALTY, LP, a Pennsylvania limited partnership	50%
2013 BRONX VENTURE LLC, a Delaware limited liability company	100%
443 WABASH MAB LLC, a Delaware limited liability company	45%
443 WABASH MA OWNER LLC, a Delaware limited liability company	50%
801 4-6 FEE OWNER GP LLC, a Delaware limited liability company	50%
801 4-6 FEE OWNER LP, a Delaware limited partnership	50%
801 4-6 MEZZ GP LLC, a Delaware limited liability company	50%
801 4-6 MEZZ LP, a Delaware limited partnership	50%
801 C-3 FEE OWNER GP LLC, a Delaware limited liability company	50%
801 C-3 FEE OWNER LP, a Delaware limited partnership	50%
801 C-3 MEZZ GP LLC, a Delaware limited liability company	50%
801 C-3 MEZZ LP, a Delaware limited partnership	50%
801-GALLERY ASSOCIATES, L.P., a Pennsylvania limited partnership	50%
801-GALLERY C-3 ASSOCIATES, L.P., a Pennsylvania limited partnership	45.0005%
801-GALLERY C-3 GP, LLC, a Pennsylvania limited liability company	50%
801-GALLERY C-3 MT, L.P., a Pennsylvania limited partnership	0.005%
801-GALLERY GP, LLC, a Pennsylvania limited liability company	50%
801-GALLERY OFFICE ASSOCIATES, L.P., a Pennsylvania limited partnership	40.001%
801-GALLERY OFFICE GP, LLC, a Pennsylvania limited liability company	50%
801-GALLERY OFFICE MT, L.P., a Pennsylvania limited partnership	0.005%

801 MARKET VENTURE GP LLC, a Delaware limited liability company	50%
801 MARKET VENTURE LP, a Delaware limited partnership	50%
801-TENANT C-3 MANAGER, LLC, a Pennsylvania limited liability company	50%
801-TENANT OFFICE MANAGER, LLC, a Pennsylvania limited liability company	50%
AM TYSONS LLC, a Delaware limited liability company	50%
ARROWHEAD REIT LLC, a Delaware limited liability company	60%
ARROWHEAD TOWNE CENTER LLC, a Delaware limited liability company	60%
BILTMORE SHOPPING CENTER PARTNERS LLC, an Arizona limited liability company	50%
BROAD RAFAEL ASSOCIATES (LIMITED PARTNERSHIP), a Pennsylvania limited partnership	100%
BROAD RAFAEL PROPERTIES CORP., a Delaware corporation	100%
BROOKLYN KINGS PLAZA LLC, a Delaware limited liability company	100%
CAM CANDLESTICK LLC, a Delaware limited liability company	100%
CAM-CARSON LLC, a Delaware limited liability company	100%
CAMELBACK SHOPPING CENTER LIMITED PARTNERSHIP, an Arizona limited partnership	92.97%
CAM NY 2013 LLC, a Delaware limited liability company	100%
CANDLESTICK CENTER LLC, a Delaware limited liability company	50.10%
CAPITOLA MALL LLC, a Delaware limited liability company	100%
CCP 1998 BONDS LLC, a Delaware limited liability company	50%
CCP VALENCIA LLC, a Delaware limited liability company	50%
CHANDLER SOLAR LLC, a Delaware limited liability company	50.10%
CHICAGO 500 NORTH MICHIGAN LLC, a Delaware limited liability company	100%
COOLIDGE HOLDING LLC, an Arizona limited liability company	37.50%
CORTE MADERA VILLAGE, LLC, a Delaware limited liability company	50.10%
COUNTRY CLUB PLAZA JV LLC, a Delaware limited liability company	50%
COUNTRY CLUB PLAZA KC PARTNERS LLC, a Delaware limited liability company	50%
DANBURY MALL, LLC, a Delaware limited liability company	100%
DB HOLDINGS LLC, a Delaware limited liability company	100%
DELIV, INC., a Delaware corporation	4.52%
DEPTFORD MALL ASSOCIATES L.L.C., a New Jersey limited liability company	51%
DESERT SKY MALL LLC, a Delaware limited liability company	100%

EAST MESA ADJACENT LLC, a Delaware limited liability company	100%
EAST MESA LAND, L.L.C., a Delaware limited liability company	100%
EAST MESA MALL, L.L.C., a Delaware limited liability company	100%
FASHION OUTLETS II LLC, a Delaware limited liability company	100%
FASHION OUTLETS OF CHICAGO LLC, a Delaware limited liability company	100%
FLAGSTAFF MALL ASSOCIATES LLC, a Delaware limited liability company	100%
FLAGSTAFF MALL SPE LLC, a Delaware limited liability company	100%
FLATIRON PROPERTY HOLDING, L.L.C., a Delaware limited liability company	51%
FOC ADJACENT LLC, a Delaware limited liability company	100%
FON ADJACENT LLC, a Delaware limited liability company	100%
FREE RACE MALL REST., L.P., a New Jersey limited partnership	100%
FREEHOLD I, LLC, a Delaware limited liability company	50.10%
FREEHOLD I SPC, INC., a Delaware corporation	50.10%
FREEHOLD CHANDLER HOLDINGS LP, a Delaware limited partnership	50.10%
FREEHOLD CHANDLER TRUST LLC, a Delaware limited liability company	50.10%
FREEMALL ASSOCIATES, LLC, a Delaware limited liability company	50.10%
FREEMALL ASSOCIATES, L.P., a New Jersey limited partnership	50.10%
FRMR B LLC, a Delaware limited liability company	100%
FRMR, INC., a New Jersey corporation	100%
GPM GP LLC, a Delaware limited liability company	57.159%
GRANITE MALL GP, LLC, a Delaware limited liability company	50%
GREAT NORTHERN HOLDINGS, LLC, a Delaware limited liability company	100%
GREAT NORTHERN SPE, LLC, a Delaware limited liability company	100%
GREEN ACRES ADJACENT LLC, a Delaware limited liability company	100%
GREEN TREE MALL LLC, a Delaware limited liability company	100%
HUDSON PROPERTIES, L.P., a Delaware limited partnership	100%
HUDWIL I, LLC, a Delaware limited liability company	100%
HUDWIL I SPC, INC., a Delaware corporation	100%
HUDWIL IV, LLC, a Delaware limited liability company	100%
HUDWIL IV SPC, INC., a Delaware corporation	100%

INLAND SOLAR LLC, a Delaware limited liability company	100%
JAREN ASSOCIATES #4, an Arizona general partnership	12.50%
KEYSTONE PHILADELPHIA PROPERTIES, L.P., a Pennsylvania limited partnership	50%
KIERLAND COMMONS INVESTMENT LLC, a Delaware limited liability company	50%
KIERLAND COMMONS TRADENAME LLC, a Delaware limited liability company	25%
KIERLAND GREENWAY, LLC, a Delaware limited liability company	50%
KIERLAND TOWER LOFTS, LLC, a Delaware limited liability company	15%
KINGS PLAZA ENERGY LLC, a Delaware limited liability company	100%
KINGS PLAZA GROUND LEASE LLC, a Delaware limited liability company	100%
KITSAPARTY, a Washington non-profit corporation	100%
KTL INVESTMENT LLC, a Delaware limited liability company	50%
LA SANDIA SANTA MONICA LLC, a Delaware limited liability company	100%
LIGHTSTONE BRONX VENTURE HOLDINGS LLC, a Delaware limited liability company	50%
LIGHTSTONE BRONX VENTURE LLC, a Delaware limited liability company	50%
MAC CASCADE LLC, a Delaware limited liability company	100%
MAC CROSS COURT LLC, a Delaware limited liability company	100%
MACD LLC, a Delaware limited liability company	100%
MACDAN CORP., a Delaware corporation	100%
MACDB CORP., a Delaware corporation	100%
MACERICH 443 WABASH SPE LLC, a Delaware limited liability company	100%
MACERICH ARIZONA MANAGEMENT LLC, a Delaware limited liability company	100%
MACERICH ARIZONA PARTNERS LLC, an Arizona limited liability company	100%
MACERICH ARROWHEAD HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH ARROWHEAD LLC, a Delaware limited liability company	100%
MACERICH ATLAS LLC, a Delaware limited liability company	100%
MACERICH BILTMORE CI, LLC, a Delaware limited liability company	100%
MACERICH BILTMORE MM, LLC, a Delaware limited liability company	100%
MACERICH BILTMORE OPI, LLC, a Delaware limited liability company	100%
MACERICH BUENAVENTURA GP CORP., a Delaware corporation	100%
MACERICH BUENAVENTURA LIMITED PARTNERSHIP, a California limited partnership	100%

MACERICH CAPITOLA ADJACENT GP LLC, a Delaware limited liability company	100%
MACERICH CAPITOLA ADJACENT LIMITED PARTNERSHIP, a Delaware limited partnership	100%
MACERICH CASA GRANDE MEMBER LLC, a Delaware limited liability company	100%
MACERICH CCP LLC, a Delaware limited liability company	100%
MACERICH CCP VALENCIA LLC, a Delaware limited liability company	100%
MACERICH CERRITOS, LLC, a Delaware limited liability company	60%
MACERICH CERRITOS ADJACENT, LLC, a Delaware limited liability company	60%
MACERICH CERRITOS HOLDINGS LLC, a Delaware limited liability company	60%
MACERICH CERRITOS MALL CORP., a Delaware corporation	100%
MACERICH CHICAGO FASHION OUTLETS LLC, a Delaware limited liability company	100%
MACERICH CM VILLAGE GP CORP., a Delaware corporation	100%
MACERICH CM VILLAGE LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH COTTONWOOD HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH CROSS COUNTY SECURITY LLC, a Delaware limited liability company	100%
MACERICH CROSSROADS PLAZA HOLDINGS GP CORP., a Delaware corporation	100%
MACERICH CROSSROADS PLAZA HOLDINGS LP, a Delaware limited partnership	100%
MACERICH DEPTFORD LLC, a Delaware limited liability company	51%
MACERICH DEPTFORD II LLC, a Delaware limited liability company	51%
MACERICH DEPTFORD GP CORP., a Delaware corporation	100%
MACERICH DESERT SKY MALL HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH EQ GP LLC, a Delaware limited liability company	100%
MACERICH EQ LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH FARGO ASSOCIATES, a California general partnership	100%
MACERICH FIESTA MALL ADJACENT LLC, a Delaware limited liability company	100%
MACERICH FLATIRON LLC, a Delaware limited liability company	100%
MACERICH FREEHOLD CHANDLER GP LLC, a Delaware limited liability company	100%
MACERICH FRESNO ADJACENT GP CORP., a Delaware corporation	100%
MACERICH FRESNO ADJACENT LP, a Delaware limited partnership	100%
MACERICH FRESNO GP CORP., a Delaware corporation	100%
MACERICH FRESNO LIMITED PARTNERSHIP, a California limited partnership	100%

MACERICH FWV LLC, a Delaware limited liability company	100%
MACERICH G3 LLC, a Delaware limited liability company	100%
MACERICH GALLERY MARKET EAST GP LLC, a Delaware limited liability company	100%
MACERICH GALLERY MARKET EAST LP LLC, a Delaware limited liability company	100%
MACERICH GALLERY MARKET EAST TRS SUB LLC, a Delaware limited liability company	100%
MACERICH GREAT FALLS GP CORP., a Delaware corporation	100%
MACERICH HHF CENTERS LLC, a Delaware limited liability company	51%
MACERICH HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH INLAND GP LLC, a Delaware limited liability company	100%
MACERICH INLAND LP, a Delaware limited partnership	100%
MACERICH JANSS MARKETPLACE HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH LA CUMBRE 9.45 AC LLC, a Delaware limited liability company	100%
MACERICH LA CUMBRE GP LLC, a Delaware limited liability company	100%
MACERICH LA CUMBRE LP, a Delaware limited partnership	100%
MACERICH LA CUMBRE SPE LP, a Delaware limited partnership	100%
MACERICH LAKE SQUARE MALL LLC, a Delaware limited liability company	100%
MACERICH LAKEWOOD GP LLC, a Delaware limited liability company	60%
MACERICH LAKEWOOD HOLDINGS LLC, a Delaware limited liability company	60%
MACERICH LAKEWOOD LP, a Delaware limited partnership	60%
MACERICH LUBBOCK GP CORP., a Delaware corporation	100%
MACERICH LUBBOCK HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH LUBBOCK LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH MALL DEL NORTE HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH MANAGEMENT COMPANY, a California corporation	100%
MACERICH MANAGEMENT COMPANY II LLC, a Delaware limited liability company	100%
MACERICH MARYSVILLE HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH MERCHANTWIRED, LLC, a Delaware limited liability company	100%
MACERICH NEW RIVER HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH NIAGARA LLC, a Delaware limited liability company	100%
MACERICH NORTH BRIDGE LLC, a Delaware limited liability company	100%

MACERICH NORTHGATE GP I LLC, a Delaware limited liability company	100%
MACERICH NORTHGATE GP II LLC, a Delaware limited liability company	100%
MACERICH NORTHGATE HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH NORTH PARK MALL LLC, a Delaware limited liability company	100%
MACERICH NORTHRIDGE LP, a California limited partnership	100%
MACERICH NORTHWESTERN ASSOCIATES, a California general partnership	50%
MACERICH OAKS ADJACENT LLC, a Delaware limited liability company	100%
MACERICH OAKS GP CORP., a Delaware corporation	100%
MACERICH OAKS LP, a Delaware limited partnership	100%
MACERICH ONE SCOTTSDALE LLC, a Delaware limited liability company	100%
MACERICH PANORAMA GP LLC, a Delaware limited liability company	100%
MACERICH PANORAMA LP, a Delaware limited partnership	100%
MACERICH PARTNERS OF COLORADO LLC, a Colorado limited liability company	100%
MACERICH PPR CORP., a Maryland corporation	100%
MACERICH PPR GP LLC, a Delaware limited liability company	100%
MACERICH PROPERTY EQ GP CORP., a Delaware corporation	100%
MACERICH PROPERTY MANAGEMENT COMPANY, LLC, a Delaware limited liability company	100%
MACERICH PVIC ADJACENT LLC, an Arizona limited liability company	100%
MACERICH QUEENS ADJACENT GUARANTOR GP CORP., a Delaware corporation	100%
MACERICH QUEENS JV GP LLC, a Delaware limited liability company	100%
MACERICH QUEENS JV LP, a Delaware limited partnership	100%
MACERICH RIDGMAR LLC, a Delaware limited liability company	100%
MACERICH SANTAN PHASE 2 SPE LLC, a Delaware limited liability company	34.90%
MACERICH SCG GP CORP., a Delaware corporation	100%
MACERICH SCG GP LLC, a Delaware limited liability company	100%
MACERICH SCG LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH SJV LLC, a Delaware limited liability company	100%
MACERICH SMP GP LLC, a Delaware limited liability company	100%
MACERICH SMP LP, a Delaware limited partnership	100%
MACERICH SOLAR LLC, a Delaware limited liability company	100%

MACERICH SOUTH PARK MALL LLC, a Delaware limited liability company	100%
MACERICH SOUTH PLAINS GP I LLC, a Delaware limited liability company	60%
MACERICH SOUTH PLAINS GP II LLC, a Delaware limited liability company	100%
MACERICH SOUTH PLAINS GP III LLC, a Delaware limited liability company	100%
MACERICH SOUTH PLAINS LP, a Delaware limited partnership	60%
MACERICH SOUTH PLAINS MEMBER LP, a Delaware limited partnership	100%
MACERICH SOUTH PLAINS MEZZ LP, a Delaware limited partnership	100%
MACERICH SOUTHRIDGE MALL LLC, a Delaware limited liability company	100%
MACERICH SOUTH TOWNE GP LLC, a Delaware limited liability company	100%
MACERICH SOUTH TOWNE LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH ST MARKETPLACE GP LLC, a Delaware limited liability company	100%
MACERICH ST MARKETPLACE LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH STONEWOOD CORP., a Delaware corporation	100%
MACERICH STONEWOOD HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH STONEWOOD, LLC, a Delaware limited liability company	100%
MACERICH SUNLAND PARK HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH SUPERSTITION ADJACENT HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH SUPERSTITION LAND HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH SUPERSTITION MALL HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH TRUST LLC, a Delaware limited liability company	100%
MACERICH TWC II CORP., a Delaware corporation	100%
MACERICH TWC II LLC, a Delaware limited liability company	100%
MACERICH TWENTY NINTH STREET LLC, a Delaware limited liability company	51%
MACERICH TYSONS LLC, a Delaware limited liability company	100%
MACERICH TYSONS CORNER HOTEL TRS LLC, a Delaware limited liability company	100%
MACERICH VALLE VISTA HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH VALLEY RIVER CENTER LLC, a Delaware limited liability company	100%
MACERICH VICTOR VALLEY GP LLC, a Delaware limited liability company	100%
MACERICH VICTOR VALLEY LP, a Delaware limited partnership	100%
MACERICH VINTAGE FAIRE GP CORP., a Delaware corporation	100%

MACERICH VINTAGE FAIRE LIMITED PARTNERSHIP, a Delaware limited partnership	100%
MACERICH VV GP LLC, a Delaware limited liability company	100%
MACERICH VV SPE LP, a Delaware limited partnership	100%
MACERICH WALLEYE LLC, a Delaware limited liability company	100%
MACERICH WASHINGTON SQUARE PETALUMA HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH WESTSIDE GP CORP., a Delaware corporation	100%
MACERICH WESTSIDE LIMITED PARTNERSHIP, a California limited partnership	100%
MACERICH WESTSIDE PAVILION PROPERTY LLC, a Delaware limited liability company	100%
MACERICH WHITTWOOD HOLDINGS GP CORP., a Delaware corporation	100%
MACERICH WHITTWOOD HOLDINGS LP, a Delaware limited partnership	100%
MACERICH WRLP CORP., a Delaware corporation	100%
MACERICH WRLP LLC, a Delaware limited liability company	100%
MACERICH WRLP II CORP., a Delaware corporation	100%
MACERICH WRLP II L.P., a Delaware limited partnership	100%
MACERICH YUMA HOLDINGS LLC, a Delaware limited liability company	100%
MACERICH ZETA HOLDINGS LLC, a Delaware limited liability company	100%
MACJ, LLC, a Delaware limited liability company	100%
MAC NORTHRIDGE GP LLC, a Delaware limited liability company	100%
MACPT LLC, a Delaware limited liability company	100%
MACW FREEHOLD, LLC, a Delaware limited liability company	100%
MACWH, LP, a Delaware limited partnership	100%
MACW MALL MANAGEMENT, INC., a New York corporation	100%
MACWPII LLC, a Delaware limited liability company	100%
MACW PROPERTY MANAGEMENT, LLC, a New York limited liability company	100%
MACW TYSONS, LLC, a Delaware limited liability company	100%
MALL MAINTENANCE CORPORATION, a Pennsylvania non-profit corporation	57.159%
MALL MAINTENANCE CORPORATION II, a Pennsylvania non-profit corporation	57.159%
MERCHANTWIRED, LLC, a Delaware limited liability company	9.64%
MPLP MSR LP, a Delaware limited partnership	100%
MP MSR GP LLC, a Delaware limited liability company	100%

MP MSR LP LLC, a Delaware limited liability company	100%
MS PORTFOLIO LLC, a Delaware limited liability company	50%
MVRC HOLDING LLC, a Delaware limited liability company	100%
MW INVESTMENT GP CORP., a Delaware corporation	100%
MW INVESTMENT LP, a Delaware limited partnership	100%
NEW LAKE LLC, a Delaware limited liability company	60%
NEW RIVER ASSOCIATES LLC, a Delaware limited liability company	60%
NORTH BRIDGE CHICAGO LLC, a Delaware limited liability company	50%
NORTHGATE MALL ASSOCIATES, a California general partnership	100%
NORTH VALLEY PLAZA ASSOCIATES, a California general partnership	50%
NSHE MAHWAH, LLC, an Arizona limited liability company	100%
ONE SCOTTSDALE INVESTORS LLC, a Delaware limited liability company	50%
PACIFIC PREMIER RETAIL LLC, a Delaware limited liability company	60%
PACIFIC PREMIER RETAIL TRUST LLC, a Delaware limited liability company	60%
PARADISE VALLEY MALL SPE LLC, a Delaware limited liability company	100%
PARADISE WEST #1, L.L.C., an Arizona limited liability company	25%
PEI MSR GP I LLC, a Pennsylvania limited liability company	50%
PEI MSR GP II LLC, a Pennsylvania limited liability company	50%
PEI MSR GP III LLC, a Pennsylvania limited liability company	50%
PEI MSR LP LLC, a Pennsylvania limited liability company	50%
PEI MSR I LP, a Pennsylvania limited partnership	50%
PEI MSR II LP, a Pennsylvania limited partnership	50%
PEI MSR III LP, a Pennsylvania limited partnership	50%
PHXAZ/KIERLAND COMMONS, L.L.C., a Delaware limited liability company	50%
PM 833 MARKET MEZZ GP LLC, a Delaware limited liability company	57.159%
PM 833 MARKET MEZZ LP, a Delaware limited partnership	57.159%
PM GALLERY LP, a Delaware limited partnership	57.159%
PPR LAKEWOOD ADJACENT, LLC, a Delaware limited liability company	60%
PPR SQUARE TOO LLC, a Delaware limited liability company	60%
PPR WASHINGTON SQUARE LLC, a Delaware limited liability company	60%

PPRT SOLAR LLC, a Delaware limited liability company	60%
PPRT TRUST LLC, a Delaware limited liability company	60%
PR 907 MARKET LP, a Delaware limited partnership	50%
PR GALLERY I LIMITED PARTNERSHIP, a Pennsylvania limited partnership	50%
PROPCOR ASSOCIATES, an Arizona general partnership	25%
PROPCOR II ASSOCIATES, LLC, an Arizona limited liability company	50%
QUEENS CENTER PLEDGOR LLC, a Delaware limited liability company	100%
QUEENS CENTER REIT LLC, a Delaware limited liability company	100%
QUEENS CENTER SPE LLC, a Delaware limited liability company	100%
QUEENS JV GP LLC, a Delaware limited liability company	100%
QUEENS JV LP, a Delaware limited partnership	100%
RACEWAY ONE, LLC, a New Jersey limited liability company	100%
RACEWAY TWO, LLC, a New Jersey limited liability company	100%
RAILHEAD ASSOCIATES, L.L.C., an Arizona limited liability company	100%
RN 116 COMPANY, L.L.C., a Delaware limited liability company	50%
RN 120 COMPANY, L.L.C., a Delaware limited liability company	50%
RN 124/125 COMPANY, L.L.C., a Delaware limited liability company	50%
RN 540 HOTEL COMPANY L.L.C., a Delaware limited liability company	50%
ROTTERDAM SQUARE, LLC, a Delaware limited liability company	100%
SAN TAN SOLAR LLC, a Delaware limited liability company	97.40%
SANTAN VILLAGE PHASE 2 LLC, an Arizona limited liability company	34.90%
SARWIL ASSOCIATES, L.P., a New York limited partnership	100%
SARWIL ASSOCIATES II, L.P., a New York limited partnership	100%
SCOTTSDALE FASHION ADJACENT LLC, a Delaware limited liability company	50%
SCOTTSDALE FASHION OFFICE LLC, a Delaware limited liability company	50%
SCOTTSDALE FASHION SQUARE LLC, a Delaware limited liability company	50%
SCOTTSDALE FASHION SQUARE PARTNERSHIP, an Arizona general partnership	50%
SDG MACERICH PROPERTIES, L.P., a Delaware limited partnership	50%
SHOPPINGTOWN MALL HOLDINGS, LLC, a Delaware limited liability company	100%
SHOPPINGTOWN MALL, LLC, a Delaware limited liability company	100%

SHOPPINGTOWN MALL, L.P., a Delaware limited partnership	100%
SM EASTLAND MALL, LLC, a Delaware limited liability company	100%
SM PORTFOLIO LIMITED PARTNERSHIP, a Delaware limited partnership	50%
SM VALLEY MALL, LLC, a Delaware limited liability company	100%
SOUTH PLAINS LP, a Delaware limited partnership	60%
SOUTHRIDGE ADJACENT, LLC, a Delaware limited liability company	100%
SUPERSTITION SPRINGS HOLDING LLC, a Delaware limited liability company	100%
THE MACERICH PARTNERSHIP, L.P., a Delaware limited partnership	93% - The Macerich Company
THE MARKET AT ESTRELLA FALLS LLC, an Arizona limited liability company	40.06%
THE WESTCOR COMPANY LIMITED PARTNERSHIP, an Arizona limited partnership	100%
THE WESTCOR COMPANY II LIMITED PARTNERSHIP, an Arizona limited partnership	100%
TM TRS HOLDING COMPANY LLC, a Delaware limited liability company	50%
TOWNE MALL, L.L.C., a Delaware limited liability company	100%
TWC CHANDLER LLC, a Delaware limited liability company	50.10%
TWC LIMITED PARTNER LLC, a Delaware limited liability company	100%
TWC SCOTTSDALE CORP., an Arizona corporation	100%
TWC SCOTTSDALE MEZZANINE, L.L.C., an Arizona limited liability company	100%
TWC TUCSON, LLC, an Arizona limited liability company	100%
TYSONS CORNER LLC, a Virginia limited liability company	50%
TYSONS CORNER HOLDINGS LLC, a Delaware limited liability company	50%
TYSONS CORNER HOTEL I LLC, a Delaware limited liability company	50%
TYSONS CORNER HOTEL PLAZA LLC, a Delaware limited liability company	50%
TYSONS CORNER OFFICE I LLC, a Delaware limited liability company	50%
TYSONS CORNER PROPERTY HOLDINGS LLC, a Delaware limited liability company	50%
TYSONS CORNER PROPERTY HOLDINGS II LLC, a Delaware limited liability company	50%
TYSONS CORNER PROPERTY LLC, a Virginia limited liability company	50%
TYSONS CORNER RESIDENTIAL I LLC, a Delaware limited liability company	50%
VALLEY STREAM GA MEZZANINE LLC, a Delaware limited liability company	100%
VALLEY STREAM GREEN ACRES LLC, a Delaware limited liability company	100%

WALLEYE LLC, a Delaware limited liability company	100%
WALLEYE RETAIL INVESTMENTS LLC, a Delaware limited liability company	100%
WALLEYE TRS HOLDCO, INC., a Delaware corporation	100%
WALTON RIDGMAR, G.P., L.L.C., a Delaware limited liability company	50%
WEST ACRES DEVELOPMENT, LLP, a North Dakota limited liability partnership	19%
WESTCOR 303 CPC LLC, an Arizona limited liability company	79.64%
WESTCOR 303 RSC LLC, an Arizona limited liability company	84.95%
WESTCOR 303 WCW LLC, an Arizona limited liability company	76.45%
WESTCOR/303 AUTO PARK LLC, an Arizona limited liability company	50%
WESTCOR/303 LLC, an Arizona limited liability company	75%
WESTCOR/BLACK CANYON MOTORPLEX LLC, an Arizona limited liability company	83.73%
WESTCOR/BLACK CANYON RETAIL LLC, an Arizona limited liability company	83.73%
WESTCOR/CASA GRANDE LLC, an Arizona limited liability company	84.04%
WESTCOR/COOLIDGE LLC, an Arizona limited liability company	75%
WESTCOR/GILBERT, L.L.C., an Arizona limited liability company	50%
WESTCOR/GILBERT PHASE 2 LLC, an Arizona limited liability company	69.80%
WESTCOR/GOODYEAR, L.L.C., an Arizona limited liability company	75%
WESTCOR GOODYEAR PC LLC, an Arizona limited liability company	80.11%
WESTCOR GOODYEAR RSC LLC, an Arizona limited liability company	86.58%
WESTCOR MARANA LLC, an Arizona limited liability company	85.24%
WESTCOR/MERIDIAN LLC, an Arizona limited liability company	76.05%
WESTCOR ONE SCOTTSDALE LLC, an Arizona limited liability company	100%
WESTCOR/PARADISE RIDGE, L.L.C., an Arizona limited liability company	50%
WESTCOR/QUEEN CREEK LLC, an Arizona limited liability company	38.03%
WESTCOR REALTY LIMITED PARTNERSHIP, a Delaware limited partnership	100%
WESTCOR SANTAN ADJACENT LLC, a Delaware limited liability company	100%
WESTCOR SANTAN HOLDINGS LLC, a Delaware limited liability company	84.89%
WESTCOR SANTAN VILLAGE LLC, a Delaware limited liability company	84.89%
WESTCOR SURPRISE CPC LLC, an Arizona limited liability company	53.10%
WESTCOR SURPRISE RSC LLC, an Arizona limited liability company	56.64%

WESTCOR SURPRISE WCW LLC, an Arizona limited liability company	50.97%
WESTCOR/SURPRISE LLC, an Arizona limited liability company	50%
WESTCOR/SURPRISE AUTO PARK LLC, an Arizona limited liability company	33.33%
WESTCOR TRS LLC, a Delaware limited liability company	100%
WESTDAY ASSOCIATES LLC, a Delaware limited liability company	100%
WESTPEN ASSOCIATES LLC, a Delaware limited liability company	100%
WILSAR, LLC, a Delaware limited liability company	100%
WILSAR SPC, INC., a Delaware corporation	100%
WILTON MALL, LLC, a Delaware limited liability company	100%
WILTON SPC, INC., a Delaware corporation	100%
WMAP, L.L.C., a Delaware limited liability company	50%
WMGTH, INC., a Delaware corporation	100%
WM INLAND ADJACENT LLC, a Delaware limited liability company	100%
WM INLAND INVESTORS IV GP LLC, a Delaware limited liability company	100%
WM INLAND INVESTORS IV LP, a Delaware limited partnership	100%
WM INLAND LP, a Delaware limited partnership	100%
WM INLAND (MAY) IV, L.L.C., a Delaware limited liability company	100%
WM RIDGMAR, L.P., a Delaware limited partnership	50%
WP CASA GRANDE RETAIL LLC, an Arizona limited liability company	89.36%
ZENGO RESTAURANT SANTA MONICA LLC, a Delaware limited liability company	100%

Schedule 6.11

ERISA

None.

Schedule 6.14

Consents

None.

Schedule 6.15

Environmental Reports, Etc.

See attached.

SCHEDULE OF ENVIRONMENTAL REPORTS

Revised: 5-26-16

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS

433 N WABASH AVENUE	Cardno ATC	10/14/2014	11.75485.0007	Former Lakeshore Athletic Club Property

500 N MICHIGAN AVENUE	ATC Associates	1/3/12	11.22103.0002

ARROWHEAD	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Bureau Veritas	01/02/09	10008.008221.00	Prepared for Macerich Mgmt Co.
	EBI	09/01/11	11114522	Prepared for Prudential
	Terracon	12/15/14	60149324	Prepared for Sears Holdings Management Corporation
	ENSR International	06/12/01	5897-018-200	Montgomery Wards Dept Store & Wards Auto Express
	LAW Engineering & Env Services	06/16/99	52000-9-2013-1520-916	Prepared for The Chase Manhattan Bank
	Ramboll Environ	09/01/15	33-37718A	Prepared for GIC Real Estate
	Tetra Tech	11/13/15	103P1398045.001	Prepared for Teachers Insurance and Annuity Association

ATLAS PARK	ATC	09/20/10	011.15771.0273	Prepared for Walton

BILTMORE FASHION PARK	Sigma	09/25/03	095918	Macerich Acquisition
	Versar	Nov-94	2164-012	Phase I done for Taubman
	Versar	06/17/99	4083-.001	Phase I done for GMAC
	Versar	09/03/03	110926.0001.001	Phase I done for Taubman
	Versar	AUG 1998	4326.003	Phase 1 done for Taubman

BROADWAY PLAZA	ATC/Diagnostic Environmental, Inc.	08/11/93	D2088-0218	For Macerich IPO
	Earthtech	03/03/99	33924-01	Prepared for Washington Mutual Bank parcel
	Earthtech	April 1999	39437-01/01262-01	Washington Mutual
	McLaren	12/08/88	NA	Nordstrom Parking - Prepared for Santa Fe Pacific Realty Corp
	McLaren	06/15/90	NA	Prepared on behalf of Brobeck, Phelger & Harison
	Weston	06/01/93	10224-001-003	Prepared for Catellus
	Dames & Moore	10/09/98	14858-164-042	Prepared for Catellus
	URS	07/11/00	14858-211-015	Prepared for Catellus
	RGA	2/5/2008	MACER18313	Future Neiman Marcus
	Tabbara Corp	2/15/2011	101489	Adjacent Parcel Acquisition
	Tabbara Corp	9/27/2011	101606	Entire Site
	Tabbara Corp	4/3/2014	102364

CANDLESTICK	Geosyntec Consultants	7/2/2014	WR1843	Prepared for CP Development Company, LP

CASA GRANDE, THE PROMENDADE AT	GEC SA&B, Inc.	06/05/06	05.0053D.R01	Prepared for WP Casa Grande Retail LLC
	EBI	10/28/10	11105525	Prepared for Eurohypo AG
	National Due Diligence Services	04/21/14	14-0459

CASCADE MALL	Harding Lawson Assocaites	02/10/99	43197.1	Prepared for Macerich, For acquisition
	Rittenhouse-Zeman & Associates	08/01/88	W-5630	Former Maintenance Shop Facililty - Prepared for Winmar Cascade
	Rittenhouse-Zeman & Associates	05/02/94	11-09570-00	Prepared for Safeco
	Rittenhouse-Zeman & Associates	07/08/94		Addendum to 5-2-94 Phase I
	Rittenhouse-Zeman & Associates	07/15/94		Addendum to 5-2-94 Phase I
	Partner Engineering & Science	07/13/09	82184	Prepared for Royal Bank of Canada
	IVI	02/25/05	50215537	Prepared for Commerzbank
	AGRA	08/01/97	7-91M-11811-A	Future Cineplex Odeon - Prepared for Winmar
	National Due Diligence Services	01/20/14	13-0420

1

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS

CASCADE MALL (CROSSCOURT)	Harding Lawson Assocaites	02/18/99	43197.1	For acquisition
	IVI	02/25/05	50215537
	Partner Engineering & Science	07/13/09	82185	Prepared for Royal Bank of Canada

CHANDLER FASHION CENTER	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor & AEW Capital Management
	Speedie	07/03/02	020501EA	Prepared for Westcor
	Maxim	04/10/00	99-11444	Prepared for Westcor & City of Chandler
	Targus Associates, LLC	06/01/12	T12-2476	Prepared for Metropolitan Life Insurance Company
	Speedie	11/05/13	131560EA	Prepared for Hines Interest, L.P.
	Maxim	04/11/00	99-11444	Prepared for Westcor Partners
	Terracon	04/29/15	65157172	Prepared for Sears Holdings Management Corporation

CHANDLER BOULEVARD SHOPS	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Speedie	09/28/01	010873EA	Prepared for Westcor
	Liesch Southwest, Inc.	12/20/05	6201418.00	For PNC Bank National Assoc.
	EBI Consulting	10/27/10	11105701	Prepared for Macerich Management Company, LLC

CORTE MADERA	Professional Service Industries, Inc.	04/15/98	588-8E076.08	For seller
	Property Solutions, Inc.	07/07/99	19990863	Phase I for Lend Lease (for Re-fi)
	Versar	04/18/03	110272-0002-019	Phase I done for CALPERS
	ATC	10/12/09	52.75068.0027	Prepared for MetLife
	Langan	12/04/15	731674301 PJC

COUNTRY CLUB PLAZA	ECS	11/02/15	22-23410	Prepared for Highwoods Properties, Tract 1 Balcony Block 2
	ECS	10/30/15	22-23411	Prepared for Highwoods Properties, Tract 2 Balcony Garage
	ECS	11/11/15	06-23005-C	Prepared for Highwoods Properties, Tract 3 Court of Penguins Block 15
	ECS	11/11/15	06-23005-D	Prepared for Highwoods Properties, Tract 4 Esplanade/Saks Block 12, 3
	ECS	11/11/15	06-23005-E	Prepared for Highwoods Properties, Tract 5 Macy’s Block
	ECS	10/30/15	22-23412	Prepared for Highwoods Properties, Tract 6 Maintenance Shop
	ECS	11/02/15	22-23413	Prepared for Highwoods Properties, Tract 7 Millcreek Block 1
	ECS	11/11/15	06-23005-H	Prepared for Highwoods Properties, Tract 8 Nichols Block 10
	ECS	11/02/15	34-2658	Prepared for Highwoods Properties, Tract 9 Plaza 211 (Formerly Halls Block)
	ECS	10/30/15	14-8485	Prepared for Highwoods Properties, Tract 10 Plaza Central Shops Block 11
	ECS	11/11/15	06-23005-K	Prepared for Highwoods Properties, Tract 11 Plaza Savings Block 16
	ECS	11/02/15	22-23416	Prepared for Highwoods Properties, Tract 13 Swanson Block 5
	ECS	11/02/15	22-23418	Prepared for Highwoods Properties, Tract 16 Triangle Block 7
	ECS	11/12/15	06-23005-L	Prepared for Highwoods Properties, Tract 12 Seveille Square Blocks 13, 14
	ECS	11/03/15	34-2657	Prepared for Highwoods Properties, Tract 14 Theater Plaza
	ECS	11/11/15	06-23005-O	Prepared for Highwoods Properties, Tract 15 Time Block 16
	ECS	11/11/15	06-23005-Q	Prepared for Highwoods Properties, Tract 17 Valencia Block 19
	ECS	11/11/15	14-8486	Prepared for Highwoods Properties, Tract 18 Valencia 1 Acre Site

DANBURY FAIR MALL	PSI	11/23/05	865-5E201	Filene’s - Prepared for Macerich
	Haley and Aldrich	02/29/96	70493-040	For Wilmorites
	Haley and Aldrich	07/14/94	70493-000	For Wilmorites
	EMG	01/23/01	77199	For Morgan Stanley Dean Witter Mortgage
	Haley and Aldrich	04/05/90	0464140	For Wilmorite
	Haley and Aldrich	04/12/90	464140	For Wilmorite
	TRC Environmental Consultants	10/15/91	11157-j21	For Wilmorites
	Haley and Aldrich	02/13/86	464101	Parking Lot Preload and Pavement Design
	Haley and Aldrich	06/25/99	70786-000	Phase I Update For Wilmorite (part of a report for 13 sites - see Wilmorite)
	EBI Consulting	08/18/10	11103901	Phase I Prepared for Northwestern Mutual
	Terracon	10/27/14	J2149256	Prepared for Sears Holdings Corporation

2

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS

DEPTFORD MALL	PSI	10/27/06	864-6F007	For Macerich acquisition
	PSI	10/27/06	864-6F007	For Morgan Stanley
	ATEC	01/22/90	10.99030.	Oil & HazMat - Prepared for Allstate Insurance/ Acquisition Doc
	LANGAN	11/29/12	140084501	For Macerich and Goldman Sachs Mortgage Company
	Terracon	04/28/15	J6157023	Prepared for Sears Holdings Management Company
	Vertex	02/19/13	24165	Prepared for Sears Holdings Management Company (Draft)

DESERT SKY	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Enercon Services	01/23/06	06000453	For Bank of America
	Bureau Veritas, Inc.	01/05/09	10008.008221.00	Mervyn’s only - Prepared for Macerich Mgmt. Co.
	URS	07/18/12	23446260	Desert Sky Transit Center for City of Phoenix

EASTLAND MALL	Philip Environmental	05/10/95	14191	Prepared for May Dept Stores Company
	ATEC Associates, Inc.	01/18/93	20378	Prepared for Equitable Real Estate Investment Mgmt Company
	BCM Engineers, Inc.	12/01/91	06-7934-0204	Prepared for Cabot Partners Limited Partnership
	Certified Environments Inc.	02/11/00	337-048-1199	Recommendations Review prepared for CS First Boston Mortgage Capital LLC
	Certified Environments Inc.	05/09/03	283-082-0303	Prepared for Credit Suisse First Boston LLC
	Patriot Engineering & Environmental Inc	05/15/03	03-03-0331	DeJong’s, Prepared for Simon Property Group
	EBI Consulting	03/31/06	11061127	Prepared for Bank of America
	Keramida Environmental Inc.	05/15/06	11354-016	Prepared for Simon Property Group

ESTRELLA FALLS	Speedie	08/21/06	060022EA	This is for the Power Center
	Speedie	08/09/06	060022EA	This is for the Power Center
	Liesch	08/31/06	6201761	Prepared for Macerich
	Wood, Patel & Associates	04/27/07	wp# 052622	Prepared for City of Goodyear
	Bender Environmental	02/14/08	J080103	Prepared for US Bank
	PSI	09/15/99	#723-9E051	Prepared for Globe Corp
	VANN Engineering Inc	08/05/14		Prepared for Sunwest Federal Credit Union
	EBI Consulting	12/29/14	III48631	NWC West McDowel Rd & North Bullard Ave

FLAGSTAFF	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Southwest Groundwater Consultants	02/23/99	B349	Prepared for Stone Forest Industries
	SCS	03/29/99	1098051.00	Prepared fro Arizona State Land Department
	ATL, Inc.	07/01/99	199006	For Railhead Associates
	Enercon	09/09/05	05011854	For Bank of America
	Geosyntec Consultants	01/16/06		Prepared for Home Depot/ for Proposed Home Depot
	Liesch Southwest, Inc.	05/30/02	52691.01	For Westcor
	Liesch Southwest, Inc.	07/08/09	6202699.00	Land Exchange - Prepared for Macerich

FLAGSTAFF (East)	Jones & Stokes	04/01/03		Prepared for Val-Tec, Inc. (“Environmental Conditions Report”)
	Liesch Southwest, Inc.	03/01/02

FLATIRON	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Terracon	10/09/03	25037855	Prepared for Cigna Retirement & Investment Services
	Liesch Southwest, Inc.	03/01/02	52691.00	Flatiron Peripheral - Prepared for Westcor
				Prepared for Prudential Mortgage Capital Company, LLC & Teachers Insurance &
	Property Solutions Inc.	11/04/13	20133672	Annuity Association of America

FLATIRON PERIPHERAL	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor

FOLA (Fashion Outlets of Los Angeles)	Langan	01/14/14	700034101

3

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS

FOC (Fashion Outlets of Chicago)	DAI	11/17/06		Prepared for Village of Rosemont
	ATC	01/10/12	090.75025.0025	Prepared for Wells Fargo Retechs
	ATC	02/16/12	090.75025.0025	Reliance Letter prepared for Macerich
	Cardno ATC	11/30/12	11.75485.0003	Office/Industrial Building

FASHION OUTLETS OF PHILADELPHIA	Langan	07/23/14	140110301
	SSM Group	07/28/10	109414.0003	801 Gallery, Former Strawbridges, Prepared for PREIT
	SSM Group	05/15/12	109414.0003 Task 4	801 Gallery, Former Strawbridges, Prepared for PREIT
	TriState Environmental	08/01/06		801 Gallery, Former Strawbridges, Prepared for PREIT
	IVI Environmental	12/27/99	E9094610	Market Street Shopping Center, Prepared for Vornado Realty Trust
	TriState Environmental	09/01/12		907 Gallery, Prepared for PREIT
	EMG	12/03/09	92341.09R - 017.135	Market East, Prepared for Wells Fargo RETECHS
	Dames & Moore	08/30/93	27335-001	Market East, Prepared for L&B Institutional Property Managers, Inc.
	Hocage Consulting Inc	02/19/02	PRDA-0201.001	Market East II, JC Penney’s, Prepared for Redevelopment Authority of The City of Phi
	National Assessment Corp	03/18/04	03-17266.1	Market East II, Prepared for Pennsylvania REIT
	EMG	12/03/09	92341.09R - 018.135	Market East II, Prepared for Wells Fargo RETECHS

FASHION OUTLETS OF NIAGARA FALLS	Langan	07/05/11	140060701
	Langan	03/01/16	140137601	Elk’s Lodge Parcel

FREEHOLD RACEWAY	Haley & Aldrich	09/30/87	646200	HazMat Site Eval - For Wilmorite
	Haley & Aldrich	06/22/88	646200	HazMat Remediation & Update for Wilmorite
	C & H	11/01/98	NA	For undeveloped parcel NE of mall
	CMS	01/26/94	9321	Existing Building Inpsection Report
	Haley & Aldrich	07/01/02	06462-003	Galyan Building Report
	Haley & Aldrich	11/10/87	646200	HazMat Eval Update for Wilmorite 9/30/87
	ATC	05/07/97	85068.0001	Macy’s - For Federated Dept Stores
	Haley & Aldrich	01/30/97	06462-003	For Wilmorite
	Haley & Aldrich	01/31/97	06462-001	Peripheral Site I
	AGA	02/12/99	63001	Supplemental For Wilmorite
	Melick Tully	06/24/91	NA	For Woodmont Corp
	Haley & Aldrich	06/20/02	06462-004	For Wilmorite
	PSI	05/16/01	888-1E006	For Morgan Stanley
	Melick Tully	08/08/97	6124-001E	(Phase I & Limited Phase II) For Preferred sites of Freehold
	Edwards and Kelcey	08/24/87	NA	Pavement Report - For New Jersey Department of Transportation

	Sear Brown	04/27/98	02919.35	(Stream Encroachment) Hydrologic analysis of Wemrock Brook for Freemall Assoc.
	BHE Environmental	11/16/93	NA	(Supplemental Env. Assessment) For Freemall Assoc.
	Weston	10/17/91	NA	(Supplemental Phase I) For National Electrical Contractor Assoc. Pension Benefit Fund
	PSI	07/20/06	864-6E022	Expansion Project (see 10/10/06 Addendum) - Prepared for Macerich
	Haley & Aldrich	08/30/07	34391-000
	Haley and Aldrich	06/25/99	70786-000	Update is part of a report for 13 sites - see Wilmorite reports
	Haley & Aldrich	05/01/04	06462-005
	PSI	10/10/06	864-6E022	Addendum to 7/20/06 Phase I - Prepared for Macerich
	Blackstone Consulting, LLC	07/17/09	HEITIL020.01	Prepared for Heitman Capital Management, LLC
	EBI	12/17/10	11106078	Prepared for MetLife Real Estate Investments
	EcolSciences, Inc.	07/13/12	None listed	Prepared for Roseland Property Company
	Terracon	04/28/15	J6157023	Prepared for Sears Holdings Management Corporation
	National Assessment Corporation	08/25/03	03-14806.94	Prepared for Sears, Roebuck and Co.

4

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS

FRESNO	ATC/Diagnostic Environmental, Inc.	06/07/93	D2088-0192	For refinance
	Diagnostic Engineering, Inc.	06/08/93	D2088-0192	Radon Survey for refi
	ATC Environmental, Inc.	10/17/96	82128.6002	For acquisition
	ATC	12/07/98	82128.6036	For peripheral properties
	ATC Associates, Inc.	09/09/98	61957.5201	Required by Lehman for refi.
	ATC Associates, Inc.	06/04/08	#52.75072.0032
	ATC Associates, Inc.	06/25/08	#52.75072.0032	Addendum 1 of 1
	Giles Engineering Associates	06/26/13	2E-1304004	Prepared for Chick-fil-A, Inc.
	Tabbara Corporation	06/18/15	102754	Prepared for J.P. Morgan

GREEN ACRES	Certified Environments, Inc.	01/24/13	514-001-0113	Prepared for Deutsche Bank
	Langan	04/09/13	140087801	Prepared for Macerich - Sunrise Cinemas Parcel
	Langan	04/19/13	140083801	Prepared for Macerich
	Langan	12/23/14	140083812	Proposed Century 21, prepared for Macerich
	Galli Engineering, P.C.	08/01/11		Prepared for Howard S. Rappaport
	Langan	02/04/16	140136001

INLAND CENTER MALL	SIGMA	04/03/06	96641	Macy’s Department Store & Goodyear TBA Building
	ATC	09/24/03	78.75061.0001	For Lasalle Investiment Management
	All West	12/04/03	23t069.27182.27	Review of ATC Phase 1
	Bureau Veritas	01/05/09	10008.008221.00	Mervyn’s only - Prepared for Macerich
	EBI	02/17/11	1110559	Prepared for ING RE Financial
	TCE	04/06/11	101522	Prepared for Macerich Management Company

KIERLAND COMMONS	TERRACON	11/29/04	65047246	For Macerich
	BASIN & RANGE	07/23/99	NA	Done for seller (Woodbine Southwest)
	ATC	12/18/02	09.75048.0268	Done for seller
	EBI	12/17/12	11127712	Prepared for PNC Bank, National Association c/o Macerich

KINGS PLAZA	Certified Environments Inc.	07/27/12	462-009-0712	Prepared for Vornado Realty Trust
	Certified Environments Inc.	11/26/12	162-009-0712	Prepared for Goldman Sachs Bank USA
	Langan	02/08/13	140080101
	Langan	01/28/16	140136501	Sears Building

LA CUMBRE PLAZA	Sigma	06/18/04	96199	For acquisition
	Harding Lawson Associates	1996	34465 2.0
	Asset Advisory Services, Inc.	12/18/01	11441B
	Tabbara Corporation, Inc.	08/13/10	101422	Prepared for Macerich

LA ENCANTADA	Liesch	03/01/02	52691	Prepared for Westcor & AEW Capital Mgmt
	EBI	04/24/07	#11072189	Prepared for Northwestern Mutual

LAKEWOOD	Diagnostic Engineering, Inc.	01/13/92	1A2088AF004	For refinance
	Diagnostic Engineering, Inc.	03/09/92	1A2088AF010	Love’s Restaurant
	Diagnostic Engineering, Inc.	03/31/92	1A2088AF010	for “areas of concern”
	Diagnostic Engineering, Inc.	03/31/02		For Macerich
	ATC/Diagnostic Environmental, Inc.	08/12/93	D-2088-0220	For Macerich IPO
	ATC Environmental, Inc.	04/21/95	9034.0047	For refinance
	ATC Associates, Inc.	03/17/99	85052.0349	For Federated Dept. Stores (covers Macy’s tract only)

5

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS

LAKEWOOD (cont.)	ATC	08/03/99	52.82128.6044
	Bureau Veritas	01/05/09	10008-008221.00	Mervyn’s only - Prepared for Macerich
	SIGMA	04/03/06	096641	For Macerich
	CERES	03/08/93		(McDonnell Douglas) Done by previous owner
	SIGMA	04/15/05	096416	For Deutsche Bank
	SIGMA	05/22/06	096810	Goodyear Tire Parcel - For Macerich
	URS	06/14/13	13816694.00184	Prepared for The Goodyear Tire & Rubber Company
	Tabbara Corporation	05/08/15	102725	Prepared for Deutsche Bank

LOS CERRITOS	ATC Associates, Inc	10/09/98	82128.6031	For acquisition
	ATC Associates, Inc	11/03/98	82128.6031	Add’l Asbestos Testing report (fireproofing) for acquisition
	Sigma Engineering	5/31/02	95120	Phase I &II for Macy’s TBA (Old Just Tires)
	SIGMA	04/03/06	96641	Rob May Building
	Terracon	06/08/06	25067841	239 Los Cerritos Center
	Sigma	12/12/08	97916	Former Rob May Bldg/ Prepared for Metlife
	Sigma	12/19/08	97916	Former Rob May - Prepared for Macerich & Metlife
	Bureau Veritas	01/05/09	10008-008221.00	Mervyn’s only - prepared for Macerich
	Terracon	05/28/10	60107038	Former Nordstrom store only - Prepared for Nordstrom, Inc.
	EBI Consultants	04/28/11	11111749	prepared for NW Mutual
	Tabbara Corporation	09/24/12	101859	Former Nordstrom
	Tabbara Corporation	12/12/14	102605	Future Development Area
	Terracon	10/27/14	60149256.15	Prepared for Sears Holdings Management Corporation
	Ramboll Environ	09/01/15	33-37718A	Prepared for GIC Real Estate
	Tetra Tech	10/19/15	103P1398047.001	Prepared for Teachers Insurance and Annuity Association

MERIDIAN MEADOWS	LIESCH	03/21/05	6200756.01	For WDP Partner
	LIESCH	09/21/04	6200756.00	For WDP Partner

MERVYN’S PORTFOLIO	ATC	09/02/04	90.75048.0001	Albuquerque - Prepared for Goldman Sachs & RBS Greenwich
	BUREAU VERITAS	1-5-09	10008-008221.00	Albuquerque - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Calexico - Prepared for Macerich
	ATC	8-23-04	90.75048.0001	Harlingen - Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Harlingen - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Petaluma - Prepared for Macerich
	BUREAU VERITAS	1-5-09	10008-008221.00	Whittier - Prepared for Macerich
	ATC	9-2-04	90.75048.0001	Yuma - Prepared for Goldman Sachs & RBS Greenwich Capital
	BUREAU VERITAS	1-5-09	10008-008221.00	Yuma - Prepared for Macerich

NORTH BLACK CANYON CROSSING	Ninyo & Moore	05/25/12	603793002

NORTH BRIDGE	PR&A	11/29/07	#072811
	PR&A	12/03/07		Combined with PCA report
	EBI	04/17/09	#338249	For Northwest Mutual
	ATC	03/18/16	165MAC0002 (11001)

NORTHGATE	ATC/Diagnostic Environmental, Inc.	08/12/93	D2088-0221	For Macerich IPO
	FaultLine Associates, Inc.	08/04/98		Prepared for Rite Aid for outparcel
	AEI Consultants	08/06/09	284110	Prepared for US Bank
	Bureau Veritas	01/05/09	10008.008221.00	For Macerich

6

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS

NORTHPARK MALL, DAVENPORT IA	BCM	05/01/89	06-4276-11	Prepared For Equitable Real Estate
	BCM	07/17/89	06-4276-11	Revised Env Assessment, Prepared for Equitable Real Estate
	BCM	01/01/90	06-4276-34	Prepared For Equitable Real Estate, Env Assessment Phase II
	BCM	03/01/92	06-7934-0212	Prepared for Cabot Partners
	Smith Environmental Technologies	03/07/96	00-7738-47	Prepared For Equitable Life Assurance
	Certified Environments Inc.	02/11/00	337-052-1199	Prepared For CS First Boston Mortgage Capital
	McClure Engineering Associates	05/07/02	01-18-01-163	Phase 1 Montgomery Wards Letter
	Certified Environments Inc.	05/05/03	283-078-0303	Prepared for Credit Suisse First Boston LLC
	Seneca Companies, Inc.	03/07/16	6361531	Prepared for Kimberly Chrylser, Quick Lube Tire & Auto Center

ONE SCOTTSDALE	GEC	11/27/07	06-0550.R01	Prepared for DMB Commercial Properties

PACIFIC VIEW MALL	SIGMA	04/03/06	096641	Robinson’s-May
	Groundwater Technology	09/30/92	NA	For JC Penney Tire, battery, and accessories
	ATC	09/14/93	D2088-0307	For Macerich
	ATC	10/16/96	82128.6001	For Macerich
	Property Solutions Inc.	04/05/12	20120800	Prepared for Teachers Insurance and Annuity Association
	ATC	01/12/99	82128.6037	For Macerich
	Golder Associates	06/01/01	003-1995.000	For Cigna Investment Management
	EEI	09/27/02	V020802	For Lowe’s
	Groundwater Technology, Inc.	06/05/92		Phase I (Wards TBA only) - In EEI Report 9/27/02

PARADISE VALLEY	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor & AEW Capital (draft)
	Liesch Southwest, Inc.	04/05/06	6201570.00	Former Cinema, Suite B054
	Liesch Southwest, Inc.	04/03/06	6201393.01	Macy’s parcel
	Kleinfelder West, Inc.	05/15/08	90563 (02)	Prepared for Costco
	Speedie & Associates	06/09/08	080797EA	Costco bldg.
	EMG	01/14/09	89725.08R - 007.135	Prepared for Macerich
	Speedie & Associates	03/13/09	080797EB	Costco Bldg. For Westcor.
	EFI	07/22/09	94705-00259	Prepared for Deutsche Bank
	Liesch Southwest, Inc.	03/01/02	52691	DRAFT

PRASADA	PSI	05/27/05	723-5E030	Prepared for WDP Partners
	Remedy, Inc.	June- 2003	001.50NN	(Cactus Lane Ranch Section 18)/ Prepared for Farm Management Co.
	GEC/ SA&B	10/18/06	02-0127A.R01	Autoshow SITES 19 & 20/ Prepared for Sands Financial. Ltd.
	GEC/ SA&B	10/19/06	02-0127B.R01	Autoshow Sites 19 & 20/Prepared for Sands Financial, Ltd. (Subsurface exploratory excavation activities)
	GEC/ SA&B	10/26/06	06-0303.R01	303 AUTOSHOW - Lots 10 & 11/ Prepared for PD Properties, LLC.
	GEC/ SA&B	02/13/07	06-0358.R01	Lot 18/ Prepared for Corwin Holdings
	GEC	05/30/07	06-0305D.R01	Section 12 /Prepared for Westcor
	GEC	09/24/07	06-0305F.R01	Cactus Road Power Center/ Prepared for Target & Westcor
	GEC	05/31/02	02-0127.R01A	Cactus Lane Ranch & Developed Land/ Prepared for Property Reserve
	Real Estate Advisory, LLC	04/13/12	129449	Prepared for LNR Partners
	GEC	01/08/09	08-0301.R01	Booster Pump
	GEC	01/08/09	08-0301.R02	Section 13 Wellsite
	GEC	01/08/09	08-0301.R03	Section 12 Wellsite

QUEENS	Geraghty & Miller	August 1993	NA	ESA for rated debt finance for previous owner
	ATC Environmental, Inc.	11/06/95	82128-5002	Phase 1 ESA for Macerich acquisition due diligence
	ATC Environmental, Inc.	05/03/96		Addendum letter dated 5/3/96 - Sump pit locations (In main report)
	ATC Environmental, Inc.	07/25/96	82128.5042	Reliance letter to Marine Midland & updated record search - 7/24/96
	Langan Engineering	11/15/12	140084601	Prepared for Macerich
	AKRF, Inc.	11/09/98	NA	Sunoco site and 4.8 acre adjacent parcel
	ATC Environmental, Inc.	03/03/99	82128.6042	Phase I Update for GMAC
	MACTEC	12/30/02	22000-2-0041	Phase I prepared by Lender NWML for Queens Expansion
	Handex	11/08/99		For former Sunoco station
	EBI	12/31/08	#11083391	Prepared for NW Mutual

7

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS

SANTA MONICA COMMERCIAL PROPERTIES	Sigma Engineering, Inc.	9/24/2007	#0097276	Phase I & Phase II ESA

SANTA MONICA PLACE	ATEC	06/22/93	31-07-93-00122	ESA for Rouse (seller) for re-fi
	EMG	08/21/99	62533	Prepared for Newkirk & GMAC
	Tabbara Corporation	01/07/13	101931	Prepared for Citigroup Global Markets Realty Corp.
	Terracon	09/08/99	55997747	Phase I for acquisition
	SIGMA	04/03/06	96641	Robinson’s-May
	SIGMA	11/29/06	96641	Clarification of 4-3-06 Rob May Report
	SIGMA	11/28/07	97181
	SIGMA	07/31/09	98219	Nordstrom. Prepared for Macerich.
	Tabbara Corporation	10/16/14	102542	Parking Garage #3
	Tabbara Corporation	06/26/15	102766	Parking Garage #3

SAN TAN VILLAGE	SPEEDIE AND ASSOCIATES	09/13/99	981064EA	For Westcor Partners
	SPEEDIE AND ASSOCIATES	09/20/00	000711EA	For Westcor Partners
	SPEEDIE AND ASSOCIATES	06/10/05	050420EA	For Westcor Partners
	Liesch	12/11/2007	6202267	For Macerich
	Liesch	6/3/2008	6202433	For Macerich
	SPEEDIE AND ASSOCIATES	4/14/2004	031727EA
	IVI	1/29/2007	61221138	Prepared for JP Morgan Chase
	PSI	11/2/2006	8886F092
	Dominion	02/27/14	1405.03	8.6 Acres of undeveloped land, 2630 South Market Street

SCOTTSDALE FASHION SQUARE	EBI Consulting	02/20/13	11130459	Prepared for Deutsche Bank
	Versar	12/27/01	110465.0001.001	Prepared for Miller Capital Advisory, Inc. & CA Public Employees’ Retirement System
	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Liesch Southwest, Inc.	04/04/06	6201478.00	For Macerich - Robinson’s May
	Liesch Southwest, Inc.	08/22/07	6202094.00	Prepared for Goldman Sachs Commercial Capital, L.P.

SOUTHPARK MALL	Law Engineering Inc.	10/04/93	279-3118	Prepared For Montgomery Ward and Co
	Smith Environmental Technologies	03/07/96	00-7738-47	Assessment Update Report, For General Growth Management
	Certified Environments Inc	02/11/00	337-053-1199	Prepared For CS First Boston Mortgage Capital LLC
	McClure Engineering Associates	10/08/01	MO-01-18-01-164	Prepared For Southpark Mall
	Certified Environments Inc	05/09/03	283-079-0303	Prepared For Credit Suisse First Boston LLC

SOUTH PLAINS MALL	Harding Lawson Associates, Inc.	01/08/98	40143	Macerich due diligence
	ATC	07/14/94	9795.1	done for Paramount Group
	EMG	02/04/99	52582	Prepared for Prudential for refinance
	Bureau Veritas	01/05/09	10008.008221.00	Prepared for Macerich Mgmt Co.
	EBI	02/24/10	#11100509	Prepared for RBS Global Banking & Markets
	URS	12/31/14	14966665	Prepared for SEARS HOLDINGS MANAGEMENT CORPORATION
	Ramboll Environ	09/01/15	33-37718A	Prepared for GIC Real Estate

SOUTHRIDGE	BCM	04/01/89	06-4276-12	Prepared for Equitable
	BCM	03/01/92	06-7934-0216	Prepared for Cabot Partners L.P.
	SMITH	03/01/96	00-7738-47	Prepared for General Growth
	Certified Environments Inc.	02/11/00	337-061-1199	Prepared for Lender
	Certified Environments Inc.	05/16/03	2830810303	Phase I prepared for lender CSFB
	TERRACON	10/20/04	8047729	For former Wards parcel
	TERRACON	03/09/07	08077712	For new Target location - Per Target protocol

8

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS

STONEWOOD	Woodward Clyde Consultants	Sept. 1990	904W281A	For Hughes Investments (seller)
	Harding Lawson Associates, Inc.	08/18/97	38970.1	Phase I for acquisition
	EMG	11/04/99	63937	ESA for Lehman for re-fi; project
	Sigma	11/03/00	094701	ESA for Situs Realty for re-fi
	Bureau Veritas	01/05/09	10008-008221.00	Mervyn’s Store
	Terracon Consultants	10/27/10	60107761	Prepared for Metlife

SUPERSTITION SPRING CENTER	GZA Geotechnical	08/05/94	100643.00	Prepared for Aldrich, Eastman and Waltch
SUPERSTITION SPGS PWR CNTR	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	EBI Consulting	10/17/11	11115753	Prepared for Macerich
	ATC Associates, Inc.	03/29/12	052.75076.0177	Prepared for Macerich
	Liesch Southwest, Inc.	03/01/02	52691.00	Prepared for Westcor
	Land America Assessment Corp.	08/14/06	06-39892.1	Prepared for Deustche Bank Securities, Inc.
	Bureau Veritas	01/02/09	10008.008221.00	Mervyn’s Store only

THE OAKS	Sigma Engineering	06/28/02	095225	Phase I Prepared for Macerich acquisition
	Sigma Engineering	02/09/04	095971	Phase I Environmental Site Assessment, Robinsons-May
	SIGMA	04/03/06	096641	Macy’s So. & Sher Tire
	Secor	10/11/06	37GY.66339.00	Sher Tire Phase I & II
	SIGMA	07/11/06	96750	Black Angus PhaseI ESA
	Sigma	06/09/08	97630

TOWNE MALL	Langan Engineering	10/25/12	140082101	Prepared for RBS Markets & International Banking
	Adirondack	03/01/97	9701-27EA	Hydraulic Lift testing; Prepared for Ivanhoe, Inc.
	EMG	08/12/97	26932150.97B	Prepared for CBIC
	EMG	10/24/02	96603	Prepared for Morgan Stanley

TWENTY-NINTH STREET (Formerly BOULDER CROSSROADS)	SIGMA	11/23/04	96297	PHASE I DONE FOR TWENTY NINTH STREET RETAIL DISTRICT
	Aguirre	02/21/92	21026-Z3	Former Vickers Gas Station
	Aguirre	01/15/92	21026-Z3	Former Vickers Gas Station
	Aguirre	05/10/91	21026-Z1	Former Vickers Gas Station
	ATC/Diagnostic Environmental, Inc.	7/1/93	08916-0001	For Macerich IPO
	Targus Associates	10/30/15	T15-3205	Prepared for Heitman Capital Management, LLC
	Tabbara Corporation	01/12/16	201351	Prepared for Macerich

TYSON’S CORNER	Dames & Moore	05/12/98	39683-001-195	Lower Pearl Lot Phase 1
	Haley and Aldrich	10/31/01	28153-000	For Wilmorite
	KTR Newmark	9/29/2003	03-1-1-114	For Deutsche Bank Securities
	Dames & Moore	4/3/1997	29422-010-195	Prepared for Metlife
	URS	05/16/05	15297466	For Tyson’s Corner Property
	BEM Systems, Inc.	09/01/06	05-3158CMAT	Prepared for Dulles Transit Partners, LLC
	SCS Engineers	12/17/10	02207009.00	Phase I&II - Prepared for Dulles Transit Partners, LLC
	Property Solutions Inc.	08/01/13	20132499	Prepared for Prudential Mortgage Capital Company, LLC
	Nova Consulting	05/16/14	T14-2083	Former Pearle Vision

VALLEY MALL	BCM Engineers	09/05/89	06-4276-17	Prepared for Equitable Real Estate
	Braun Intertec Environmental	08/29/91	CMJX-91-0192	Prepared for General Growth Center Companies
	BCM Engineers	3/1/1992	06-7934-0217	Prepared for Cabot Partners
	Smith Environmental Technologies	3/1/1996	00-7738-47	Prepared for General Growth Management Inc
	Certified Environments	5/9/2003	283-071-0303	Prepared for Credit Suisse First Boston LLC
	McCallum Testing Laboratories	08/06/04	04-3110/04-5330	Prepared for Atlantic Environmental Companies
	EBI Consulting	03/31/06	11061128	Prepared for Bank of America

9

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS

VALLEY RIVER	BCM	09/01/89	06-4276-31	Phase II For Equitable Real Estate
	BCM	09/05/89	06-4276-17	For Equitable Real Estate
	Certified Environmnents Inc	05/09/03	283-071-0303	For Credit Suisse First Boston LLC
	Braun Intertec	08/29/91	CMJX-91-0192	For General Growth Center Companies
	BCM	03/01/92	06-7934-0217	For Cabot Partners Limited Partnership
	BCM	05/16/92	06-7934-0217	Addendum, For Cabot Parnters Limited Partnership
	Smith Environmental Technologies	03/01/96	00-7738-47	For General Growth Management
	Certified Environmnents Inc	02/11/00	337-054-1199	For CS First Boston Capital LLC
	McCallum	08/06/04	04-3110/04-5330	For Atlantic Environmental Companies
	EBI	03/31/06	11061128	For Bank of America
	EBI	05/10/06	12060093	Letter, For Simon Property Group

VICTOR VALLEY	Levine Fricke	01/12/99	103-80484	Prepared for Lend Lease
	Rincon	01/15/03		Prepared for Merrill Lynch Mortgage Lending Inc
	Rincon	03/29/04		Site Assessment Update
	Sigma	06/16/04	096142	Prepared for Macerich
	Sigma	04/01/08	097537	Prepared for Macerich and PNC Bank
	Bureau Veritas	01/05/09	10008-008221.00	Mervyns Phase 1, prepared for Macerich
	EBI Consulting	07/30/14	11144886	Prepared for JP Morgan Chase Bank NA

VINTAGE FAIRE	Sigma	06/16/04	96142	Phase I for Acqusistion
	Rincon	03/29/04	04-15890	Phase I and II done for previous owner
	LFR	01/12/99	103-80484	Prepared for Lend Lease
	Rincon	01/15/03	02-13621	For Merryl Lynch Mortgage
	Sigma	04/01/08	97537	prepared for Macerich & PNC Bank
	Bureau Veritas	01/05/09	10008.008221.00	Mervyn’s store only. Prepared for Macerich.
	Nova Consulting Group, Inc.	04/16/13	B13-1255	Prepared for Prudential Mortgage Capital Company, LLC
	EBI Consulting	01/26/15	11150198	Prepared for Barclay’s Bank PLC
	Envirobusiness, Inc	01/18/01	20-1729A	Prepared for Berkshire Life Insurance Company
	Geological Technics	06/16/99	804.1	Prepared for Landmark Business Center
	Terracon	12/23/14	NA149324.1618	Prepared for Sears Holdings Management Corporation

WASHINGTON SQUARE	Camp, Dresser & McKee	10/20/95	2053-356-rt-rept	For TIAA
	Harding Lawson Associates, Inc.	10/23/96	36468.2	For Macerich
	Camp, Dresser & McKee	07/11/00	CA-2172	For TIAA
	EFI Global, Inc.	03/18/10	94705-00841	Prepared for Wells Fargo
	Terracon	12/22/14	82149324	Prepared for Sears Holdings Management Corporation
	Ramboll Environ	09/01/15	33-37718A	Prepared for GIC Real Estate
	Tetra Tech	10/20/15	103P1398046.001	Prepared for TEACHERS INSURANCE AND ANNUITY ASSOCIATION
WEST ACRES	ATC/Diagnostic Environmental, Inc.	08/08/93	8955.0101	For Macerich IPO
	Diagnostic Engineering	04/23/92	1A3207AA001	For West Acre Development

WESTSIDE PAVILION	Harding Lawson Associates, Inc.	02/11/99	43197.1	For acquisition
	Watershed Dynamics, Inc.	02/11/99		Sensitive Areas (Wetland) Assessment - contained in Redmond Town Center

	ATC	12/02/08	#38.75068.0002	For Metlife
	Tabbara Corporation	08/16/12	101833	For Macerich
	Wells Fargo Reliance Letter to TCE	08/16/12		For Tabbara Corp regarding Phase 1 Report
	Harding Lawson Associates, Inc.	02/11/99		For acquisition (Project # 43197.1)
	HLA	06/01/98	40995.1	For MR Westside Partnership

10

ENVIRONMENTAL SITE ASSESSMENT - PHASE I REPORTS

		REPORT	PROJECT
MALL	CONSULTANT	DATE	#	COMMENTS
WILTON MALL	Fred C Hart Associates	11/01/88	1015D1	For Wilmorite
	Sear Brown	05/01/93	1092F1	For BJ’s proposed site
	Adirondack Environmental	11/18/96	961108EC	Steinbach store
	Adirondack Environmental	11/22/96	961108EC	Former Steinbach For Wilmorite
	Labelle	01/01/97	97042	Former Steinbach for Bingwil Properties
	Haley & Aldrich	08/01/99	70786-002	For Wilmorite
	PSI	03/10/06	865-6E042	For Macerich proposed JCP site
	PSI	06/05/06	864-6E005	JC Penney Addendum to Phase I
	Haley and Aldrich	06/25/99	70786-000	For Wilmorite (Larger report/ part of a report for 13 sites)
	EFI Global	03/22/10	94705-00896	Prepared for Deutsche Bank

OFFICES
WESTCOR BUILDING
PARADISE VILLAGE PARK II (PVOP II)

LAND
COOLIDGE	GEC SA&B	02/07/05	04-0857A.R01	Prepared for WDP Partners, LLC. For land acquisition
CAREFREE HWY & I17	Speedie Associates	04/23/07	070479EA	Prepared for Arizona State Land Department

PHASE II AND OTHER INVESTIGATIVE ENVIRONMENTAL REPORTS

MALL	REPORT
Atlas Park	Atlas Park Subsurface Investigation Other
AP_Periodic Review Report_Langan_13.04_Parcel B.pdf
AP_Periodic Review Report_Langan_16.04.01_Parcel B.pdf
Arrowhead Towne Center	ATC_ESA PHASE II_TERRACON_15.04.16_SEARS.pdf
Broadway Plaza

Broadway Plaza Subsurface Investigation Soil-Groundwater Investigation
BWP_Groundwater Sampling_NCE_11.6.9_NEIMAN MARCUS.pdf
BWP_Subsurface Investigation_TCE_13.11.01_Goodyear TBA & Macys Parking Deck Phase II.pdf
BWP_Subsurface Investigation_TCE_13.11.14_Nordstroms Parking Deck Phase II.pdf

City of Santa Monica Garage 3	City of SM_Phase II Soil Rpt_TCE_15.11.12_Parking Deck 3.pdf
Danbury Fair Mall	DFM_ESA PHASE II_TERRACON_15.04.17_SEARS & AUTO CTR.pdf
Deptford Mall	DEPT_PHASE II Rpt_Fluor Daniel_97.11.24_Sears.pdf
DEPT_Summary Findings Hydraulic Lift Closure, Soil Investigation_RCC_96.11.05_Sears.pdf
Flagstaff Mall	Flagstaff Mall Subsurface Investigation Soil-Groundwater Investigation
FLAGSTAFF_Solid Waste Disposal_LIESCH_06.05.16.pdf
Fashion Outlets of Chicago	FOC (Fashion Outlets Chicago) Subsurface Investigation Soil-Groundwater Investigation
FOC_2nd Remediation_CARDNO ATC_13.03.22_Barrier Installation.pdf
FOC_Consulting Services_ATC_12.10.03_Escalator Pit.pdf
FOC_Soil Utility Trenching_ATC_12.09.19.pdf
FOC_Soils Exploration_TSC_09.09.29.pdf
Foster_Barrier Inspection_Cardno_15.10.21
Fashion Outlets of Niagara Falls	Final Eng Rpt 14.11.15
Freehold Raceway Mall	FREEHOLD RACEWAY MALL Phase I
FREEHOLD_ESA_Melick-Tully_97.08.08_Ph I & Ph II.pdf
FREEHOLD_Subsurface Investigation_Melick_15.06.17_Proposed Ph 1 Roadway Improvements.pdf (Bellemead Tract)
Fresno Fashion Fair	Fresno Fashion Fair Subsurface Investigation Soil-Groundwater Investigation
FFF_PH II_ATC DEI_93.08.27_Soil Inv.pdf
Green Acres	GA_Phase II_Langan_16.02.05_Former Goodyear Tire and Auto Ctr.pdf
GA_Update Report_Sovereign_16.05.11_16.02 to 16.04 Former Shell Service Station
Kings Plaza	Kings Plaza Subsurface Investigation Remedial Work Plan
KP_RIWP_LANGAN_13.06.26_OU-1.pdf
KP_RAWP_LANGAN_16.04.18_OU1
KP_Construction Completion Report_Langan_16.03.01_OU3.pdf

11

PHASE II AND OTHER INVESTIGATIVE ENVIRONMENTAL REPORTS

MALL	REPORT
Lake Square Mall	Lake Square Mall Phase II
LSM_Rpt_BCM_1989-09-01_Phase II Environmental Assessment.pdf
LSM_Rpt_Smith Environmental_1995-05-09_Limited Phase II Environmental Assessment_Former UST Site Sears Automotive Center.pdf
Lakewood Center	Lakewood Center Subsurface Investigation Soil-Groundwater Investigation
LW_PH II Oversight_SIGMA_050104_SOIL INV.pdf
LW_PH II Oversight_TAIT_930218_SOIL INV.pdf
LW_PH II_ATC_990930.pdf
LW_PH II_Sigma_07.05.29_Former Goodyear (2 of 2).pdf
LW_PH II_Sigma_07.05.29_former goodyear tba (1 of 2).pdf
LW_PH II_Sigma_09.5.25_Clarifier Removal.pdf
Los Cerritos Center	LCC_Phase II ESA_Terracon_15.04.07_Sears.pdf
North Valley Plaza	NVP_RAP FINAL_DTSC_10.7.28
NVP_QMR_NCE_13.05.16_1ST Q 2013
NVP_QMR_NCE_15.05.15_1ST Q 2015
NVP_QMR_NCE_16.05.24_4TH Q 2015
Northgate	Northgate Subsurface Investigation Other
NGM_Phase II_Sigma_09.10.20_Sears Auto Rec Ltr.pdf
NGM_Phase II_Sigma_09.10.20_Sears Auto.pdf
Northpark Mall	Northpark Mall Subsurface Ingestigation Soil-Groundwater Investigation
NPM_Rpt_BCM_1990-01-01_Phase II Environmental Assessment.pdf
NPM_Site Monitoring Report_Seneca_12.10.11_Former Montgomery Ward Auto Center.pdf
NPM_Site Monitoring Report_Seneca_15.12.22_Former Montgomery Ward Auto Center.pdf
Pacific View	Pacific View Subsurface Investigation Soil-Groundwater Investigation
PV_Exxon Mobil Grdwtr Monitoring_HFA_07.7.1_2nd Qtr.pdf
PV_SSI_ERI_09.3.6_Well Installation.pdf
PV_GWM_ERI_15.10.19_Former Exxon 2nd Half 2015.pdf
Paradise Valley Mall	PVM_Agency File Review_CBRE_16.02.18_AZ Carwash and Chevron.pdf
Prasada	Prasada Phase I & II
Prasada_Phase II_GEC_06.10.19_Lot 19 & 20.pdf
Prasada_Phase II_GEC_06.10.19_Sands.pdf
Prasada_Phase II_GEC_07.1.17_Auto.pdf
Prasada_Phase II_GEC_07.1.17_Retail.pdf
Prasada_Phase II_GEC_07.9.24_Cactus Road Power Center.pdf
Prasada_Phase II_GEC_07.12.17_Waddell West Power Center.pdf
Prasada_Phase II_GEC_07.12.17_Waddell West Power Center-WalMart Parcel.pdf
Queens Center	Queens Center Vertex scanned reports
1.17.03-GwAnalysisSummaryReport.pdf
2.7.03-GwAnalysisSummaryReport.pdf
2.7.03-StokpileKandLSoilSampling.pdf
2.12.03-ProjectAirMon-9.02-12.02.pdf
2.19.03-StockpileA1SamplingAndDisposal.pdf
3.7.02-GwAnalysisSummaryReport.pdf
4.10.03-GwAnalysisSummaryReport.pdf
4.25.03-GwDewateringActivities.pdf
5.5.03-GwAnalysisSummaryReport.pdf
6.11.03-GwAnalysisSummaryReport.pdf
7.18.03-GwAnalysisSummaryReport.pdf
8.8.03-GwAnalysisSummaryReport.pdf
8.25.03-HazMatTandD.pdf
8.26.02-ReviewofEnvDataLetter.pdf
9.12.02-SiteInvAndSoilCharWP.pdf
9.13.02-AirMonitoringProgram.pdf
9.15.02-HazSoilsDelineation.pdf
9.25.02-GwInvAndAquiCharWP.pdf
9.27.02-GWInvandAquCharPlan.pdf
10.3.03-ProjectAirMon-1.03-7.03.pdf
10.21.02 QUEENS_STOCKPILE SAMPLING_VERTEX_102102.pdf

12

PHASE II AND OTHER INVESTIGATIVE ENVIRONMENTAL REPORTS

MALL	REPORT
Queens Center (cont.)	10.30.02-HazSoilDel-Stockpile.pdf
10.30.02-JCPandPGWorkPlanAdd.pdf
11.8.02-GWMonitoringWellsandDewatering.pdf
11.14.02-JCPPadInv.pdf
11.15.02-SoilDisposalApproval-Linden.pdf
11.21.02-InsituSoilSamplingSummary.pdf
11.26.02-InsituSampling-JCPToRemainInPlace.pdf
12.16.02-GwAnalysisSummaryReport.pdf
Food Court ACM Letter-4.21.04.pdf
Haz Soil Disposal Manifests 8.25.03.pdf
JCP access road WasteManifestsLetter.pdf
Lead Paint Report-3.23.04.pdf
NativeSoil-EROC.pdf
Solid Waste non Haz Soil Disposal at CleanEarth 8.14.03.pdf
San Tan Village	SAN TAN VILLAGE Subsurface Investigation Soil-Groundwater Investigation
SAN TAN_SOIL SAMPLING_WALSH_05.09.27.pdf
SanTan_soil testing_Terracon_04.8.2.pdf
SanTan_Soil Pile Investigation_DOM_14.03.06_Adj Parcel.pdf
Santa Monica Place	SMP_Oil Release_TCE_14.06.10_Elevator 7 Hydraulic Line.pdf
Scottsdale Fashion Square	Scottsdale Fashion Square Subsurface Investigation Soil-Groundwater Investigation
SFS_Chevron Site Characterization_HFA_02.04.17.pdf
SFS_Soil Profiling & Excav_Liesch_07.12.18_Former Chevron.pdf
SFS_Soil Sampling_Liesch_07.08.06_Former Chevron.pdf
South Plains Mall	South Plains Mall Subsurface Investigation Soil-Groundwater Investigation
SPM_Phase II_SPL_96.12.27_Soil Groundwater.pdf
SPM_Phase II_TNRCC_99.1.22_Soil Groundwater Firestone Service Center.pdf
SPM_Phase II_WC_97.8.11_Soil Groundwater.pdf
SPM_Phase II ESA_AECOM_15.04.15_Sears.pdf
Southridge	Southridge Mall Subsurface Investigation Soil-Groundwater Investigation
SRM_Phase II_SMITH_Soil Gdwtr_1995-96.pdf
SRMF_Phase II_GWT_94.12.15_Soil Gdwtr.pdf
Stonewood Center	Stonewood Center Phase I
SWM_ESA_HLA_97.8.18_Phase I & II.pdf
Stonewood Center Subsurface Investigation Soil-Groundwater Investigation
SWC_ESA_WCC_90.9.1_Phase I.pdf
SWC_Phase II_HLA_97.9.5_Gdwtr.pdf
SWC_Phase II_TCE_10.10.19_Former Tire Store.pdf
The Oaks	The Oaks Subsurface Investigation Soil-Groundwater Investigation
Oaks_SOIL & GROUNDWATER_Sigma_07.5.15_Nordstrom’s Well Installation& Sampling.pdf
Oaks_FD #30_Closure NFA Letter dated 9.6.2011.pdf
Valley Mall	Valley Mall Phase II
Valley Mall_Rpt_BCM_1989-09-01_Phase II Environmental Assessment.pdf
Vintage Faire	VFM_PH II ESA_Terracon_15.04.08_Sears.pdf
Washington Square	WSQ_PH II ESA_Terracon_15.04.16_Sears.pdf
West Acres	West Acres Mall Subsurface Investigation Soil-Groundwater Investigation
WAM_Phase II_DEI_92.6.10_UST & Gas Station.pdf
WAM_UST_DEI_92.6.10.pdf
Westside Pavilion	Westside Pavilion Subsurface Investigation Soil-Groundwater Investigation
WSP_SOIL GNDWTR_HLA_99.4.27.pdf
WSP_SOIL GNDWTR_HLA_99.6.23.pdf
WSP_UST_LAFD Closure Letter_99.7.29.pdf
Wilton Mall	WILTON MALL Subsurface Investigation Soil-Groundwater Investigation
WILTON_ESA_SEAR-BROWN_93.05.10_Phase I & II - Proposed BJs.pdf

13

Schedule 6.21

Indebtedness

See attached.

Schedule 6.21

SCHEDULE OF INDEBTEDNESS

Balances as of March 31, 2016

($$ in 000’s)

									(@ Pro-rata) Loan
						(@ Pro-rata) Loan			Balance (excluding
					Annual	Balance (including		(@ Pro-rata)	Debt			Maturity
				Fixed or	Effective	Debt Premium/	(@ Pro-rata)	Debt	Premium/(Discount	(@ Pro-rata)		Date w/
		Mortgaged Property And	ProRata	Floating	Interest Rate	Discount and	Deferred Loan	Premium/	and Deferred Loan	Maximum Loan	Maturity	Extension
	Borrower	Other Collateral	Share	Rate	(1)	Deferred Loan Costs)	Costs	(Discount)	Costs)	Balance	Date	Options	Recourse

	Consolidated Secured Loans:

(2)	Flagstaff Mall SPE LLC	Flagstaff Mall	100.0%	Fixed	8.97%	37,000	—	—	37,000	37,000	11/1/2015		Non Recourse
(3) (4)	Westcor/Surprise LLC	Prasada	50.0%	Fixed	5.25%	4,109	—	—	4,109	4,109	5/30/2016		Non Recourse
	East Mesa Mall L.L.C.	Superstition Springs Center	100.0%	Floating	2.26%	67,674	(10)	184	67,500	67,500	10/28/2016		Partial Recourse
	Northgate Mall Associates	Northgate Mall	100.0%	Floating	3.32%	63,777	(169)	—	63,946	63,946	3/1/2017		Non Recourse
	Macerich Stonewood, LLC	Stonewood Center	100.0%	Fixed	1.80%	104,023	—	4,467	99,556	99,556	11/1/2017		Non Recourse
(3)	Freemall Associates, LLC	Freehold Raceway Mall	50.1%	Fixed	4.20%	112,126	(112)	—	112,238	112,238	1/1/2018		Non Recourse
	Macerich SMP LP	Santa Monica Place	100.0%	Fixed	2.99%	223,509	(238)	—	223,747	223,747	1/3/2018		Non Recourse
(3)	Westcor SanTan Village LLC	SanTan Village Regional Center	84.9%	Fixed	3.14%	110,282	(205)	—	110,487	110,487	6/1/2019		Non Recourse
(3)	TWC Chandler LLC	Chandler Fashion Center	50.1%	Fixed	3.77%	100,092	(108)	—	100,200	100,200	7/1/2019		Non Recourse
	Brooklyn Kings Plaza LLC, Kings Plaza Ground Lease LLC	Kings Plaza Shopping Center	100.0%	Fixed	3.67%	463,952	(4,075)	—	468,027	468,027	12/3/2019		Non Recourse
	Fashion Outlets of Chicago LLC	Fashion Outlets of Chicago	100.0%	Floating	2.10%	198,688	(1,312)	—	200,000	200,000	3/31/2020		Non Recourse
	Danbury Mall, LLC	Danbury Fair Mall	100.0%	Fixed	5.53%	220,614	(322)	—	220,936	220,936	10/1/2020		Non Recourse
	Macerich Niagara LLC	Fashion Outlets of Niagara Falls USA	100.0%	Fixed	4.89%	117,903	—	4,254	113,649	113,649	10/6/2020		Non Recourse
	Valley Stream Green Acres LLC	Green Acres Mall	100.0%	Fixed	3.61%	302,428	(2,844)	—	305,272	305,272	2/3/2021		Non Recourse
	TWC Tucson, LLC	Tucson La Encantada	100.0%	Fixed	4.23%	69,628	(75)	—	69,703	69,703	3/1/2022		Non Recourse
	Macerich Buenaventura Limited Partnership	Pacific View	100.0%	Fixed	4.08%	129,419	(336)	—	129,755	129,755	4/1/2022		Non Recourse
	Macerich Oaks LP	Oaks, The	100.0%	Fixed	4.14%	204,492	(414)	—	204,906	204,906	6/5/2022		Non Recourse
	Macerich Westside Pavilion Property LLC	Westside Pavilion	100.0%	Fixed	4.49%	145,942	(329)	—	146,271	146,271	10/1/2022		Non Recourse
	Towne Mall, L.L.C.	Towne Mall	100.0%	Fixed	4.48%	21,860	(235)	—	22,095	22,095	11/1/2022		Non Recourse
	Macerich Victor Valley LP	Victor Valley, Mall of	100.0%	Fixed	4.00%	114,515	(485)	—	115,000	115,000	9/1/2024		Non Recourse
	Queens Center SPE LLC	Queens Center	100.0%	Fixed	3.49%	600,000	—	—	600,000	600,000	1/1/2025		Non Recourse
	Macerich Vintage Faire Limited Partnership	Vintage Faire	100.0%	Fixed	3.55%	273,125	(1,657)	—	274,782	274,782	3/6/2026		Non Recourse

		Total - Consolidated Secured				3,685,158	(12,926)	8,905	3,689,179	3,689,179

	Unconsolidated Secured Loans:

	RN 116 Company, L.L.C.; RN 120 Company, L.L.C.; RN 124/125										6/15/2016		Non Recourse
(5)	Company, L.L.C.; RN 540 Hotel Company, L.L.C.	North Bridge, The Shops at	50.0%	Fixed	7.52%	94,505	(6)	—	94,511	94,511
	West Acres Development, LLP	West Acres	19.0%	Fixed	6.41%	10,516	—	—	10,516	10,516	10/1/2016		Non Recourse
	Corte Madera Village, LLC	Corte Madera, The Village at	50.1%	Fixed	7.27%	37,034	(16)	—	37,050	37,050	11/1/2016		Non Recourse
	Propcor II Associates, LLC	Boulevard Shops	50.0%	Floating	2.33%	9,704	(20)	—	9,724	9,724	12/16/2016	12/16/2018	Non Recourse
	Kierland Greenway, LLC										1/2/2017		Non Recourse
		Kierland Commons	50.0%	Floating	2.53%	65,916	(61)	—	65,977	65,977		1/2/2018
	WMAP, L.L.C.	Atlas Park	50.0%	Floating	2.76%	23,102	(1,180)	—	24,282	28,876	10/29/2018	10/28/2020	Non Recourse
	The Market at Estrella Falls LLC	Estrella Falls, The Market at	40.1%	Floating	2.46%	10,291	(129)	—	10,420	10,420	2/5/2019	2/5/2020	Partial Recourse
	Flatiron Property Holding, L.L.C.	FlatIron Crossing	51.0%	Fixed	2.81%	135,004	—	5,973	129,031	129,031	1/5/2021		Non Recourse
	PPR Washington Square LLC and PPR Square Too LLC	Washington Square Mall	60.0%	Fixed	3.65%	330,000	—	—	330,000	330,000	11/1/2022		Non Recourse
	Macerich Deptford LLC	Deptford Mall	51.0%	Fixed	3.55%	99,445	—	1,094	98,351	98,351	4/3/2023		Non Recourse
	Scottsdale Fashion Square LLC	Scottsdale Fashion Square	50.0%	Fixed	3.02%	245,885	(494)	—	246,379	246,379	4/3/2023		Non Recourse
	Tysons Corner Property Holdings LLC and Tysons Corner
	Holdings LLC	Tysons Corner Center	50.0%	Fixed	4.13%	404,749	(1,283)	—	406,032	406,032	1/1/2024		Non Recourse
	Macerich South Plains LP	South Plains Mall	60.0%	Fixed	4.22%	120,000	—	—	120,000	120,000	11/6/2025		Non Recourse
	Macerich Twenty Ninth Street LLC	Twenty Ninth Street	51.0%	Fixed	4.10%	76,500	—	—	76,500	76,500	2/6/2026		Non Recourse
	Country Club Plaza JV LLC	Country Club Plaza	50.0%	Fixed	3.88%	159,525	(475)	—	160,000	160,000	4/1/2026		Non Recourse
	Macerich Lakewood LP and New Lake LLC	Lakewood Center	60.0%	Fixed	4.15%	228,133	—	(14,395)	242,528	242,528	6/1/2026		Non Recourse
	Macerich Cerritos, LLC and Macerich Cerritos Holdings LLC and Macerich Cerritos Adjacent, LLC	Los Cerritos Center	60.0%	Fixed	4.00%	315,000	—	—	315,000	315,000	11/1/2027		Non Recourse
	Arrowhead Towne Center LLC	Arrowhead Towne Center	60.0%	Fixed	4.05%	240,000	—	—	240,000	240,000	2/1/2028		Non Recourse

		Total - Unconsolidated Secured - @ pro-rata share				2,605,309	(3,661)	(7,329)	2,616,299	2,620,893

		Total Consolidated & Unconsolidated Secured @ p/rata share				6,290,467	(16,587)	1,576	6,305,478	6,310,072

									(@ Pro-rata) Loan
						(@ Pro-rata) Loan			Balance (excluding
					Annual	Balance (including		(@ Pro-rata)	Debt			Maturity
				Fixed or	Effective	Debt Premium/	(@ Pro-rata)	Debt	Premium/(Discount	(@ Pro-rata)		Date w/
		Mortgaged Property And	ProRata	Floating	Interest Rate	Discount and	Deferred Loan	Premium/	and Deferred Loan	Maximum Loan	Maturity	Extension
	Borrower	Other Collateral	Share	Rate	(1)	Deferred Loan Costs)	Costs	(Discount)	Costs)	Balance	Date	Options	Recourse

	Corporate/Term Loans:

	The Macerich Partnership, L.P.	Revolving Line of Credit	100.0%	Floating	2.11%	738,701	(6,299)	—	745,000	1,500,000	8/6/2018
(6)	Pacific Premier Retail LLC	Pacific Premier Retail LLC	60.0%	Floating	1.64%	60,000	—	—	60,000	60,000	10/31/2022		Non Recourse

		Total - Corporate/Term Loans				798,701	(6,299)	—	805,000	1,560,000

		Grand Totals			3.62%	7,089,168	(22,886)	1,576	7,110,478	7,870,072

NOTES:

(1)                     The Annual Effective Interest Rate includes the amortization of debt premiums/discounts and deferred loan costs

(2)                     The Company is negotiating with the loan servicer for Flagstaff Mall, which will likely result in a transition of the asset to the loan

(3)                     The property is a consolidated joint venture.

(4)                     The Company’s joint venture has closed a five-year extension of this loan on May 23, 2016. The extended and modified loan matures May 30, 2021, and the closing balance was $3.1 million at the Company’s share.

(5)                     The Company’s joint venture closed a refinance loan on May 27, 2016. The new loan is $375M million ($187.5 million at the Company’s share), and bears interest at a fixed rate of 3.68% for twelve-year term through June 1, 2028..

(6)                     This loan is secured in full by a letter of credit, the Company’s share of which is $60 million.

Schedule 6.22

Schedule of Properties

See attached.

Schedule 6.22

Schedule of Real Properties

as of June 2016

			Ownership
Property Name		Owner/Lessee	Interest	Location
Regional Malls:
	500 North Michigan	Chicago 500 North Michigan LLC	100%	Chicago, Illinois
	Arrowhead Towne Center	Arrowhead Towne Center LLC	60%	Glendale, Arizona
	Biltmore Fashion Park	Biltmore Shopping Center Partners LLC	50%	Phoenix, Arizona
(1)	Broadway Plaza	Macerich Northwestern Associates	50%	Walnut Creek California
(3)	Cascade Mall/Cross Court Plaza	MAC Cascade LLC; MAC Crosscourt LLC	100%	Burlington, Washington
(3) (4)	Chandler Fashion Center	TWC Chandler LLC	50.1%	Chandler, Arizona
(4)	Country Club Plaza	Country Club Plaza JV LLC; CCP Valencia LLC	50%	Kansas City, Missouri
(4)	Danbury Fair Mall	Danbury Mall, LLC	100%	Danbury, Connecticut
(4)	Deptford Mall	Macerich Deptford LLC; Macerich Deptford II LLC	51%	Deptford, New Jersey
(4)	Desert Sky Mall	Desert Sky Mall LLC; Macerich Desert Sky Mall Holdings LLC	100%	Phoenix, Arizona
(1) (3)	Eastland Mall/ Eastland Mall Convenience Center	SM Eastland Mall, LLC	100%	Evansville, Indiana
(4)	Fashion Outlets of Chicago	Fashion Outlets of Chicago LLC	100%	Rosemont, Illinois
(4)	Fashion Outlets of Niagara Falls USA	Macerich Niagara LLC; Fashion Outlets II LLC	100%	Niagara Falls, New York
		1010-1016 Market Street Realty, LP; PR Gallery I
		Limited Partnership; Keystone Philadelphia Properties,
(1) (4)	Fashion Outlets of Philadelphia	L.P.; PR 907 Market LP; 801 C-3 Fee Owner LP; 801	50%	Philadelphia, Pennsylvania
		4-6 Fee Owner LP; 1018 Market Street Realty, LP; 801
		Gallery C-3 Associates, LP; 801 Gallery Office
		Associates, LP
(3) (5)	Flagstaff Mall	Flagstaff Mall SPE LLC	100%	Flagstaff, Arizona
	FlatIron Crossing	FlatIron Property Holding, L.L.C.	51%	Broomfield, Colorado
(3) (4)	Freehold Raceway Mall	Freemall Associates, LLC	50.1%	Freehold, New Jersey
	Fresno Fashion Fair	Macerich Fresno Limited Partnership	100%	Fresno, California
(1) (3)	Green Acres Mall / Green Acres Commons	Valley Stream Green Acres LLC; Green Acres	100%	Valley Stream, New York
		Adjacent LLC
(1) (4)	Inland Center	WM Inland Investors IV LP; WM Inland (May) IV	100%	San Bernardino, California
		L.L.C.; WM Inland Adjacent LLC
(4)	Kierland Commons	Kierland Greenway, LLC; PHXAZ Kierland Commons,	50%	Phoenix, Arizona
		LLC
(1)	Kings Plaza	Brooklyn Kings Plaza LLC; Kings Plaza Ground Lease	100%	Brooklyn, New York
		LLC; Kings Plaza Energy LLC
(2) (4)	La Cumbre Plaza	Macerich La Cumbre LP; Macerich LaCumbre 9.45 AC LLC	100%	Santa Barbara, California
(4)	Lakewood Center	Macerich Lakewood, LP; New Lake LLC	60%	Lakewood, California
(4)	Los Cerritos Center	Macerich Cerritos, LLC; Macerich Cerritos Adjacent,	60%	Cerritos, California
		LLC; Macerich Cerritos Holdings LLC
(4)	Northgate, The Mall at	Northgate Mall Associates; Broad Rafael Associates;	100%	San Rafael, California
		Macerich Northgate Holdings LLC
	NorthPark Mall	Macerich North Park Mall LLC	100%	Davenport, Iowa
		RN 116 Company, L.L.C.; RN 120 Company, L.L.C.;
(1)	North Bridge, The Shops at	RN 124/125 Company, L.L.C.; RN 540 Hotel Company, L.L.C.	50%	Chicago, Illinois
(4)	Oaks, The	Macerich Oaks LP; Macerich Oaks Adjacent LLC	100%	Thousand Oaks, California
	Pacific View Mall	Macerich Buenaventura Limited Partnership	100%	Ventura, California
(4)	Paradise Valley Mall	Paradise Valley Mall SPE LLC	100%	Phoenix, Arizona
(1) (4)	Queens Center	Queens Center SPE LLC	100%	Queens, New York
(4)	Santa Monica Place	Macerich SMP LP	100%	Santa Monica, California
(4)	SanTan Village Regional Center	Westcor SanTan Village LLC	84.9%	Gilbert, Arizona
(4)	Scottsdale Fashion Square (and Office)	Scottsdale Fashion Square LLC; Scottsdale Fashion Office LLC; Scottsdale Fashion Adjacent LLC	50%	Scottsdale, Arizona
	Sears Joint Venture	MS Portfolio LLC	50%	Various - Sears parcels at 9 Macerich- owned malls
(4)	South Plains Mall	Macerich South Plains LP	60%	Lubbock, Texas
	SouthPark Mall	Macerich South Park Mall LLC	100%	Moline, Illinois
	SouthRidge Mall	Macerich Southridge Mall LLC; Southridge Adjacent, LLC	100%	Des Moines, Iowa
(2) (4)	Stonewood Center	Macerich Stonewood, LLC; Macerich Stonewood Holdings LLC	100%	Downey, California
	Superstition Springs Center / Superstition	East Mesa Mall, L.L.C.; East Mesa Adjacent LLC; The	100%	Mesa, Arizona
(3)	Springs Power Center	Westcor Company II Limited Partnership
	Towne Mall	Towne Mall, L.L.C.	100%	Elizabethtown, Kentucky
	Tucson La Encantada	TWC Tucson, LLC	100%	Tucson, Arizona

			Ownership
Property Name		Owner/Lessee	Interest	Location

(1)	Twenty Ninth Street	Macerich Twenty Ninth Street LLC	51%	Boulder, Colorado
		Tysons Corner Holdings LLC; Tysons Corner Property
		LLC; Tysons Corner Property Holdings II LLC; Tysons
(4)	Tyson’s Corner Center (and Mixed Use)	Corner LLC; Tysons Corner Property Holdings LLC;	50%	McLean, Virginia
		Tysons Corner Residential I LLC; Tysons Corner
		Office I, LLC; Tysons Corner Hotel I LLC; Tysons
		Corner Hotel Plaza LLC; AM Tysons LLC
	Valley Mall	SM Valley Mall, LLC	100%	Harrisonburg, Virginia
(4)	Valley River Center	Macerich Valley River Center LLC; MVRC Holding LLC	100%	Eugene, Oregon
	Village at Corte Madera	Corte Madera Village, LLC	50.1%	Corte Madera, California
	Victor Valley, The Mall at	Macerich Victor Valley LP	100%	Victorville, California
(4)	Vintage Faire Mall	Macerich Vintage Faire Limited Partnership	100%	Modesto, California
(3) (4)	Washington Square Mall/ Washington	PPR Washington Square LLC; PPR Square Too LLC	60%	Portland, Oregon
	Square Too
	West Acres Mall	West Acres Development, LLP	19%	Fargo, North Dakota
	Westside Pavilion	Macerich Westside Pavilion Property LLC	100%	Los Angeles, California
	Wilton Mall at Saratoga	Wilton Mall, LLC	100%	Saratoga, New York

Community/Specialty Centers/Other:
	Atlas Park, The Shops at	WMAP, L.L.C.	50%	Glendale, New York
	Boulevard Shops	Propcor II Associates, LLC	50%	Chandler, Arizona
	DeWitt Vet Parcel	Hudwil IV, LLC	100%	DeWitt, New York
	Estrella Falls, The Market at	The Market at Estrella Falls LLC	40.1%	Goodyear, Arizona
(5)	Flagstaff Mall, The Marketplace at	Railhead Associates, L.L.C.	100%	Flagstaff, Arizona
	Promenade at Casa Grande	WP Casa Grande Retail LLC	89.4%	Casa Grande, Arizona
		Macerich Management Company; Macerich PVIC
	Paradise Village Ground Leases	Adjacent LLC	100%	Phoenix, Arizona
	Paradise Village Office Park I (PVOP I)	Macerich Management Company	100%	Phoenix, Arizona
	Paradise Village Office Park II (PVOP II)	Macerich Management Company	100%	Phoenix, Arizona
	Desert Sky Mall Perimeter Land	Westpen Associates LLC	100%	Phoenix, Arizona
	Former Mervyn’s Parcels	Macerich Holdings LLC, and various SPE’s	100%	Various

Land:
	Belle Mead	MACW Freehold, LLC	100%	Freehold, New Jersey
	Black Canyon	Westcor/Black Canyon Motorplex LLC	83.7%	Phoenix, Arizona
	Coolidge	Coolidge Holding LLC	37.5%	Coolidge, Arizona
	Estrella Falls	Westcor Goodyear RSC LLC	86.6%	Goodyear, Arizona
	Fashion Outlets of Chicago (adjacent
	parcels)	FOC Adjacent LLC	100%	Rosemont, Illinois
(6)	Fashion Outlets of San Francisco	Candlestick Center LLC	50%	San Francisco, California
	Great Northern	Great Northern Holdings, LLC	100%	Clay, New York
	Marana	Westcor Marana, LLC	85.2%	Marana, Arizona
	Meridian Crossing	Westcor/Queen Creek LLC	38%	Queen Creek, Arizona
	One Scottsdale	One Scottsdale Investors LLC	50%	Scottsdale, Arizona
	Prasada - Cactus Power Center	Westcor Surprise CPC LLC	53.1%	Surprise, Arizona
	Prasada RSC	Westcor Surprise RSC LLC	56.7%	Surprise, Arizona
	Prasada - Waddell Center West	Westcor Surprise WCW LLC	51%	Surprise, Arizona
	Prescott Peripheral	The Westcor Company II Limited Partnership	100%	Prescott, Arizona
	SanTan Adjacent	Westcor SanTan Adjacent LLC	100%	Gilbert, Arizona
	Wabash	443 Wabash MAB LLC	45%	Chicago, Illinois

NOTE:       Unless otherwise noted with a (1) or (2), the center or land is fee owned.

(1)         Portions of the land on which this center is located are subject to one or more third party ground leases.

(2)         All or a majority of the land on which this center is located are subject to one or more third party ground leases.

(3)         In addition to the regional mall asset, there are community center assets located adjacent to the mall which are owned by Macerich affiliate entities.

(4)         In addition to the regional mall asset, there are various parcels located adjacent to the mall that are owned by other Macerich affiliate entities

Effective June 15, 2016 a lender-appointed receiver is now operating Flagstaff Mall. The Company is negotiating with the loan servicer,

(5)         which will likely result in an ownership transfer to the lender.

(6)                   The Company’s current investment represents its future basis in land, which will be contributed to the joint venture once entitlements have been secured, estimated to be within the next twelve months

Schedule 7.13

Wholly-Owned Projects with Non-Standard Management Agreement

Fashion Outlets of Chicago — Chicago, Illinois

Schedule 8.1

Additional Permitted Liens

None.

Schedule 8.5

Capital Stock of Joint Ventures

Capital Stock of WMAP, L.L.C. (owner of The Shops at Atlas Park):  Macerich Atlas LLC owns 50% of WMAP, L.L.C.  The joint venture partner is the managing member of WMAP, L.L.C.  All major decisions and approval actions require consent of both members.  Macerich Management Company is the property manager.

Schedule 8.6

Transactions with Affiliates

None.

Schedule 11.6

ADDRESSES FOR NOTICES, ETC.

BORROWER PARTIES

c/o: The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401

Attn: Chief Financial Officer

Phone: (310) 899-6331

Fax: (310) 394-0632

with a copy to:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401

Attention: Chief Legal Officer

Phone: (310) 899-6477

Fax: (310) 394-7692

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401

Attention: Scott Kingsmore

Phone: (310) 899-6337

Fax: (310) 394-0632

DEUTSCHE BANK AG NEW YORK BRANCH

DEUTSCHE BANK SECURITIES INC.

Deutsche Bank AG New York Branch

60 Wall Street

MS: NYC60-1005, New York, NY 10005

Attn:  James Rolison

Telephone: (212) 250-3352

Email: james.rolison@db.com

with a copy to:

Hanover Street Capital on behalf of Deutsche Bank

200 Crescent Court, Suite 550

Dallas, TX 75201

Attention: Scott Speer

Telephone: (214) 740-7903

Email: Scott-x.Speer@db.com

and

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Attention: Jason R. Bosworth, Esq.

Email: Jason.Bosworth@lw.com

DEUTSCHE BANK AG NEW YORK BRANCH AS ISSUING LENDER:

Deutsche Bank Trust Company Americas

Global Loan Operations, Standby Letters of Credit

Attn: Christine Lamonaca and Terry Greenberg

60 Wall Street

MS: NYC60-3118, New York, NY 10005

Telecopy: (212) 797-0403

Telephone: (212) 250-1525 (Christine) and (212) 250-4665 (Terry)

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Attention: Jason Bosworth

Telephone:  (213) 891-8763

JPMORGAN CHASE BANK, N.A.

JPMORGAN SECURITIES LLC

383 Madison Avenue, Floor 24

New York, NY 10179

Attn: Marc Costantino, Executive Director

Phone: (212) 622-8167

Fax: (646) 534-0574

Email: marc.constantino@jpmorgan.com

with a copy to:

Sarjapur Outer Ring Rd, Vathurt Hobli, Floor 1

Bangalore, 0560 087, India

Attn: Shashank Jain

Phone: (+91-80) 66764242

Fax: (201) 244-3885

Email: Shashank.m.jain@jpmorgan.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank, National Association

Commercial Real Estate — REIT Finance Group

1800 Century Park East, 12th Floor

Los Angeles, CA 90067

Attn: Kevin A. Stacker, Vice President

Phone: (310) 789-3768

Fax: (310) 789-8999

with copies to:

Minneapolis Loan Center

608 2nd Ave S, 11th Floor

Minneapolis, MN 55402

Attn: Arthur Fuller, Loan Servicing Specialist

Phone: (612) 667-4237

Fax: (866) 720-0605

Wells Fargo Bank, National Association

1800 Century Park East, 12th Floor

Los Angeles, CA 90067

Attn: Ryan S. Gawel, Vice President

Phone: (310) 789-3787

Fax: (310) 789-3733

GOLDMAN SACHS BANK USA

c/o Goldman, Sachs & Co.

30 Hudson Street, 5th Floor

Jersey City, NJ 07302

Phone: (212) 934-3921

Attn: Michelle Latzoni

Email: gsd.link@gs.com

PNC BANK, NATIONAL ASSOCIATION

One PNC Plaza

Pittsburgh, PA 15222

Attn: Darin Mortimer, Vice President

Phone: (412) 762-9688

Fax: (412) 762-6500

with a copy to:

6750 Miller Rd.
Brecksville, OH 44141

Attn: Olesya Barr, Loan Administrator

Phone: (412) 762-9501

Fax: (412) 705-2124

U.S. BANK NATIONAL ASSOCIATION

US Bank

CRE Los Angeles

633 W 5th Street, 29th Floor

Los Angeles, CA 90071

Phone: (213) 615-6657

Fax: (213) 615-6792

Attn: Adrian L. Metter

Email: Adrian.metter@usbank.com

with copies to:

US Bank

CRE Los Angeles

633 W 5th Street, 29th Floor

Los Angeles, CA 90071

Phone: (213) 615-6655

Fax: (213) 615-6792

Attn: Laura L. Lynton

Email:  Laura.lynton@usbank.com

Loan Documentation Specialist

Complex Credits

555 SW Oak Street

Portland, OR 97204

Phone: (503) 275-3420

Fax: (866) 721-7062

Attn: Adrian J. Leake

Email: Adrian.leake@usbank.com

SOCIETE GENERALE

On file with the Administrative Agent.

BANK OF THE WEST

On file with the Administrative Agent.

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

On file with the Administrative Agent.

TD BANK, N.A.

On file with the Administrative Agent.

THE BANK OF EAST ASIA, LIMITED, LOS ANGELES BRANCH

On file with the Administrative Agent.

FIRST COMMERCIAL BANK, LTD., NEW YORK BRANCH

34th Floor, 750, Third Avenue

New York, NY 10017

Phone: (212) 599-6868 ext. 231

Fax: (212) 599-6133

Attn: Eliot Yeh

Email: eliot@firstbankny.com

with a copy to:

34th Floor, 750, Third Avenue

New York, NY 10017

Phone: (212) 599-6868 ext. 209

Fax: (212) 599-6133

Attn: Derek Yu

Email: derek@firstbankny.com

HUA NAN COMMERCIAL BANK, LTD., NEW YORK AGENCY

330 Madison Avenue, 38th Floor

New York, NY 10017

Attention: Elvis Lee, Loan Officer

Phone: 212-286-1999

Facsimile: 212-286-1212

with a copy to:

330 Madison Avenue, 38 Floor

New York, NY 10017

Attention: Sam Hsia

Facsimile: 212-286-1212

Email: sam.hsia@hncbny.com

ZB, N.A. DBA NATIONAL BANK OF ARIZONA

6001 N. 24th St. Bldg B
Phoenix, AZ 85016

Phone: (602) 241-2232

Fax: (602) 351-3825

Attn: Martina Burberry

Email: Martina.burberry@nbarizona.com

with a copy to:

6001 N. 24th St. Bldg B
Phoenix, AZ 85016

Phone: (602) 241-2204

Fax: (602) 230-1345

Attn: Elton.Crowe

Email: Elton.crowe@nbarizona.com

TAIWAN COOPERATIVE BANK CO. LTD., LOS ANGELES BRANCH

601 S. Figueroa St., Ste. 3500

Los Angeles, CA 90017

Phone: (213) 489-5433 ext. 246

Fax: (213) 489-5195

Attn: Ariel Jiang

Email: tcbla@tcbla.com

BANK OF TAIWAN, LOS ANGELES BRANCH

601 S. Figueroa St., Suite 4525

Los Angeles, CA 90017

Phone: (213) 629-6600 ext. 156

Fax: (213) 629-6610

Attn: Jessie Huang

Email: jessieh@botla.us

with a copy to:

601 S. Figueroa St., Suite 4525

Los Angeles, CA 90017

Phone: (213) 629-6600 ext. 149

Fax: (213) 629-6610

Attn: Erica Chiu

Email: ericac@botla.us

EXHIBIT A

REQUEST FOR BORROWING

, 20

TO:                           Deutsche Bank AG New York Branch,

as Administrative Agent

60 Wall Street

MS: NYC60-1005

New York, New York 10005

Attn:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among The Macerich Partnership, L.P., a Delaware limited partnership (“Borrower”), The Macerich Company, a Maryland corporation, as guarantor, the Lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders.

Pursuant to Section [1.3][1.13] of the Credit Agreement, the Borrower hereby elects to make the following [Borrowing][Swing Line Loan Borrowing(1)]:

1.	Date of Borrowing:	, 20 (2)

2.	Amount of Borrowing:	$ (3)

3.	Interest Rate Options(4):

☐  (i)      Base Rate Borrowing

☐  (ii)     LIBO Rate Borrowing for an initial Interest Period of      months(5)

(1)   If requesting Swing Line Loans, deliver copies of the Request for Borrowing to the Administrative Agent and all Swing Line Lenders.

(2)   The day must be a Business Day.

(3)   The amount of the Borrowing shall, (i) in the case of all Loans (other than a Swing Line Loan), be in the principal amount of $1,000,000 or whole multiples of $1,000,000 in excess thereof and (ii) in the case of Swing Line Loans, be in the principal amount of $500,000 or whole multiples of $100,000 in excess thereof.

(4)   For Swing Line Loans, must elect Base Rate.

(5)   Must elect one, two, three or six (or if all Lenders agree, twelve) month(s).

1

You are hereby irrevocably instructed to disburse such amounts to the undersigned at the account designated on Exhibit A attached hereto.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)  the undersigned Person signing on behalf of the Borrower is a Responsible Officer of the Borrower;

(b)  after giving effect to the proposed Borrowing, the sum of the total Revolving Credit Exposures of all Lenders will not exceed the total Revolving Commitments[, the sum of all Swing Line Loans will not exceed the Swing Line Sublimit and, unless otherwise consented to in writing by the applicable Swing Line Lender, the sum of all Swing Line Loans made by each Swing Line Lender will not exceed the Individual Swing Line Sublimit of such Swing Line Lender](6);

(c)  the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects  (after taking into account (i) non-material updates to disclosure schedules or exceptions provided to the Administrative Agent in connection with such representations and warranties which have been approved by the Administrative Agent in its good faith judgment in accordance with Section 5.2(1) of the Credit Agreement and (ii) changes in factual circumstances not prohibited under the Loan Documents) on and as of the date hereof (or, if such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date); provided that any representation or warranty that is qualified as to materiality or Material Adverse Effect or similar language shall be true and correct in all respects;

(d)  no Potential Default or Event of Default will have occurred and be continuing immediately after giving effect to the Borrowing requested hereby;

(e)  after giving effect to the Borrowing requested hereby, the Borrower Parties will remain in compliance with the covenants set forth in Article 8 of the Credit Agreement; and

(f)  Borrower is delivering this request on behalf of itself.

[SIGNATURE PAGE APPEARS ON NEXT PAGE]

(6)   Include only for Swing Line Loan Borrowings.

2

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	The Macerich Company,
a Maryland corporation,
its general partner

By:
Name:
Title:

[Signature Page to Request for Borrowing]

EXHIBIT A

Wiring Instructions

4

EXHIBIT B

FORM OF LETTER OF CREDIT REQUEST

Date:            (7)

[                                   ](8)

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among the The Macerich Partnership, L.P., a Delaware limited partnership (the “Borrower”), The Macerich Company, a Maryland corporation, as guarantor, the Lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders.

The undersigned hereby requests that                             (9), as an Issuing Lender under the Credit Agreement, issue an irrevocable standby Letter of Credit for account of the undersigned on            (10) (the “Date of Issuance”) in an aggregate stated amount of  US$           (11).

The beneficiary of the Letter of Credit will be                            (12), and such Letter of Credit will support                                (13) and will have a stated expiration date of                      (14).

The Borrower hereby represents and warrants to the Administrative Agent, the Issuing Lenders and the Lenders that:

(a)  the Person signing on behalf of the Borrower is a Responsible Officer of the Borrower;

(7)   Insert date of Letter of Credit Request.

(8)   Insert name and address of applicable Issuing Lender.

(9)   Insert name of Issuing        Lender.

(10) Insert proposed issuance date.

(11) Insert initial Stated Amount (subject to Section 1.4(3) of the Credit Agreement).

(12) Insert full name and address of the beneficiary.

(13) Insert brief description of obligation to be supported by the Letter of Credit.

(14) Insert date which cannot be later than the earlier of (i) the date which is twelve months after the Date of Issuance and (ii) the Outside L/C Maturity Date.

1

(b)  after giving effect to the proposed issuance of the Letter of Credit pursuant to this Letter of Credit Request, (i) the sum of the total Revolving Credit Exposures of all Lenders will not exceed the total Revolving Commitments, (ii) the aggregate LC Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to Section 1.4(5) of the Credit Agreement), collectively, will not exceed the aggregate Letter of Credit Commitments of all Issuing Lenders and (iii) unless otherwise consented to in writing by the applicable Issuing Lender, the aggregate LC Exposure of each Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Lenders pursuant to Section 1.4(5) of the Credit Agreement), individually, will not exceed such Issuing Lender’s Letter of Credit Commitment;

(c)  the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (after taking into account (i) non-material updates to disclosure schedules or exceptions provided to the Administrative Agent in connection with such representations and warranties which have been approved by the Administrative Agent in its good faith judgment in accordance with Section 5.2(1) of the Credit Agreement and (ii) changes in factual circumstances not prohibited under the Loan Documents) on and as of the date hereof (or, if such representation is expressly stated to have been made as of a specific date, as of such specific date); provided that any representation or warranty that is qualified as to materiality or Material Adverse Effect or similar language shall be true and correct in all respects;

(d)  no Potential Default or Event of Default will have occurred and be continuing immediately after giving effect to the issuance of the Letter of Credit requested pursuant to this Letter of Credit Request;

(e)  after giving effect to the issuance of the Letter of Credit requested pursuant to this Letter of Credit Request, the Borrower Parties will remain in compliance with the covenants set forth in Article 8 of the Credit Agreement.

Copies of all documentation with respect to the supported transaction are attached hereto as Exhibit A.

[Signature Page Follows]

2

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	The Macerich Company,
a Maryland corporation,
Its general partner

By:
Name:
Title:

[Signature Page to Letter of Credit Request]

EXHIBIT A

Copies of Documents with Respect to Supported Transaction

4

EXHIBIT C

FORM OF

RATE CONVERSION/CONTINUATION REQUEST

TO:                           Deutsche Bank AG New York Branch,

as Administrative Agent

60 Wall Street

MS: NYC60-1005

New York, New York 10005

Attn:

Pursuant to that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among The Macerich Partnership, L.P., a Delaware limited partnership (the “Borrower”), The Macerich Company, a Maryland corporation, as guarantor, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders, Borrower hereby makes the following requests:

I.   [    ]   CONVERSION TO A LIBO RATE LOAN:

Maturity Date of Existing Base Rate Loan to Be Converted	Dollar Amount(15)	Interest Period(16)	Conversion Date	Maturity Date
/ /	$		/ /	/ /
/ /	$		/ /	/ /
/ /	$		/ /	/ /

(15)  Each LIBO Rate Loan shall be in the principal amount of $1,000,000 or whole multiples of $1,000,000 in excess thereof.

(16)  Must elect one, two, three or six (or if all Lenders agree, twelve) month(s).

1

II.   [    ]   CONVERSION TO A BASE RATE LOAN:

Maturity Date of Existing LIBO Rate Loan to Be Converted	Dollar Amount(17)	Conversion Date
/ /	$	/ /
/ /	$	/ /
/ /	$	/ /

III.   [    ]   CONTINUATION OF A LIBO RATE LOAN:

Maturity Date of Existing LIBO Rate Loan to Be Continued	Dollar Amount(18)	Interest Period(19)	Continuation Date(20)	Maturity Date
/ /	$		/ /	/ /
/ /	$		/ /	/ /
/ /	$		/ /	/ /

Borrower hereby confirms that immediately after giving effect to the foregoing requests no Event of Default or Potential Default will have occurred and be continuing.(21)

Borrower is delivering this request on behalf of itself.

[Signature on Next Page]

(17)  Each Base Rate Loan shall be in the principal amount of $1,000,000 or whole multiples of $1,000,000 in excess thereof, except as otherwise provided in Section 1.2(3) of the Credit Agreement.

(18)  Each LIBO Rate Loan shall be in the principal amount of $1,000,000 or whole multiples of $1,000,000 in excess thereof.

(19)  Must elect one, two, three or six (or if all Lenders agree, twelve) month(s).

(20)  Must be the last day of an Interest Period.

(21)  Applicable to conversion to, or continuation of, any LIBO Rate Loan.

2

DATE:

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

	By:	The Macerich Company,
a Maryland corporation,
Its general partner

By:
Name:
Title:

[Signature Page to Rate Request]

EXHIBIT D

FORM OF

[AMENDED AND RESTATED] SWING LINE NOTE

$	New York, New York
, 2016

FOR VALUE RECEIVED, The Macerich Partnership, L.P., a limited partnership organized under the laws of the state of Delaware (the “Borrower”), hereby promises to pay to                             (“Swing Line Lender”) or its assignee (as permitted pursuant to the Credit Agreement) at the Contact Office of the Administrative Agent, in lawful money of the United States and in immediately available funds, on the dates required under that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among the Borrower, The Macerich Company, a Maryland corporation, as guarantor, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders thereunder, the aggregate principal amount of such Swing Line Lender’s Swing Line Loans outstanding from time to time.

The Borrower agrees to pay interest in like money and funds at the Contact Office on the unpaid principal balance hereof from the date advanced until paid in full on the dates and at the applicable rates set forth in the Credit Agreement.  The holder of this Swing Line Note is hereby authorized to record the date and amount of its Swing Line Loans, the date and amount of each payment of principal and interest, and the applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of this Swing Line Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not affect in any manner or to any extent the obligations of the Borrower under the Loan Documents.

This Swing Line Note is a “Swing Line Note” within the meaning of, and is entitled to all the benefits of, the Loan Documents.  Reference is hereby made to the Credit Agreement and the other Loan Documents for, among other things, rights and obligations of payment and prepayment, Events of Default and the rights of acceleration of the maturity hereof upon the occurrence of an Event of Default.

[This Swing Line Note amends and restates that certain Swing Line Note dated                in the aggregate principal amount of the Swing Line Lender’s Swing Line Loans outstanding from time to time, made by the Borrower in favor of the Swing Line Lender, but this Swing Line Note is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation,

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or termination of the indebtedness, loans, liabilities, expenses, or guaranteed obligations under the Credit Agreement or such prior Swing Line Note.]

This Swing Line Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof that would result in the application of any law other than the law of the State of New York.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has caused this Swing Line Note to be duly executed as of the date first written above.

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

	By:	The Macerich Company,
a Maryland corporation,
Its general partner

By:
Name:
Title:

[Signature Page to Swing Line Note]

EXHIBIT E

FORM OF

ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (the “Assignment Agreement”) is made and dated as of              , 20   between                      (the “Assignor”) and                        (the “Assignee”).  The parties hereto agree as follows:

1.             The Assignor is a Lender under that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as Modified from time to time, the “Credit Agreement”, and with capitalized terms used herein and not otherwise defined herein used with the same meanings attributed to them in the Credit Agreement), by and among The Macerich Partnership, L.P., a Delaware limited partnership (“Borrower”), The Macerich Company, a Maryland corporation (“MAC”), as guarantor, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders.

2.             Effective as of as of                   , 20   (the “Effective Date”), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a portion of the Assignor’s Commitment and associated Credit Exposure (or, if the Commitments have terminated, a portion of the Credit Exposure held by the Assignor) as more fully set forth on Schedule 1 attached hereto.

3.             By executing this Assignment Agreement in the space provided below, the Administrative Agent and, to the extent MAC’s consent is required under the Credit Agreement, MAC approves the inclusion of the Assignee as a Lender under the Credit Agreement effective as of the Effective Date.

4.             On and after the Effective Date: (a) the Assignee shall be a party to the Credit Agreement and shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder arising on and after such Effective Date, and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Credit Agreement and the other Loan Documents with respect to the rights and obligations assigned to Assignee hereunder arising prior to such Effective Date.

5.             The Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby accruing on and after the Effective Date.  In the event that either the Assignee or the Assignor receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

6.             The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.  It is understood and agreed that the assignment and assumption hereunder are made

1

without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for: (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any of the Loan Documents or the Obligations, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of the Borrower Parties or their respective Subsidiaries, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the property, books or records of the Borrower Parties or their respective Subsidiaries, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Obligations or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loan Documents.

7.             The Assignee: (a) confirms that it has received a copy of the Loan Documents, together with copies of any financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such agent by the terms thereof on the terms set forth therein, including, without limitation, the terms set forth in Article 10 of the Credit Agreement, (d) agrees that on and after the Effective Date it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender[,] [and] (e) agrees that its payment instructions and notice instructions are as set forth in Schedule 2 attached hereto[, and (f) represents and warrants to Assignor and Administrative Agent that it is an Eligible Assignee.](22)

8.             The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment Agreement.

9.             The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment Agreement, including the delivery of any notices or other documents or instruments to Borrower Parties or Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.          This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.   Any amendment or waiver of any provision of this Assignment Agreement shall be in writing and signed by the parties hereto.  No failure or

(22)   Applicable only to the extent Assignee is not an Affiliate of an Existing Lender.

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delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

11.          This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof that would result in the application of any law other than the law of the State of New York.

12.          Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement.  For the purpose hereof and of the Loan Documents, the address of the Assignee (until notice of a change is delivered pursuant to the provisions of the Credit Agreement) shall be the address set forth on Schedule 2 attached hereto.

13.          As provided in Section 11.8(1) of the Credit Agreement, on or before the Effective Date the Assignee shall pay to the Administrative Agent a processing fee in the amount of $3,500.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[signatures continued on next page]

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ACKNOWLEDGED AND AGREED TO THIS    DAY OF              ,     :

AGENT:	DEUTSCHE BANK AG NEW YORK BRANCH, as the Administrative Agent

By:
Title:
Name:

By:
Title:
Name:

MAC:(23)	THE MACERICH COMPANY, a Maryland corporation

By:
Name:
Title:

(23)  To the extent MAC’s consent is required under the Credit Agreement.

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SCHEDULE 1 TO

ASSIGNMENT AND

ACCEPTANCE AGREEMENT

ASSIGNED INTEREST(24)

(24)  Subject to Paragraph 11.8(1) of the Credit Agreement

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SCHEDULE 2 TO

ASSIGNMENT AND

ACCEPTANCE AGREEMENT

PAYMENT AND NOTICE INSTRUCTIONS

[To be supplied by the Assignee in format acceptable to the Administrative Agent]

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EXHIBIT F

FORM OF

CLOSING CERTIFICATE

July 6, 2016

The undersigned, being the duly appointed and acting Senior Executive Vice President, Chief Financial Officer and Treasurer of The Macerich Company, a Maryland corporation (the “Company”), DOES HEREBY CERTIFY to Deutsche Bank AG New York Branch, as Administrative Agent for the benefit of the Lenders under the Credit Agreement described below (in such capacity, “Administrative Agent”), on behalf of the Company and the Borrower under the Credit Agreement, as follows:

1.              The Credit Agreement referred to herein is that certain Second Amended and Restated Credit Agreement dated as of the date hereof (as Modified from time to time, the “Credit Agreement”), by and among The Macerich Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Company, as guarantor, the Lenders thereunder, and the Administrative Agent.  Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Credit Agreement.

2.              Each of the representations and warranties made by the Borrower and the Company set forth in the Credit Agreement and in the other Loan Documents are accurate and complete in all material respects on and as of the date hereof (unless any such representation and warranty speaks of a particular date, in which case it is accurate and complete in all material respects as of such date); provided that any representation or warranty that is qualified as to materiality or Material Adverse Effect or similar language shall be true and correct in all respects.

3.              No Potential Default has occurred and is continuing nor has any Event of Default occurred, and all of the conditions to closing set forth in Article 5 of the Credit Agreement have been satisfied or waived; provided however that (a) no representations are made with respect to any condition that requires the satisfaction of any Agent, Lender, Swing Line Lender or Issuing Lender and (b) for purposes of this Certificate, with respect to any condition in Article 5 of the Credit Agreement that requires deliveries by or the approval of any Agent, Lender, Swing Line Lender or Issuing Lender, all such deliveries are assumed to have been made or such approvals are assumed to have been given.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereunto signed his name in his capacity as an officer of the Company as of the date first written above.

THE MACERICH COMPANY, a
Maryland corporation

By:
Name:	Thomas E. O’Hern
Title:	Senior Executive Vice President,
Chief Financial Officer and Treasurer

[Signature Page to Closing Certificate]

EXHIBIT G

FORM OF

COMPLIANCE CERTIFICATE

[DATE]

TO:                           Deutsche Bank AG New York Branch,

as Administrative Agent for

the Lenders from time to time a party to the

Credit Agreement described below

This Compliance Certificate is furnished on behalf of The Macerich Company, a Maryland corporation (the “Company”), pursuant to that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016, by and among The Macerich Partnership, L.P., a Delaware limited partnership, as Borrower thereunder, the Company, as guarantor, the Lenders thereunder, and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders (as Modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein are used with the meanings given such terms in the Credit Agreement.

The undersigned, being the Responsible Financial Officer of the Company, hereby certifies in such capacity on behalf of the Company as set forth below:

1.                                      The financial statements attached to Schedule 1 attached hereto (the “Financial Statements”) have been prepared in accordance with GAAP (provided, however, that such financial statements may not include all of the information and footnotes required by GAAP for complete financial information), and the Financial Statements reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of financial information contained therein, as of the end of [ ], 20[ ] (the “Relevant Period”);

2.                                      I have reviewed the terms of the Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and consolidated financial condition of the Company and its Subsidiaries, in each case during the Relevant Period;

3.                                      The review described in paragraph 2 has not disclosed the existence during or at the end of the Relevant Period, and I have no knowledge of the existence as of the date of this Certificate, of any condition or event which constitutes an Event of Default or Potential Default, except as set forth on Schedule 2 hereto;

4.                                      Schedule 3 hereto sets forth calculations for the Relevant Period which demonstrate that the Company and the Borrower are in compliance with the covenants and financial ratios set forth in Section 8.11 of the Credit Agreement;

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5.                                      Schedule 4 hereto sets forth a schedule of Total Liabilities in respect of borrowed money for the Relevant Period in the level of detail disclosed in the Company’s Form 10-Q filings with the Securities and Exchange Commission, as well as such other information regarding such Indebtedness as has been reasonably requested by the Administrative Agent; and

6.                                      Schedule 5 hereto is a schedule of EBITDA for the Relevant Period.

[Signature Page Follows]

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The foregoing certifications, together with the Financial Statements and the information set forth on Schedules 1, 2, 3, 4 and 5 hereto, are made and delivered as of the date first written above.

THE MACERICH COMPANY, a
Maryland corporation

By:
Name:	Thomas E. O’Hern
Title:	Senior Executive Vice President,
Chief Financial Officer and Treasurer

[Signature Page to Compliance Certificate]

Schedule 1

to Compliance Certificate

FINANCIAL STATEMENTS

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Schedule 2

to Compliance Certificate

POTENTIAL DEFAULTS AND EVENTS OF DEFAULTS

Described below are the exceptions, if any, to paragraph 3 of the attached Compliance Certificate, including a description of the nature of the condition or event constituting an Event of Default or Potential Default and the period during which it has existed.  Also specified below are the actions which the Company or its Subsidiaries are taking, have taken or propose to take with respect to each such condition or event.

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Schedule 3

to Compliance Certificate

FINANCIAL CALCULATIONS

6

Schedule 4

to Compliance Certificate

TOTAL LIABILITIES

7

Schedule 5

to Compliance Certificate

EBITDA

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EXHIBIT H

FORM OF

MANAGEMENT AGREEMENT

(See Attached)

MANAGEMENT AGREEMENT

BY AND BETWEEN

[Owner’s Legal Name]
a

AND

MACERICH PROPERTY MANAGEMENT COMPANY, LLC
a Delaware limited liability company

ARTICLE I	APPOINTMENT AND SERVICES OF MANAGER	1

1.1	Appointment	1

1.2	Services of Manager	1

ARTICLE II	COMPENSATION	6

2.1	Basic Compensation	6

2.2	Expense Reimbursement	6

ARTICLE III	BONDING	7

3.1	Fidelity Bond	7

ARTICLE IV	BUDGETS	7

4.1	Annual Budgets	7

ARTICLE V	BANK ACCOUNTS	8

5.1	Property Accounts	8

5.2	Bank Statements	8

ARTICLE VI	ACCOUNTING	8

6.1	Books and Records	8

6.2	Audit	9

ARTICLE VII	DURATION, TERMINATION, DEFAULT	9

7.1	Duration	9

7.2	Termination Events	9

7.3	Manager’s Post-Termination Obligations	10

7.4	Survival	10

ARTICLE VIII	INDEMNITIES	11

8.1	Owner’s Indemnity	11

8.2	Manager’s Indemnity	11

8.3	Hazardous Materials	11

ARTICLE IX	LIMITATION ON LIABILITY; ASSIGNMENT	12

9.1	Limitation on Manager’s Liability	12

9.2	Prohibition Against Assignment by Manager	12

ARTICLE X	REIT ACKNOWLEDGMENT	12

10.1	REIT Status	12

ARTICLE XI	MISCELLANEOUS	12

11.1	Relationship of Parties	12

11.2	Governing Law	13

11.3	Headings	13

11.4	Entire Agreement	13

11.5	Successors and Assigns	13

11.6	Waiver	13

11.7	Severability	13

11.8	Time	13

11.9	Attorneys’ Fees	13

11.10	Further Acts	14

11.11	Authority	14

11.12	Notices	14

11.13	Fair Dealing	14

11.14	Counterparts	14

11.15	Approvals	14

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of                                  , 20[   ], by and between [Owner’s Legal Name], a                                 , having a principal address at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401 (“Owner”), and MACERICH PROPERTY MANAGEMENT COMPANY, LLC, a Delaware limited liability company, having a principal address at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401 (“Manager”).

R E C I T A L S

WHEREAS, Owner owns that certain shopping center located in [City], [State] commonly known as [Common Name of Mall] (the “Property”); and

WHEREAS, Owner desires to retain Manager to provide certain property management services in connection with the Property and Manager desires to provide such management services as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Manager hereby agree as follows:

A G R E E M E N T

APPOINTMENT AND SERVICES OF MANAGER

Appointment.  Owner hereby hires Manager to manage, serve, lease, maintain and operate the Property, from and after the date hereof until this Agreement shall be terminated pursuant to Article VII hereof.

Services of Manager.  Manager shall generally manage and operate the Property in accordance with prevailing standards applicable to properties of similar size and character, and in compliance with the leases and occupancy and operating agreements with tenants or other occupants of the Property.  Subject to the terms and conditions herein stated, and provided that the Manager’s fee compensation and expenses are paid by Owner as provided in Sections 2.1 and 2.2, Manager shall, in connection with such management and operation, perform the following services with due diligence, prudence, skill and care:

Leasing.  Subject to the Budgets (as defined in Article IV), Manager shall promote the leasing of the Property by use of advertising, floor plans, circular or promotional aids, and shall deal promptly and efficiently with all inquiries relating to leases.  Manager shall negotiate with tenants and prospective tenants for leases and extensions, renewals, modifications, amendments or terminations thereof, for space held for lease in the Property, and shall submit such agreements to Owner for Owner’s approval and execution. Manager shall cause Owner’s attorneys to prepare lease documents for all space in the Property using the standard form of lease pre-approved by Owner.  Once fully executed, Manager shall deliver to Owner an executed original of each lease, modification, amendment and other document relating to the leases or any tenant’s occupancy of the Property.  Manager shall maintain a copy of all such leases, modifications, amendments and other documents on-site at the Property.

Rent.  Manager shall use its best efforts to collect, or cause to be collected, for Owner’s account, rent and other charges due from all tenants and occupants of the Property and shall deposit all moneys collected in the Operating Account (as defined in Section 5.1).  Manager shall obtain and review and cause to be audited, when deemed appropriate by Manager, statements of sales furnished by tenants to support their payments of percentage rentals and deductions and to remit the amount thereof to Owner, along with copies of said statements, at the times and in the manner hereinafter set forth.  After obtaining Owner’s approval, Manager shall serve notices upon tenants to quit and surrender space occupied by them when such tenants are in default under their leases after applicable notice and grace periods, if any, and sue, utilizing counsel approved by Owner, on behalf of Owner for rent and other charges which may at any time be or become due from any tenant and institute summary proceedings to recover possession of space.

Offices.  At no cost to Manager, Owner shall provide Manager with, and Manager shall maintain, an office or offices for the management of the Property and pay the salaries of all employees of Manager at the Property and all other expenses in connection with the operation of any office or offices of Manager, including telephone, stationary of Manager and heat and light for the area or areas occupied at Manager’s office(s) at the Property.  Manager shall have the right to use fixtures, furniture, furnishings and equipment which are the property of Owner in said office space.

Repairs.  At Owner’s expense, Manager shall make or cause to be made such ordinary repairs, alterations and improvements to the Property as approved in the Budgets, including those of a structural nature, and purchase such supplies, tools and equipment (which shall be the property of Owner) necessary for such repairs, alterations and improvements as it deems advisable or necessary; provided, however, unless included in the Capital Budget, Manager shall obtain Owner’s written consent to any capital expenditure or related group of capital expenditures, if the cost thereof exceeds $50,000 in the aggregate annually; provided further, however, that if Manager in its prudent judgment believes emergency repairs or replacements are necessary for the preservation or safety of persons or property, or to avoid the suspension of any necessary service in or to the Property, Manager may carry out said repairs, irrespective of the cost thereof, without the prior approval of Owner.  Manager shall furnish Owner with a written report submitted within three (3) days of making such emergency repairs describing the cause of such repairs, the actual repairs undertaken and the cost of such repairs.  In connection therewith, Manager may engage architects, engineers or other similar experts acceptable to Owner.

Equipment; Supplies.  At Owner’s expense, Manager shall purchase all equipment, tools, appliances, materials, supplies and uniforms necessary or desirable for the maintenance and operation of the Property, which shall be the property of Owner.  Manager shall use its reasonable efforts to secure all discounts, rebates and commissions, and shall credit to Owner any and all such discounts, rebates or commissions obtained for said purchases.

Contracts.  In accordance with the Budgets, Manager shall contract or arrange for the furnishing of services appropriate or necessary for the operation, maintenance and security of the Property; provided however, unless included in the Budgets, and unless necessary in the case of an emergency to protect person or property, or to avoid the suspension of any necessary service in or to the Property, Manager shall not enter into any contract having a term longer than one (1) year or requiring annual payments in excess of $50,000 without obtaining Owner’s prior written consent.  Once fully executed, Manager shall deliver to Owner an executed original of each contract and shall maintain on-site at the Property a copy of each contract.

Employees.  Manager shall engage, pay (subject to reimbursement as hereinafter provided), supervise and discharge such employees as Manager deems necessary for the operation, maintenance and security of the Property, all such employees to be in the employ of Manager or in the employ of other firms, corporations or persons and not in the employ of Owner.  Manager shall fully comply with all applicable laws and regulations having to do with workers’ compensation, social security, unemployment insurance, hours of labor, wages, working conditions, non-discrimination and other employer/employee-related subjects, and shall comply with all collective bargaining agreements, if any.  Manager shall have the right to review and approve all collective bargaining agreements which affect the Property prior to their implementation or acceptance by Manager.

Property Expenses.  At Owner’s expense, Manager shall pay all interest and amortization on any mortgages encumbering the Property, rent under any ground leases, insurance premiums, and all taxes and assessments, water and sewer rents and other charges and assessments of every kind or nature imposed with respect to the Property.  Manager shall ascertain the assessment of the Property each year, and, upon written request by Owner, report such assessment to Owner and make recommendations with respect thereto, and if instructed by Owner, Manager shall, at Owner’s expense, defend against, seek revision of, protest, challenge or appeal from any tax or assessment or charge deemed improper or excessive and seek a refund thereof. Manager shall process, in a reasonable manner, all bills received for services, work and supplies ordered in connection with maintaining and operating the Property and pay or cause to be paid in a timely manner from funds furnished by Owner only those bills which Manager reasonably believes to be legitimate and proper.

Tenant Move-In/Move-Out.  Manager shall supervise the moving in or out of tenants and subtenants and arrange the dates and times thereof so that there shall be a minimum of disturbance to the operation of the Property and of inconvenience to other tenants and occupants and their customers.  Manager shall coordinate the construction of tenant improvements which may, in Manager’s discretion, include the following:  contact tenants or their architects with respect to obtaining tenant drawings and coordinate such drawings with Owner’s criteria for tenant construction; forward tenant drawings to Owner’s architect for approval if necessary, and, once approved, process such drawings with the appropriate building department for issuance of building permits for such tenant work; consult with contractors, if necessary, for such construction; coordinate and bill all reimbursable charges from tenants; review all construction at the Property; assist tenants, if necessary, to complete such construction by the date required pursuant to the tenant’s lease; and assist tenants in obtaining all necessary inspections by building department officials so that tenants may open for business by the date set forth in the tenant’s lease.

Compliance with Laws.  At Owner’s expense, Manager shall comply, or cause to be complied with, all building codes, zoning ordinances, orders and requirements of, and take all steps necessary to remove any and all violations filed against the Property by any Federal, state or local governmental or quasi-governmental authorities or any agency thereof or any local Board of Fire Underwriters or Insurance Services offices having jurisdiction with respect to the Property, and shall comply with all other Federal, state and local laws and regulations, including, without limitation, laws relating to Hazardous Materials (as defined in Section 8.3(b)).  At Owner’s expense, Manager shall diligently assist in obtaining all licenses, permits or other instruments required for the operation of the Property or any portion thereof.  Manager shall send to Owner a copy of all initial or renewal license applications.  All such licenses, permits and other instruments shall be obtained in Owner’s name whenever possible.  All such licenses, permits or other instruments held in the name of Manager shall be held by it on behalf of Owner and, upon the termination or expiration of this Agreement, shall be transferred or assigned to Owner or to such person as Owner may direct.

Property Files.  Manager shall set up and maintain orderly and accurate files containing original bank statements, cancelled and voided checks, rent records, insurance policies, leases and subleases, complaints, inquiries and requests for services, correspondence, receipted bills, purchase orders, vouchers and all other material documents and papers pertaining to the Property and the operation and maintenance thereof, the same to be and at all times to remain the property of Owner, and Manager shall upon request of Owner make same available to Owner, Owner’s accountants, attorneys and other representatives and shall deliver the same to Owner or its agents on demand from Owner and immediately upon termination of this Agreement.

Accounting; Taxes.  Manager shall cooperate with Owner’s accountants, auditors and other representatives in regard to and assist in facilitating audits and periodic inspections of the Books and Records (as defined in Section 6.1) and all other accounting documentation of Owner and Manager relating to the Property, and shall cooperate with Owner’s accountants in regard to the preparation and filing on behalf of Owner of Federal, state, city and any other income and other tax returns required by any governmental authority.

Litigation.  At Owner’s expense, Manager shall engage reputable counsel for the benefit of Owner, who shall be approved by Owner, to advise on all legal matters and to conduct all legal proceedings (other than those conducted by the Property’s insurance carrier) affecting the Property.  Manager shall give prompt and timely written notice to Owner and any insurance carrier for the Property of any claims, lawsuits, actions or proceedings instituted or threatened against Manager or Owner, arising out of this Agreement, Manager’s duties hereunder or Owner’s ownership or use of the Property.  Owner shall direct Manager as to the course of action Owner desires Manager to take in such litigation.

Condemnation.  Manager shall promptly notify Owner of any taking or proposed taking by eminent domain which may affect the Property or the area in the general vicinity thereof, make recommendations with respect to the advisability of challenging, compromising or settling any such proceeding and, with the approval or at the direction of Owner, act on Owner’s behalf and at its expense in connection with any such proceeding in eminent domain.

Insurance.  Manager shall procure, if specifically requested in writing by Owner, and maintain, at Owner’s sole cost and expense, general and automobile liability insurance policies in the name of Owner, and fire, rent, plate glass, boiler & machinery, water damage and any other insurance Owner may elect to carry, with coverages and from carriers reasonably satisfactory to Owner, each such policy to name Manager and any mortgagee of the property as additional insureds thereunder. Manager shall promptly investigate and, in its reasonable judgment, make written reports to the insurance carrier(s) as to claims for damages relating to the ownership, operation, management and maintenance of the Property or by any tenants or third parties, as well as (and including) any damage or destruction to the Property and the estimated cost of repair.  Manager shall acquaint itself with all terms and conditions of the insurance policies and cooperate with and make all reports required by the insurance carrier(s) and shall not knowingly do anything to jeopardize the insured under said policies. Manager shall forward to the insurance carrier any summons, subpoena or other similar legal document served upon Manager relating to actual or alleged potential liability of Owner, Manager or the Property.  Manager shall not settle any claims against insurance companies arising out of policies, including the execution of proof of loss, the adjustment of losses, signing of receipts, and the collection of money, without Owner’s prior written consent.

Notices.  Manager shall furnish Owner, upon receipt by Manager, copies of all written notices received in connection with the Property or its services hereunder, including, without limitation, the following:  (i) all written notices of violations by Owner of law or municipal ordinances or orders issued by any governmental authority or by any board of fire underwriters or other similar body, (ii) all written notices from any mortgagee claiming any default in any mortgage on the Property, (iii) any written notices of default from any tenant of the Property, and (iv) any written notices of default given by a department store or other party pursuant to a reciprocal easement agreement, if any, affecting the Property.

Compliance with Agreements.  At Owner’s expense, Manager shall administer and comply with, or cause to be complied with, the terms and provisions of all ground and underlying leases, reciprocal easement agreements, tenant or occupancy leases, mortgages, easements, restrictions or covenants or any other material agreements affecting the Property, in each case to the extent such terms and provisions relate to the operation, leasing, maintenance or physical condition of the Property following the date hereof or involve periodic debt service or rental payments.

Energy Conservation.  Manager shall use its good faith efforts to use and control utilities at the Property in a prudent manner to minimize the total costs thereof and satisfy Owner’s obligations to tenants.

Vehicles.  At Owner’s expense, Manager may, upon Owner’s prior written approval (unless included in the Budgets), purchase motorized vehicles from time to time to be utilized in connection with the operation of the Property.  Manager shall have charge of and shall maintain these vehicles, and shall use the same exclusively for the benefit of the Property.  Manager shall act reasonably to assure that such vehicles are operated by reliable persons in accordance with all laws, rules or regulations that may be applicable to the operation of the same.  All vehicles shall be registered and licensed, and title to such vehicles shall be held, in Manager’s name.  All vehicles shall be insured pursuant to Section 1.2(o) above.

COMPENSATION

Basic Compensation.  As compensation for the management services performed by Manager pursuant to this Agreement, Owner agrees to pay Manager an annual property management fee (the “Management Fee”) equal to one and one-half percent (1.5%) of Gross Receipts (as defined below) commencing on the date hereof.  The Management Fee shall be payable in monthly installments, commencing on the 20th day of the month following the date hereof and on the 20th day of each month thereafter.  The Management Fee will be pro rated on a daily basis with respect to any period less than a full calendar month.  For purposes of this Agreement, “Gross Receipts” shall mean all income derived on accrual basis from the Property from any source whatsoever, provided that, the following items shall be excluded from Gross Receipts hereunder: (i) tenant charges of real estate taxes or assessments, (ii) tenant charges of common area maintenance, (iii) merchants’ association dues and promotional fund charges, (iv) tenant or other occupants of the Property charges of utility, sprinkler and other related billings, (v) security and other deposits, (vi) parking expense recoveries, (vii) any and all other tenant reimbursements, including reimbursements for landlord’s work or work performed or labor or materials furnished and any expense incurred on behalf of tenants, (viii) insurance or condemnation proceeds in connection with a casualty or condemnation, except that, business interruption insurance proceeds shall be included as Gross Receipts, (ix) proceeds from the sale of assets, (x) interest income, and (xi) business initiative programs.

Expense Reimbursement.  In addition to the Management Fee, Owner shall reimburse Manager for all out-of-pocket costs, expenses, fees, charges and outlays incurred in connection with the proper performance by Manager of its duties under this Agreement, to the extent included in the Budgets or otherwise approved by Owner or incurred in connection with an emergency to protect against property damage or personal injury, including, without limitation, (a) salaries, together with reasonable fringe benefit costs, of on-site personnel allocable to the management of the Property, including, without limitation, the Shopping Center Manager, On-Site Leasing Manager and Merchants’ Association Secretary/Secretary to the Shopping Center Manager, (b) off-site expenses properly allocable to the management of the Property such as salaries and other compensation of shared services accounting, regional leasing and management supervisory personnel, travel, entertainment, professional education and conventions, (c) all amounts payable by Manager for the account or benefit of Owner consistent with the terms of this Agreement, to any firm, corporation or person engaged by Manager for the servicing, maintenance, repair or operation of the Property or any part or phase thereof (including all out-of-pocket costs incurred in connection with an emergency to protect against property damage or personal injury), (d) reasonable purchase and maintenance costs for all motorized vehicles used by Manager in connection with the operation of the Property, and (e) all out-of-pocket costs otherwise approved by Owner, but excluding (i) except as provided in subparagraph (b) above, salaries and other compensation of supervisory management personnel not located at the Property, (ii) overhead expenses of Manager incurred in its general offices and (iii) any expenses of Manager incurred by reason of Manager’s gross negligence, willful misconduct or failure to comply with the terms, provisions and covenants of this Agreement.

BONDING

Fidelity Bond.  Manager shall, at Owner’s cost, obtain a fidelity bond or bonds covering Manager, and all persons who handle, have access to, or are responsible for, Owner’s monies in an amount not less than $1,000,000 and in such forms as are reasonably acceptable to Owner, at all times and to cover all periods, during the term of this Agreement.  Any changes in such bond(s) must be approved by Owner.  Manager hereby assigns all proceeds of said bond(s) as they relate to the Property to Owner and agrees to execute such further assignments and notices thereof as shall be required by Owner.  Such bond(s) shall indemnify Owner and Manager against any loss of money or other property which either shall sustain through any criminal, fraudulent or dishonest act or acts committed by any employees or agents during the performance of their obligations under their employment.

BUDGETS

Annual Budgets.  Within thirty (30) days after the date hereof, and thereafter, not later than 30 days prior to the end of each fiscal year of Owner (which fiscal year shall be the calendar year), Manager shall prepare and submit to Owner (i) a proposed operating budget showing the estimated receipts, expenditures, escrow deposits and reserves for the next succeeding fiscal year on a monthly basis, and the expected sources of funds, together with the estimated net cash flow from the Property for the next succeeding fiscal year (the “Operating Budget”), and (ii) a capital budget, together with supporting data and assumptions used, in respect of the Property setting forth a statement of proposed capital expenditures to be made by Manager in the succeeding fiscal year, including cost and timing estimates therefor (the “Capital Budget”).  The Operating Budget and Capital Budget shall be subject to the approval of Owner (such budgets, as so approved, together with any modifications thereto approved by Owner, shall be collectively referred to herein as the “Budgets”).  Manager shall use reasonable efforts to implement the Budgets and shall be authorized, without the need for further approval by Owner, to make the expenditures and incur the obligations provided for in the Budgets.  Until such time as Owner approves any of the Budgets for a particular fiscal year, Manager shall continue to follow the most recent Budgets and shall be authorized to make expenditures in accordance therewith.  Owner shall have the right to make further revisions to the Budgets, provided Owner notifies Manager of any such further revisions.

BANK ACCOUNTS

Property Accounts.  Manager shall open a bank account, to be known as the “Operating Account”, or a name of similar import.  Owner shall designate the bank in which such account shall be established.  Manager shall deposit all rent, proceeds or other sums received by Manager from tenants or occupants of the Property or collected by Manager in connection with the management and operation of the Property (“Gross Income”) into the Operating Account to be held in trust for the benefit of Owner.  The Operating Account shall be used to pay Manager’s compensation and to pay the normal and reasonable expenses incurred in the operation of the Property.  If at any time Gross Income from the Property is not sufficient to pay the expenses incurred in connection with the management and operation of the Property as authorized by this Agreement, Manager shall submit to Owner a statement of such expenses and the funds that will be required to satisfy the same and Owner shall deposit sufficient moneys into the Operating Account to pay such expenses.  At Owner’s request, Manager shall keep the Operating Account open for a period of three (3) months from the date of termination of this Agreement.  Manager will verify and pay all appropriate invoices relating to the period prior to termination and will furnish monthly financial statements as specified in Section 6.1 below.

Bank Statements.  The bank in which the Operating Account is established shall send directly to Manager, promptly at the end of each month, copies of the monthly statement for each such account.

ACCOUNTING

Books and Records.  Manager shall maintain, at its principal office, adequate and separate books and records in connection with its management and operation of the Property (the “Books and Records”).  The Books and Records shall be kept in accordance with generally accepted accounting principles at Manager’s sole expense.  Owner shall have the right and privilege of examining the Books and Records at Manager’s principal office at any and all reasonable times.  On or before the 20th day of each month, Manager shall render to Owner, on an accrual basis, a detailed profit and loss statement for the preceding calendar month.  The profit and loss statement shall include eight columns which present both current month and year-to-date figures for the following:  actual revenues and expenses, budget revenues and expenses (variances between the actual expenses and the Budgets), and in the second and subsequent years, prior year actual revenue and expense figures.  In addition, the profit and loss statement should include a reasonably detailed explanation of the variances.  On or before the 20th day of each month, Manager shall submit a full balance sheet and cash reconciliation statement (in a format approved by Owner) as of the last day of the preceding month.  Upon Owner’s reasonable request, Manager shall also furnish such further accounting and fiscal information normally prepared and used in the operation of similar properties.  Manager agrees that, upon Owner’s request, at the termination of this Agreement or otherwise, Manager will immediately deliver to Owner all books, records, accounts and sums held or maintained by it hereunder.

Audit.  Owner shall have the right to conduct by an independent third party an audit of the Property’s operations at any time.  Manager shall promptly correct all errors, if any, by Manager disclosed by such audits, and shall timely inform Owner in writing of all corrective actions taken.  Such audit shall be at Owner’s expense unless an error is discovered that, when netted against all errors that were made during the audit period in question, results in a difference equal to or greater than two percent (2%) of Gross Income for the period audited, in which case Manager shall bear the full cost of the subject audit.  Any adjustments in amounts due and owing from Owner to Manager shall be paid within fifteen (15) calendar days following Owner’s or Manager’s (as applicable) receipt of the audit.

DURATION, TERMINATION, DEFAULT

Duration.  This Agreement shall become effective on the date hereof and shall continue thereafter until terminated as provided herein.

Termination Events.  This Agreement may be terminated and the obligations of the parties hereunder shall thereupon cease (except with respect to those obligations theretofore accrued or to which by the express provisions of this Agreement survive such termination) at any time during the term hereof as follows:

Either party may terminate this Agreement upon thirty (30) days’ prior written notice served by such party upon the other party, which notice shall state such party’s intent to terminate this Agreement.

A non-defaulting party may terminate this Agreement if any default occurs in the performance of any obligation hereunder and such default continues for fifteen (15) days after written notice from such non-defaulting party to the defaulting party, which termination shall become effective as of the expiration of such fifteen (15) day period; provided however, if the default is of such a nature that it cannot be cured in such fifteen (15) day period, the defaulting party shall not be deemed to be in default if it commences to cure the default within such fifteen (15) day period and thereafter diligently pursues such cure to completion.

This Agreement may be terminated upon the occurrence of any of the following events: (i) the filing by or against either party of an involuntary petition in bankruptcy or similar proceeding; (ii) the adjudication of a party as bankrupt or insolvent; (iii) the appointment of a receiver or trustee to take possession of all or substantially all of the assets of a party; (iv) a general assignment by a party for the benefit of creditors; or (v) any other action taken or suffered by a party under state or federal insolvency or bankruptcy law, or any comparable law which is now or hereafter may be in effect.  Upon the occurrence of any such event, the non-defaulting party may, at its option, terminate this Agreement by written notice to the defaulting party, and upon the giving of such notice this Agreement and the term hereof shall immediately terminate.

This Agreement may be terminated immediately upon giving written notice to Manager if Manager, without the prior written consent of Owner, shall assign, transfer or otherwise alienate its rights and obligations hereunder or attempt to do any of the same in violation of Section 9.2 hereof.

This Agreement may be terminated immediately upon the giving of written notice by any party hereunder to the other party if (i) the Property shall be damaged or destroyed to the extent of 25% or more by fire or other casualty and Owner elects not to restore or replace such property or (ii) there shall be a condemnation or deed in lieu thereof of 10% or more of the Property.

Manager’s Post-Termination Obligations.  Upon the expiration or earlier termination of this Agreement, Manager shall surrender and deliver to Owner any space in the Property occupied by Manager and shall make delivery to Owner or to Owner’s designee or agent, at Manager’s principal office or at its offices at the Property, the following:

the Books and Records held by Manager pursuant to this Agreement;

a final accounting, reflecting the balance of income from and expenses of the Property as of the date of expiration or termination of this Agreement;

any funds of Owner or tenant security or advance rent deposits, or both, held by agent with respect to the Property;

all motorized vehicles used in connection with the operation of the Property and paid for by Owner, together with all registration and title documentation necessary to transfer such vehicles to Owner or its nominee; and

all other records, contracts, leases, ground leases, reciprocal easement agreements, receipts for deposits, unpaid bills, lease summaries, canceled checks, bank statements, paid bills and all other records, papers and documents and any microfilm and/or computer disk of any of the foregoing which relate to the Property and the operation, maintenance, management and leasing thereof; all such data, information and documents being at all times the property of Owner.

Manager hereby agrees to furnish all of the above-listed information and take all such action as Owner shall reasonably require to effectuate an orderly and systematic termination of Manager’s duties and activities under this Agreement.

Survival.  The terms and provisions of this Article VII, any right arising out of or accruing in connection with the terms of this Agreement attributable to events or circumstances occurring in whole or in any part prior to termination or expiration of this Agreement, and all rights and obligations so specified in this Agreement, shall survive the expiration or earlier termination of this Agreement.

INDEMNITIES

Owner’s Indemnity.  Owner shall indemnify, defend and hold Manager, its officers, employees and agents harmless from all losses, costs, damages, expenses and liabilities to or for third persons relating to or arising out of the Property or Manager’s performance of this Agreement except to the extent any of the foregoing are proximately caused by Manager’s gross negligence, willful misconduct or fraud.

Manager’s Indemnity.  Manager shall indemnify, defend and hold Owner, its partners, officers, employees and agents harmless from all losses, costs, damages, expenses and liabilities which are proximately caused by Manager’s gross negligence, willful misconduct or fraud.

Hazardous Materials.

Owner represents and warrants to Manager that, to Owner’s actual knowledge, the Property is not in violation of any federal, state or local law, ordinance or regulation relating to any Hazardous Materials (as defined below); to Owner’s actual knowledge, there exists no presence, use, treatment, storage, release or disposal of any Hazardous Materials at, on or beneath the Property which has created or is likely to create any liability under any current federal, state or local law, ordinance or regulation or which would require reporting to a governmental agency; and to Owner’s actual knowledge, no asbestos or PCBs are contained in or stored on the Property; and there is not and has never been a landfill containing decomposable material, petroleum wells, mineral-bearing mines, sewage treatment facilities, storage tanks, sink holes, radon or other toxic emissions in, on or under the Property.  Notwithstanding anything to the contrary stated above, the representations and warranties contained in this Section 8.3 expressly exclude any and all matters and items disclosed in any environmental reports, studies or other such documentation delivered by Owner to Manager prior to the date of this Agreement.  Owner shall indemnify, defend and hold Manager, its officers, directors, employees and agents harmless from and against all fines, suits, procedures, claims, actions, costs or expenses whatsoever (including, without limitation, attorney and related expenses and sums paid in settlement of claims) arising out of or in any way connected with (i) Owner’s breach or alleged breach of any of the foregoing environmental representations, or (ii) any alleged or actual release, spill or discharge of Hazardous Materials on the Property or any condition created by or arising from, in whole or in part, Hazardous Materials on the Property, unless such release, spill, discharge or condition is caused by the gross negligence or willful misconduct of Manager.  If any such release, spill, discharge or other Hazardous Materials condition is caused by Manager’s gross negligence or willful misconduct, Manager shall, at Manager’s sole cost and expense, take all necessary actions to completely remedy the Hazardous Materials condition; provided that, Owner’s prior approval shall be required before Manager may commence any such remedial action, which approval shall not be unreasonably withheld.

For purposes of this Agreement, the term “Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, material, or waste as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. § 9601, et seq., or any other federal, state or local law, ordinance, or regulation applicable to the Property, and establishing liability, storage, uncontrolled loss, seepage, filtration, disposal, removal, use or existence of a hazardous, toxic or dangerous substance, material or waste, including, without limitation, petroleum or petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or local law based upon its being, directly or indirectly, hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytoxicity, infectiousness or other harmful or potentially harmful properties or effects.

LIMITATION ON LIABILITY; ASSIGNMENT

Limitation on Manager’s Liability.  Notwithstanding anything to the contrary, Manager will not be directly or indirectly liable or accountable for Owner’s losses, debts, liabilities or obligations incurred with respect to the Property other than losses, debts, liabilities or obligations proximately caused by Manager’s gross negligence, willful misconduct or fraud in performance of this Agreement.

Prohibition Against Assignment by Manager.  No assignment, transfer or other disposition of Manager’s rights and obligations under this Agreement shall be permitted without Owner’s prior written consent, and any such attempted assignment, transfer or disposition shall be null and void and shall not confer any rights or obligations upon any third party.

REIT ACKNOWLEDGMENT

REIT Status.  Manager acknowledges that an affiliate of Owner (the “REIT”) intends to qualify at all times as a “real estate investment trust” within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), and that its ability to qualify as such will depend principally upon the nature of Owner’s operations.  Accordingly, the operations of the Property shall be conducted by Manager at all times in a manner that will enable the REIT to satisfy all the requirements for real estate investment trust status under Sections 856 through 860 of the Code to the extent possible.

MISCELLANEOUS

Relationship of Parties.  By virtue of this Agreement, Manager and Owner shall not be construed to be joint venturers or partners of each other, and neither shall have the power to bind or obligate the other party except as set forth in this Agreement.  Manager understands and agrees that the relationship to Owner is that of independent contractor, and that it will not represent to anyone that its relationship to Owner is other than that of independent contractor.  Nothing herein shall deprive or otherwise affect the right of either party to own, invest in, manage or operate property, or to conduct business activities which are competitive with the business of the Property.  Manager covenants and agrees that even though it shall have either an ownership interest in, or a management responsibility for other similar properties, which from time to time may be competitive with the Property, Manager shall always represent the Property fairly and deal with the Owner on an equitable basis.

Governing Law.  This Agreement shall be construed and interpreted in accordance with, and governed and enforced in all respects by, the laws of the State of [State where Property is located].

Headings.  The headings of the various articles and sections of this Agreement have been inserted for convenient reference only and shall not have the effect of modifying or amending the express terms and provisions of this Agreement.

Entire Agreement.  This Agreement contains the entire Agreement between Owner and Manager with regard to the subject matter hereof, and this Agreement shall not be amended, modified or cancelled except in writing signed by Owner and Manager.  Except as expressly set forth in this Agreement, nothing in this Agreement is intended to confer any rights or remedies upon any person, other than the parties hereto and their respective permitted successors and assigns.

Successors and Assigns.  All terms, conditions and agreements herein set forth shall inure to the benefit of, and be binding upon the parties, and any and all of their respective permitted heirs, successors, representatives and assigns.

Waiver.  The failure of either party to insist upon strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any terms or provisions hereof shall be deemed to have been made unless expressed in writing and signed by such party.

Severability.  In the event that any portion of this Agreement shall be decreed invalid by the judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue unwaived material hardship upon Owner or Manager or constitute a material unwaived deviation from the general intent and purpose of said parties as reflected in this Agreement.

Time.  Time is of the essence of this Agreement.

Attorneys’ Fees.  In the event of litigation with regard to this Agreement, the prevailing party in such litigation shall be awarded its reasonable attorneys’ fees and costs incurred therein from the respective nonprevailing party. “Prevailing Party” and “nonprevailing party” for the purposes of this Agreement shall be as determined by the court.  For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

Further Acts.  Owner and Manager shall execute such other documents and perform such other acts as may be reasonably necessary and/or helpful to carry out the purposes of this Agreement.

Authority.  Each party executing this Agreement represents that the persons executing this Agreement on behalf of such party hold the office and/or position in such legal entity respectively indicated hereinafter for them, and has full right and power and has been duly and legally authorized to act on behalf of such legal entity in executing and entering into this Agreement on behalf of such party.

Notices.  Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service) or by registered or certified mail, postage prepaid, return receipt requested, at the addresses set forth above.  Any party may change its address for notice by written notice given to the other in the manner provided in this Section.  Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, or on the date shown on the return receipt or other evidence of delivery, if mailed.

Fair Dealing.  In exercising its rights and performing its obligations under this Agreement, each party shall act in good faith and deal fairly with the other. Each party shall conduct itself in a commercially reasonable manner in the administration of this Agreement.  Manager shall act no less diligently with respect to, and shall not discriminate against or act to the detriment of, Owner and the Property in relation to other retail shopping centers located in the County where the Property is situated which are either owned and/or managed by Manager or an entity affiliated with Manager.

Counterparts.  This Agreement may be executed in any number of counterparts and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same instrument.

Approvals.  Unless specifically provided in this Agreement, all approvals or consents which are required hereunder shall not be unreasonably withheld or delayed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

OWNER:

[Owner’s Legal Name],
a ,

By:
Name:
Title:

MANAGER:

Macerich Property Management Company, LLC,
a Delaware limited liability company

By:
Name:
Title:

MANAGEMENT AGREEMENT

[Name of Mall]

EXHIBIT I

FORM OF

[AMENDED AND RESTATED] REVOLVING LOAN NOTE

$	New York, New York
, 20[ ]

FOR VALUE RECEIVED, The Macerich Partnership, L.P., a limited partnership organized under the laws of the state of Delaware (the “Borrower”), hereby promises to pay to                        (“Lender”) or its assignee (as permitted pursuant to the Credit Agreement) at the Contact Office of the Administrative Agent, in lawful money of the United States and in immediately available funds, on the dates required under that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among the Borrower, The Macerich Company, a Maryland corporation, as guarantor, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders thereunder, the aggregate principal amount of such Lender’s Revolving Loans outstanding from time to time and the aggregate amount of such Lender’s Applicable Revolving Percentage of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower from time to time.

The Borrower agrees to pay interest in like money and funds at the Contact Office on the unpaid principal balance hereof from the date advanced until paid in full on the dates and at the applicable rates set forth in the Credit Agreement.  The holder of this Revolving Loan Note is hereby authorized to record the date and amount of its Revolving Loans and Revolving Credit Exposure, the date and amount of each payment of principal and interest, and the applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of this Revolving Loan Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not affect in any manner or to any extent the obligations of the Borrower under the Loan Documents.

This Revolving Loan Note is a “Revolving Loan Note” within the meaning of, and is entitled to all the benefits of, the Loan Documents.  Reference is hereby made to the Credit Agreement and the other Loan Documents for, among other things, rights and obligations of payment and prepayment, Events of Default and the rights of acceleration of the maturity hereof upon the occurrence of an Event of Default.

[This Revolving Loan Note amends and restates that certain Revolving Loan Note dated                in the aggregate principal amount of the Lender’s Revolving Loans outstanding from time to time and the aggregate amount of the Lender’s Applicable Revolving Percentage of all LC Disbursements that have not yet been

1

reimbursed by or on behalf of the Borrower from time to time made by the Borrower in favor of the Lender, but this Revolving Loan Note is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the indebtedness, loans, liabilities, expenses, or guaranteed obligations under the Credit Agreement or such prior Revolving Loan Note.]

This Revolving Loan Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof that would result in the application of any law other than the law of the State of New York.

[Signature Page Follows]

2

IN WITNESS WHEREOF, Borrower has caused this Revolving Loan Note to be duly executed as of the date first written above.

BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

	By:	The Macerich Company,
a Maryland corporation,
Its general partner

By:
Name:
Title:

[Signature Page to Revolving Loan Note]

EXHIBIT J-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as Modified from time to time, the “Credit Agreement”), by and among The Macerich Partnership, L.P., a Delaware limited partnership (“Borrower”), The Macerich Company, a Maryland corporation, as guarantor, the Lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders.

Pursuant to the provisions of Section 2.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT J-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as Modified from time to time, the “Credit Agreement”), by and among The Macerich Partnership, L.P., a Delaware limited partnership (“Borrower”), The Macerich Company, a Maryland corporation, as guarantor, the Lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders.

Pursuant to the provisions of Section 2.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT J-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as Modified from time to time, the “Credit Agreement”), by and among The Macerich Partnership, L.P., a Delaware limited partnership (“Borrower”), The Macerich Company, a Maryland corporation, as guarantor, the Lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders.

Pursuant to the provisions of Section 2.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT J-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as Modified from time to time, the “Credit Agreement”), by and among The Macerich Partnership, L.P., a Delaware limited partnership (“Borrower”), The Macerich Company, a Maryland corporation, as guarantor, the Lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent for said Lenders.

Pursuant to the provisions of Section 2.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT K

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of        , 20   (this “Agreement”), by and among            (each a “New Lender” and collectively the “New Lenders”), The Macerich Partnership, L.P., a Delaware limited partnership (“Borrower”), and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

A.            Reference is made to that certain Second Amended and Restated Credit Agreement dated as of July 6, 2016 (as the same may be Modified from time to time, the “Credit Agreement”) by and among the Borrower, The Macerich Company, a Maryland corporation, as guarantor, the Lenders from time to time party thereto (the “Lenders”) and Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

B.  Subject to the terms and conditions of the Credit Agreement, Borrower may obtain New Revolving Loan Commitments or New Term Loan Commitments by entering into one or more Joinder Agreements with Administrative Agent and New Revolving Loan Lenders and/or New Term Loan Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

AGREEMENT

Each New Lender party hereto hereby agrees to commit to provide its respective New Revolving Loan Commitments or New Term Loan Commitments, as applicable, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon Administrative Agent or any other Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will

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perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each New Lender hereby agrees to make its Commitment on the following terms and conditions(25):

1.                                      Applicable Base Rate and Applicable LIBO Rate.  (a) The Applicable Base Rate for each Series [  ] New Term Loan shall mean, as of any date of determination, [   ]% per annum and (b) the Applicable LIBO Rate for each Series [  ] New Term Loan shall mean, as of any date of determination, [   ]%.

2.                                      Principal Payments.  Borrower shall make principal payments on the Series [  ] New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [ ] New Term Loans
$
$
$
$
$
$
$
$
$
$
$
$
$
$

(25)  Insert completed items 1-6 as applicable, with respect to New Term Loans and, in the case of item 5, New Revolving Loans, with such modifications as may be agreed to by the parties hereto to the extent consistent with Article 3 of the Credit Agreement.

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(A) Payment Date	(B) Scheduled Repayment of Series [ ] New Term Loans
TOTAL	$

3.                                      Voluntary and Mandatory Prepayments.  Scheduled installments of principal of the [Series [  ]] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the [Series [  ]] New Term Loans in accordance with Sections [ ] of the Credit Agreement.

4.                                      Prepayment Fees.  Borrower agrees to pay to each [New Term Loan Lender] the following prepayment fees, if any: [          ].

[Insert other additional prepayment provisions with respect to New Term Loans]

5.                                      Other Fees.  Borrower agrees to pay each [New Term Loan Lender] [New Revolving Loan Lender] its Applicable Percentage of an aggregate fee equal to [           ,     ] on [            ,     ].

6.                                      Proposed Borrowing.  This Agreement represents Borrower’s request to borrow Series [  ] New Term Loans from New Term Loan Lender as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: ,

b.	Amount of Proposed Borrowing: $

c.	Interest rate option:	☐	a.	Base Rate Loan(s)

		☐	b.	LIBO Rate Loans with an initial Interest Period of month(s)

7.                                      [New Lenders.  Each [New Term Loan Lender] [New Revolving Loan Lender] acknowledges and agrees that upon its execution of this Agreement [and the making of [New Term Loans] [Series     New Term Loans]] such [New Term Loan Lender] [New Revolving Loan Lender] shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.](26)

(26)  Insert bracketed language if the lending institution is not already a Lender.

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[Insert other provisions with respect to New Term Loan Commitments and/or New Revolving Loan Commitments to the extent permitted by Article 3 of the Credit Agreement]

8.                                                         Credit Agreement Governs.  Except as set forth in this Agreement, New Revolving Loans and New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

9.                                                         Borrower’s Certifications.  By its execution of this Agreement, the undersigned officer (in such capacity and not individually) and Borrower each hereby certify that:

(a)        The representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (after taking into account (i) non-material updates to disclosure schedules or exceptions provided to the Administrative Agent in connection with such representations and warranties which have been approved by the Administrative Agent in its good faith judgment in accordance with Section 5.2(1) of the Credit Agreement and (ii) changes in factual circumstances not prohibited under the Loan Documents) on and as of the date hereof (or, if such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date); provided that any representation or warranty that is qualified as to materiality or Material Adverse Effect or similar language shall be true and correct in all respects

(b)        As of the date hereof, no Potential Default or Event of Default has occurred and is continuing; and

(c)        Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating pro forma compliance with the covenants and financial ratios set forth in Section 8.11 of the Credit Agreement as of the last day of the most recently ended Fiscal Quarter after giving effect to the New Revolving Loan Commitments and New Term Loan Commitments.

10.                               Conditions Precedent.  The commitment of the New Lenders shall become effective upon the satisfaction of each of the conditions precedent in Section 3.3 of the Credit Agreement.

11.                               Eligible Assignee.  By its execution of this Agreement, each New Lender represents and warrants that it is an Eligible Assignee.

12.                               Notice.  For purposes of the Credit Agreement, the initial notice address of each New Lender shall be as set forth below its signature below.

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13.                               Recordation of the New Loans.  Upon execution and delivery hereof, Administrative Agent will record the New Revolving Loans and the New Term Loans, as applicable, made by the New Lenders in the Register.

14.                               Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

15.                               Entire Agreement.  This Agreement, the Credit Agreement and  the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

16.                               Governing Law.  This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof that would result in the application of any law other than the law of the State of New York.

17.                               Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

18.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first written above.

NEW LENDER:

[NAME OF NEW LENDER]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

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ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

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BORROWER:

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	The Macerich Company,
a Maryland corporation,
Its general partner

By:
Name:
Title:

8

SCHEDULE A

TO JOINDER AGREEMENT

Name of New Lender	Type of Commitment	Amount
[ ]	New [Revolving] [Term] Loan Commitment	$

Total: $

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